As filed with the Securities and Exchange Commission on January 22, 2021
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Golden Nugget Online Gaming, Inc.
(Exact name of registrant as specified in its charter)
Delaware	7372	83-3593048
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1510 West Loop South
Houston, Texas 77027
(713) 850-1010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael Harwell
Golden Nugget Online Gaming, Inc.
1510 West Loop South
Houston, Texas 77027
(713) 850-1010
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Joel L. Rubinstein
Jonathan P. Rochwarger
Elliott M. Smith
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Tel: (212) 819-8200
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Class A Common Stock, par value $0.0001 per share(2)	16,425,000	$11.50(3)	$188,887,500.00	$20,607.63
Secondary Offering:
Class A Common Stock, par value $0.0001 per share(4)	42,596,458	$20.36(5)	$867,263,884.88	$94,618.49
Warrants to purchase Class A Common Stock, par value $0.0001 per share(6)	5,883,333	$11.50(3)	$67,658,329.50	$7,381.52
Total			$1,123,809,714.38	$122,607.64

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Represents the issuance of (i) up to 10,541,667 shares of Class A Common Stock that may be issued upon exercise of the warrants (the “public warrants”) originally sold as part of the units in the Registrant’s initial public offering (the “IPO”); and (ii) 5,883,333 shares of Class A Common Stock that may be issued upon exercise of the warrants originally sold by the Registrant to Fertitta Entertainment, Inc. (“FEI”) and Jefferies Financial Group Inc. (“JFG Sponsor” and, together with FEI, the “Sponsors”) in private placements that closed concurrently with the IPO (the “private placement warrants” and, together with the public warrants, the “warrants”). The aggregate number of shares of Class A Common Stock shall be adjusted to include any additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The price per share is based upon the exercise price per warrant of $11.50 per share of Class A common stock.

(4)
Represents the resale of (i) 5,883,333 shares of Class A Common Stock underlying the private placement warrants; (ii) 31,350,625 shares of Class A Common Stock issuable upon conversion of the Class B membership interests (the “HoldCo Class B Units”) in LHGN HoldCo, LLC (“Landcadia HoldCo”) and the surrender and cancellation of a corresponding number of shares of Class B Common Stock, par value $0.0001 per share (the “Class B common stock”) and (v) 5,362,500 shares of Class A Common Stock held by the Sponsors. The aggregate number of shares of Class A Common Stock shall be adjusted to include any additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A Common Stock on January 20, 2021, as reported on the Nasdaq Global Market.

(6)
Represents 5,883,333 private placement warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 22, 2021
PRELIMINARY PROSPECTUS
GOLDEN NUGGET ONLINE GAMING, INC.
Primary Offering of
16,425,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
Secondary Offering of
42,596,458 Shares of Class A Common Stock and
5,883,333 Warrants to Purchase Class A Common Stock
This prospectus relates to (1) the issuance by us of 16,425,000 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.50 per share of Class A common stock, including the public warrants and the private placement warrants (each as defined below), and (2) the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Securityholders”), or their permitted transferees, of (i) up to 42,596,458 shares of Class A Common Stock and (ii) up to 5,883,333 private placement warrants.
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sale of shares of Class A Common Stock or warrants by the Selling Securityholders pursuant to this prospectus or of the shares of Class A Common Stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A common stock and public warrants are listed on The Nasdaq Global Market under the symbols “GNOG” and “GNOGW,” respectively. On January 21, 2021, the closing price of our Class A common stock was $20.40 per share and the closing price of our warrants was $8.55.
We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 11 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 16,425,000 shares of Class A Common Stock upon exercise of the public warrants and the private placement warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 42,596,458 shares of Class A Common Stock and up to 5,883,333 private placement warrants from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock and/or warrants being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
On December 29, 2020 (the “Closing Date”), Golden Nugget Online Gaming, Inc. (formerly known as Landcadia Holdings II, Inc.) consummated its previously announcedacquisition (the “Transaction”) of Golden Nugget Online Gaming, LLC (formerly known as Golden Nugget Online Gaming, Inc.), a New Jersey limited liability company and wholly-owned subsidiary of GNOG Holdco (as defined below) (“GNOG LLC”), pursuant to the Purchase Agreement, dated as of June 28, 2020, by and among the Company, LHGN HoldCo, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of the Company (“Landcadia Holdco”), Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), GNOG Holdings, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of LF LLC (“GNOG Holdco”), and GNOG LLC (as amended on September 17, 2020 and December 20, 2020, the “Purchase Agreement”).
Unless the context indicates otherwise, references to “the Company,” “GNOG,” “we,” “us” and “our” refer to Golden Nugget Online Gaming, Inc., a Delaware corporation, and its consolidated subsidiaries following the Transaction. References to “Landcadia” refer to Landcadia Holdings II, Inc. prior to the Transaction and references to “GNOG LLC” refer to Golden Nugget Online Gaming, LLC (formerly known as Golden Nugget Online Gaming, Inc.) prior to the Transaction.

TRADEMARKS
This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
SELECTED DEFINITIONS
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“A&R HoldCo LLC Agreement” refers to that certain Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo, dated as of December 29, 2020, by and among the Company, Landcadia HoldCo and LF LLC.

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“Board” or “board of directors” refers to our board of directors.

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“Charter” refers to our fourth amended and restated certificate of incorporation.

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“Class A common stock” refers to the Class A common stock, par value $0.0001 per share, of the Company.

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“Class B common stock” refers to the Class B common stock, par value $0.0001 per share, of the Company.

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“Closing Date” refers to December 29, 2020, the date on which the Closing occurred.

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“Closing” refers to the closing of the Transaction.

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“common stock” refers to shares of Class A common stock and Class B common stock.

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“Company” refers to Landcadia prior to the Closing and GNOG and its subsidiaries following the Closing.

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“Continental” refers to Continental Stock Transfer & Trust Company, the transfer agent and warrant agent of the Company.

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“dollars” or “$” refers to U.S. dollars.

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

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“FEI” refers to Fertitta Entertainment, Inc., a Texas corporation.

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“founder shares” refers to shares of Class B common stock of Landcadia initially purchased by our Sponsors in a private placement prior to Landcadia’s initial public offering and the shares of Class A common stock that were issued upon the automatic conversion of those shares in connection with the Closing.

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“GNAC” refers to Golden Nugget Atlantic City, LLC, a New Jersey limited liability company, which is an indirect wholly-owned subsidiary of FEI.

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“GNLV” refers to GNLV, LLC, a Nevada limited liability company, which is a direct wholly-owned subsidiary of Golden Nugget.

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“GNOG” refers to Golden Nugget Online Gaming, Inc., a Delaware corporation, and its subsidiaries.

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“GNOG HoldCo” refers to GNOG Holdings, LLC, a Delaware limited liability company.

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“GNOG LLC” refers to Golden Nugget Online Gaming, LLC, a New Jersey limited liability company, which was formerly known as Golden Nugget Online Gaming, Inc. and Landry’s Finance Acquisition Co.

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“Golden Nugget” refers to Golden Nugget, LLC, a Nevada limited liability company, which is an indirect wholly-owned subsidiary of FEI.

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“JFG Sponsor” refers to Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), a New York corporation.

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“Landcadia” refers to Landcadia Holdings II, Inc., a Delaware corporation.

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“HoldCo Class B Units” refers to Class B membership interests in Landcadia HoldCo.

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“Landcadia HoldCo” refers to LHGN HoldCo, LLC, a Delaware limited liability company.

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“LF LLC” refers to Landry’s Fertitta, LLC, a Texas limited liability company.

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“Nasdaq” refers The Nasdaq Stock Market.

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“private placement warrants” refers to the 5,883,333 warrants initially issued to the Sponsors in a private placement simultaneously with the closing of Landcadia’s initial public offering, each of which is exercisable for one share of Class A common stock at an exercise price of $11.50 per share.

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“public warrants” refers to the warrants to purchase shares of Class A common stock sold as part of the units in Landcadia’s initial public offering, each of which is exercisable for one share of Class A common stock at an exercise price of $11.50 per share.

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“Purchase Agreement” refers to the Purchase Agreement, dated as of June 28, 2020, as amended on September 17, 2020, and as further amended on December 20, 2020, by and among Landcadia, Landcadia HoldCo, GNOG LLC, LF LLC and GNOG HoldCo.

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“SEC” refers to the U.S. Securities and Exchange Commission.

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“Securities Act” refers to the Securities Act of 1933, as amended.

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“Sponsors” refers to FEI and JFG Sponsor.

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“Transaction” refers to the transactions contemplated by the Purchase Agreement.

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“warrants” refers to the public warrants and the private placement warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements relating to our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
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our ability to maintain the listing of our shares of Class A common stock and warrants on Nasdaq;

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our ability to raise financing in the future;

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our success in retaining or recruiting officers, key employees or directors;

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factors relating to our business, operations and financial performance, including:

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our inability to compete with other forms of entertainment for consumers’ discretionary time and income;

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market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global COVID-19 pandemic and reductions in discretionary consumer spending, among others;

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our inability to attract and retain users;

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our inability to profitably expand into new markets;

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changes in applicable laws or regulations;

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the failure of third-party service providers to perform services and protect intellectual property rights required for the operation of our business;

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the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

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other factors detailed herein under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the U.S. Securities and Exchange Commission. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”
Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Statements” and the financial statements included elsewhere in this prospectus.
The Company
We are an online gaming, or iGaming, and digital sports entertainment company focused on providing our customers with the most enjoyable, realistic and exciting online gaming experience in the market. We currently operate in Atlantic City, New Jersey where we offer patrons the ability to play their favorite casino games and bet on live-action sports events. Our desire to innovate, improve and offer the most realistic online gaming platform drives our employees and defines our business as we pursue our vision to be the leading destination for online gaming players with a modern mindset. We maintain an expansive catalogue of online casino games in the New Jersey market with over 800 titles.
We are authorized by the New Jersey Division of Gaming Enforcement (“DGE”) to operate interactive real money online gaming in New Jersey, having been one of the first online gaming operators to enter the New Jersey market in 2013. As an affiliate of the Golden Nugget/Landry’s (“GNL”) family of companies, we aspire to live up to the reputation of Golden Nugget, a storied brand in the gaming industry, by providing customers with an online gaming experience consistent with Golden Nugget’s land-based casinos. Our technology is designed to create superior online betting experiences for the avid casino and sports bettor. Our goals have been shaped with these players in mind, both in who he or she is today and who the company anticipates he or she will become as the gaming industry evolves. The Golden Nugget vision underpins our position as a market leader and innovator in today’s rapidly expanding online gaming industry.
Background
We were originally formed as a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation on February 4, 2019 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. On December 29, 2020, we consummated the acquisition (the “Transaction”) of Golden Nugget Online Gaming, LLC (formerly known as Golden Nugget Online Gaming, Inc.), a New Jersey limited liability company and wholly-owned subsidiary of GNOG Holdco (as defined below) (“GNOG LLC”), pursuant to the Purchase Agreement, dated as of June 28, 2020, by and among the Company, LHGN HoldCo, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of the Company (“Landcadia Holdco”), Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), GNOG Holdings, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of LF LLC (“GNOG Holdco”), and GNOG LLC (as amended on September 17, 2020 and December 20, 2020, the “Purchase Agreement”).
Following the closing of the Transaction (the “Closing”), we changed our name from “Landcadia Holdings II, Inc.” to “Golden Nugget Online Gaming, Inc.” and continued the listing of our Class A common stock and public warrants on The Nasdaq Global Market under the symbols “GNOG” and “GNOGW,” respectively. Prior to the consummation of the Transaction, our Class A common stock, public warrants and units were listed on The Nasdaq Capital Market under the symbols “LCA,” “LCAHW” and “LCAHU,” respectively.
The rights of holders of our Class A common stock and warrants are governed by our fourth amended and restated certificate of incorporation (our “Charter”), our amended and restated bylaws (the “bylaws”) and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Warrant Agreement, dated May 6, 2019, between Landcadia and Continental Stock Transfer & Trust Company. See the sections entitled “Description of Securities” and “Selling Securityholders.”

Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations.
These risk factors include, but are not limited to, the following:
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Competition within the gaming industry is intense and our existing and potential users may be attracted to our competitors’ offerings as well as competing forms of entertainment such as television, movies, sporting events, and other online/digital experiences. If our offerings do not continue to be popular, our business could be harmed.

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The COVID-19 pandemic could adversely impact our business, results of operations and financial condition.

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Economic downturns and adverse political and market conditions beyond our control could adversely negatively affect its business, financial condition and results of operations.

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Reductions in discretionary consumer spending could have an adverse effect on our business, financial condition, results of operations and prospects.

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We may experience fluctuations in our operating results, which make our future results difficult to predict and may cause our operating results to fall below expectations.

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The success, including win or hold rates, of existing or future iGaming and sports betting products depends on a variety of factors and is not entirely in our control.

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Our growth inherently depends on our ability to attract and retain users, and the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition, results of operations and business prospects.

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We rely on information technology and other systems and platforms, and any failures, errors, defects or disruptions in such systems or platforms could diminish its brand and reputation, subject us to liability, disrupt its business, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects. Our online gaming offerings, software applications and systems, and the third-party platforms upon which they are made available could contain undetected errors.

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Despite our security measures, our information technology and infrastructure is vulnerable to attacks by hackers or breaches resulting from employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disruption of our operations and the services we provide to users, damage to our reputation, and a loss of confidence in our products and services, which could adversely affect our business.

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Our platform contains third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict our ability to provide our offerings.

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If we fail to detect fraud or theft, including by our users and employees, our brand’s reputation may suffer which could negatively impact our business, financial condition and results of operations and can subject us to investigations and litigation.

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Our business is dependent on agreements with certain of our affiliates, and our failure to comply with the terms of such agreements, or failure to maintain our relationship with Golden Nugget and its affiliates, may have a material adverse effect on our business, results of operations, cash flows and financial condition.

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We rely on strategic relationships with casinos and other gaming operators to offer our products in certain jurisdictions. If we cannot establish and manage such relationships with these partners, our business, financial condition and results of operations could be adversely affected.

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We rely on third-party providers to validate the identity and location of our users, and if such providers fail to accurately confirm user information or we do not maintain business relationships with them, our business, financial condition and results of operations could be adversely affected.

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We rely on third-party payment processors to process deposits and withdrawals made by customers on our platform, and if we cannot manage our relationships with such third parties and other payment-related risks, our business, financial condition and results of operations could be adversely affected.

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We rely on other third-party service providers and if such third parties do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected.

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We rely on licenses to use the intellectual property rights of third parties, which are incorporated into our products and services. Failure to renew or expand existing licenses may require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations.

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Our growth will depend, in part, on the success of our strategic relationships with third parties. Overreliance on certain third parties, or our inability to extend existing relationships or agree to new relationships may cause unanticipated costs and impact our future financial performance.

•
Our business is subject to a variety of U.S. laws, many of which are unsettled and still developing, and which could subject us to claims or otherwise harm our business. Any change in existing regulations or their interpretation, or the regulatory climate applicable to our products and services, or changes in tax rules and regulations or interpretation thereof related to our products and services, could adversely impact our ability to operate our business as currently conducted or as we seek to operate in the future, which could have a material adverse effect on our financial condition and results of operations.
•
Our growth prospects and market potential will depend on our ability to obtain licenses to operate in a number of jurisdictions and if we fail to obtain such licenses our business, financial condition, results of operations and business prospects could be impaired.

•
We are subject to risks related to the geographic concentration of our operations.

•
Because we have elected to take advantage of the “controlled company” exemption to the corporate governance rules under Nasdaq rules, our stockholders do not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies and which could make our common stock less attractive to some investors or otherwise harm our stock price.

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The dual class structure of our common stock has the effect of concentrating voting power with Tilman Fertitta and his affiliates, which limits an investor’s ability to influence the outcome of important transactions, including a change in control.

•
Future sales of substantial amounts of Class A common stock in the public market (including shares of Class A common stock issuable in connection with the exercise of our warrants), or the perception that such sales may occur, could cause the market price for our Class A common stock to decline.

Corporate Information
Our principal executive offices are located at 1510 West Loop South, Houston, Texas, 77027. Our telephone number is (713) 850-1010, and our website address is http://www.gnoginc.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING
We are registering the issuance by us of up to 16,425,000 shares of our Class A Common Stock that may be issued upon exercise of the Warrants to purchase Class A Common stock, including the public warrants and the private placement warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (i) up to 42,596,458 shares of Class A Common Stock and (ii) up to 5,883,333 private placement warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 11 of this prospectus.
Issuance of Class A Common Stock
The following information is as of January 21, 2021 and does not give effect to issuances of our Class A Common Stock or warrants after such date, or the exercise of warrants after such date.
Shares of our Class A Common Stock to be issued upon exercise of all public warrants and private placement warrants
16,425,000 shares
Shares of our Class A common stock outstanding prior to (i) the exercise of all warrants and (ii) the conversion of the Holdco Class B Units
36,982,320 shares(1)
Use of proceeds
We will receive up to an aggregate of approximately $188,887,500 from the exercise of all public warrants and private placement warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.
Resale of Class A Common Stock and Warrants
Shares of Class A common stock offered by the Selling Securityholders (including 5,362,500 outstanding shares of Class A common stock, 5,883,333 shares of Class A common stock that may be issued upon exercise of the private placement warrants and 31,350,625 shares of Class A common stock issuable upon conversion of the HoldCo Class B Units (and the surrender and cancellation of a corresponding number of shares of Class B common stock))
42,596,458 shares
Warrants offered by the Selling Securityholders
5,883,333 warrants
Exercise price
$11.50 per share, subject to adjustment as described herein
Redemption
The warrants are redeemable in certain circumstances. See “Description of Securities — Warrants” for further discussion.
Use of proceeds
We will not receive any proceeds from the sale of the Class A common stock and warrants to be offered by the Selling Securityholders. With respect to shares of Class A common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.
Lock-up agreements
Certain of our stockholders are subject to restrictions on the transfer of the securities held by them until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Securities — Lock-up Agreements” for further discussion.
Ticker symbols
Our Class A common stock and public warrants are listed on Nasdaq under the symbols “GNOG” and “GNOGW,” respectively.
(1)
The number of shares of Class A common stock outstanding is based on 36,982,320 shares of Class A common stock outstanding as of January 21, 2021 and does not include:

•
3,934,543 shares of Class A common stock reserved for issuance under the Golden Nugget Online Gaming, Inc. 2020 Incentive Plan (the “Incentive Plan”);

•
1,065,457 shares of Class A common stock issuable upon the exercise of outstanding restricted stock units, outstanding as of January 21, 2021; and

•
10,541,667 shares of Class A common stock underlying public warrants and 5,883,333 shares of Class A common stock underlying our private placement warrants.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF GNOG
The following table contains summary historical financial information of GNOG LLC for the periods and as of the dates indicated. Such summary historical information for the years ended December 31, 2019 and 2018 have been derived from the audited financial statements of GNOG LLC, which are included elsewhere in this prospectus. The statement of operations data for the nine months ended September 30, 2020 and 2019 and the balance sheet data as of September 30, 2020 and 2019, were derived from the unaudited financial statements of GNOG included elsewhere in this prospectus.
The following summary historical financial information should be read together with the consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The summary historical financial information in this section is not intended to replace GNOG LLC’s consolidated financial statements and the related notes. GNOG LLC’s historical results are not necessarily indicative of the Company’s future results.
As explained elsewhere in this prospectus, the financial information contained in this section relates to GNOG LLC prior to and without giving pro forma effect to the impact of the Transaction and, as a result, the results reflected in this section may not be indicative of our results going forward. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this prospectus.
	Nine Months ended September 30,		Year ended December 31,
(in thousands)	2020	2019	2019	2018
Statement of Operations Data:
Casino Gaming	$59,890	$34,331	$47,694	$38,827
Other	8,201	5,524	$7,727	4,075
Total revenue	$68,091	$39,855	$55,421	$42,902
Net Income	$2,514	$8,477	$11,671	$7,159
Statement of Cash Flows:
Net cash used in operating activities	$24,434	$18,873	$35,199	$26,362
Net cash used in investing activities	$(11)	$—	$—	$(73)
Net cash used in financing activities	$(14,076)	$(5,758)	$(10,860)	$(14,921)
Balance Sheet:
Total cash(1)	$3,612	$904	$846	$42
Total assets	$63,283	$35,609	$47,205	$21,799
Total liabilities(1)	$371,077	$42,110	$55,590	$31,079
Total stockholder’s deficit	$(307,794)	$(6,501)	$(8,385)	$(9,280)

(1)
On April 28, 2020, GNOG borrowed $300.0 million pursuant to the Credit Agreement, dated as of April 28, 2020, by and among GNOG LLC, LF LLC, Jefferies Finance LLC, Coöperatieve Rabobank U.A., New York Branch, Keybanc Capital Markets Inc., Citizens Bank, N.A., and the lenders party thereto, as amended from time to time (as amended on June 12, 2020 and as further amended on June 29, 2020, the “Credit Agreement”). Proceeds from the borrowing were loaned to LF LLC in exchange for the Intercompany Promissory Note in the original principal amount of $300.0 million, executed by LF LLC and payable to the order of GNOG LLC (the “Original Intercompany Note”). In connection with the Closing, LF LLC and GNOG LLC entered into the Second Amended and Restated Intercompany Note (the “Second A&R Intercompany Note”) to continue to act as a guarantee to the Credit Agreement and provided for, among other things, (a) a reduction in the principal amount outstanding under the Amended and Restated Intercompany Note by $150.0 million, which reduction occurred at Closing, and (b) a reduction in the amounts payable thereunder to 6% per annum, to be paid quarterly on the outstanding balance from day to day thereunder.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF LANDCADIA
The following table contains summary historical financial data of Landcadia for the periods and as of the dates indicated. The statements of operations data for the years ended December 31, 2019, 2018 and 2017, and the balance sheet data as of December 31, 2019, 2018 and 2017, are derived from the audited financial statements of Landcadia, which are included elsewhere in this prospectus. The statements of operations data for the nine months ended September 30, 2020 and 2019, and the balance sheet data as of September 30, 2020 and 2019, are derived from the unaudited financial statements of Landcadia, which are included elsewhere in this prospectus.
The information below is only a summary and should be read in conjunction with Landcadia’s consolidated financial statements and related notes, contained elsewhere in this prospectus. The financial information contained in this section relates to Landcadia, prior to and without giving pro forma effect to the impact of the Transaction and, as a result, the results reflected in this section may not be indicative of the results of the Company going forward.
	Nine Months ended September 30,		Year ended December 31,
(in thousands, except per share amounts)	2020	2019	2019	2018	2017
Statement of Operations Data:
General and administrative expenses	$844	$239	$487	$—	$—
Net Income	$570	$2,003	$2,500	$—	$—
Loss per share — basic and diluted	$(0.07)	$(0.02)	$(0.02)	$—	$—
Statement of Cash Flows:
Net cash used in operating activities	$(1,668)	$(228)	$(317)	$—	$—
Net cash provided by (used in) investing activities	$(973)	$(316,250)	$(316,250)	$—	$—
Net cash provided by financing activities	$—	$318,160	$318,160	$—	$—
Balance Sheet:
Total cash	$897	$1,682	$1,593	$—	$—
Total assets	321,423	320,724	321,515	—	—
Total liabilities	11,361	11,729	12,023	—	—
Class A common stock subject to possible redemption	305,062	303,995	304,492	—	—
Total stockholders’ equity	5,000	5,000	5,000	—	—

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial data (the “summary pro forma data”) gives effect to (1) the Transaction pursuant to the Purchase Agreement and (2) the debt financing pursuant to the Credit Agreement, as described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Transaction was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Landcadia was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the transaction was treated as the equivalent of GNOG LLC issuing equity for the net assets of Landcadia, accompanied by a recapitalization. The net assets of Landcadia are stated at historical cost. Operations prior to the Transaction are those of GNOG LLC. The summary unaudited pro forma condensed combined balance sheet data as of September 30, 2020 gives effect to the Transaction and the Offering as if they had occurred on September 30, 2020. The summary unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2020 and year ended December 31, 2019 gives effect to the Transaction and the Offering as if they had occurred on January 1, 2019.
The summary pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of the combined company and the related notes appearing elsewhere in this prospectus. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements of GNOG LLC and Landcadia and related notes included in this prospectus. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Transaction and the Offering been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the combined company.
The following table presents summary pro forma data after giving effect to the Transaction.
Pro Forma Combined
(in thousands, except share and per share amounts)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Nine Months Ended September 30, 2020
Revenues	$68,091
Net income per share — basic	$(0.03)
Net income per share — diluted	$(0.03)
Weighted-average shares outstanding — basic	36,982
Weighted-average shares outstanding — diluted	68,333
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year Ended December 31, 2019
Revenues	$55,421
Net loss per share — basic	$(0.19)
Net loss per share — diluted	$(0.19)
Weighted-average shares outstanding — basic	36,982
Weighted-average shares outstanding — diluted	68,333
Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data as of
September 30, 2020
Total assets	$171,746
Total liabilities	$245,411
Noncontrolling interests	$450,508
Total stockholders’ deficit	$(524,173)

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION
Market Price and Ticker Symbol
Our Class A common stock and public warrants are currently listed on Nasdaq under the symbols “GNOG,” and “GNOGW,” respectively.
The closing price of the Class A common stock and public warrants on January 21, 2021, was $20.40 and $8.55, respectively.
Holders
As of January 21 2021, there were three holders of record of our Class A common stock and three holders of record of our warrants. Such numbers do not include beneficial owners holding our securities through nominee names. There is no public market for our Class B common stock.
Dividend Policy
We have not paid any cash dividends on our Class A common stock to date. We are a holding company with no material assets other than our ownership of membership interests in Landcadia HoldCo. As a result, we have no independent means of generating revenue or cash flow. Our ability to pay dividends will depend on the financial results and cash flows of Landcadia HoldCo and its subsidiaries and the distributions we receive from Landcadia HoldCo. The payment of any cash dividends will be within the discretion of the Board at such time.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the other information included in this prospectus, including “Cautionary Note Regarding Forward-Looking Statements,” “Summary Historical Financial Information of GNOG,” “Summary Historical Financial Information of Landcadia,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
Risks Related to Our Business and Industry
Competition within the gaming industry is intense and our existing and potential users may be attracted to our competitors’ offerings as well as competing forms of entertainment such as television, movies, sporting events, and other online/digital experiences. If our offerings do not continue to be popular, our business could be harmed.
We operate in the national gaming industry, itself a subsector of the broader entertainment industry, with our business-to-consumer offerings, including iGaming and online sports betting. Our users face a vast array of entertainment choices. Other forms of entertainment, such as television, movies, sporting events and land-based casinos, are more well established and may be perceived by our users to offer a superior customer experience. We compete with these other forms of entertainment for the discretionary time and income of our existing and potential users. If we are unable to sustain sufficient user interest in our product offerings in comparison to other forms of entertainment, including new forms of entertainment, our business may suffer.
The specific industries in which we operate are characterized by dynamic customer demand and technological advances, and there is intense competition among online gaming and interactive entertainment providers. Several established, well-financed companies producing online gaming and/or interactive entertainment products and services compete with our offerings, and other well-capitalized companies may introduce competitive services. Such competitors may spend more money and time on developing and testing products and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies or otherwise develop more commercially successful products or services than ours, which could negatively impact our business. Our competitors may also develop products, features, or services that are similar to ours or that achieve greater market acceptance. Furthermore, new competitors, whether licensed or not, may enter the online gaming industry. There has also been considerable consolidation among competitors in the entertainment and gaming industries and such consolidation and future consolidation could result in the formation of larger competitors with increased financial resources and altered cost structures, which may enable them to offer more competitive products, gain a larger market share, expand offerings and broaden their geographic scope of operations. If we are not able to maintain or improve our market share, or if our offerings lose popularity, our business could suffer.
The COVID-19 pandemic could adversely impact our business, results of operations and financial condition.
The global spread and unprecedented impact of COVID-19 are complex and evolving. The COVID-19 pandemic has led governments and other authorities around the world to impose or recommend measures intended to control its spread, including travel bans, business and school closures, quarantines, “stay-at-home” orders and implementation of other social distancing measures. We face several risks arising from the COVID-19 pandemic, including with respect to macroeconomic impacts and well as the potential direct impact of the virus on our employees and operations.
Suspensions, postponements and cancellations of major sports seasons and sporting events during the COVID-19 pandemic have negatively impacted our sports betting business. On the other hand, business closures or capacity limitations, stay-at-home orders and other measures imposed in light of the COVID-19 pandemic have resulted in a significant increase in our iGaming business, as our offering is well suited for the current environment and consumers’ other options for leisure and entertainment are limited. Total

iGaming revenues in New Jersey 2020 were $931.5 million, representing a 101.7% increase over the same period in 2019. If and when the threat of the COVID-19 pandemic diminishes, or businesses are otherwise able to return to operations at or near pre-pandemic levels, we will face competition for consumers’ discretionary time and income from many more forms of entertainment that were unavailable, or available on a limited basis, during the COVID-19 pandemic. As a result, our growth may slow as consumers, including those incremental players acquired during the pandemic, have more choices for entertainment. Our accelerated growth during the first nine months of 2020 may not continue, and our results for such period should not be considered a reliable indicator of our future results of operations.
The COVID-19 pandemic has also caused substantial uncertainty about the strength of the U.S. economy, including a recession and high unemployment rates. If the COVID-19 pandemic and economic consequences thereof, including high unemployment rates, persist for a prolonged period of time, the resulting reductions in consumers’ disposable income could have an adverse effect on our business. We expect that the longer the pandemic continues, and if repeat, resurgent or cyclical outbreaks of the virus continue to occur, the more likely it is that the pandemic may have an adverse effect on our business and, consequently, our results of operations and financial condition.
Finally, if a high percentage of our employees and/or a subset of our key employees and executives are infected or otherwise adversely impacted by COVID-19, our ability to continue to operate effectively may be negatively impacted.
The ultimate severity of the COVID-19 pandemic is unforeseeable and we cannot predict the full impact it may have on our business, results of operations and financial condition; however, the effect on our results could be material and adverse.
Economic downturns and adverse political and market conditions beyond our control could adversely negatively affect our business, financial condition and results of operations.
Our financial performance is subject to global and U.S. economic conditions and their impact on levels of spending by users. Economic recessions have had, and may continue to have, far reaching adverse consequences across industries, including the global entertainment and gaming industries, which may adversely affect our business and financial condition. As a result of the ongoing COVID-19 pandemic, there is substantial uncertainty about the strength of the U.S. economy, which may currently or in the near term be in a recession and has experienced rapid increases in unemployment rates and uncertainty about the pace of potential recovery. A continued economic downturn or recession, or slowing or stalled recovery therefrom, may have a material adverse effect on our business, financial condition, results of operations or prospects.
In addition, changes in general market, economic and political conditions in domestic and foreign economies or financial markets, including fluctuation in stock markets resulting from, among other things, trends in the economy may reduce users’ disposable income. Any one of these changes could have a material adverse effect on our business, financial condition, results of operations or prospects.
Reductions in discretionary consumer spending could have an adverse effect on our business, financial condition, results of operations and prospects.
Our business is particularly sensitive to reductions in discretionary consumer spending. Demand for entertainment and leisure activities, including land-based gaming and online gaming variants, can be affected by changes in the broader economy and consumer tastes, both of which are difficult to predict and unmanageable. Adverse changes in general economic conditions, including recessions, economic slowdowns, sustained high levels of unemployment, and rising prices or the perception by consumers of weak or weakening economic conditions, may reduce our users’ disposable income or result in fewer individuals engaging in entertainment and leisure activities including iGaming and online sports betting. As a result, we cannot ensure that demand for our offerings will remain constant. Adverse developments affecting economies throughout the world, including a general tightening of availability of credit, decreased liquidity in financial markets, increased interest rates, foreign exchange volatility, increased energy costs, acts of war or terrorism, transportation disruptions, natural disasters, declining consumer confidence, sustained high levels of unemployment, significant declines in stock markets, as well as concerns regarding pandemics, epidemics and the spread of contagious diseases, could lead to a further reduction in discretionary spending on leisure activities, such as gaming.
For example, the COVID-19 pandemic has negatively affected economic conditions in the U.S. as well as globally and has caused a reduction in consumer spending. As of the date of this prospectus, business closures or capacity limitations, stay-at-home orders and other measures imposed in light of the COVID-19 pandemic have resulted in a significant increase in our business, as our online offerings are well suited for the current environment and consumers’ other options for leisure and entertainment are limited. Nonetheless, in ordinary circumstances outside of the ongoing COVID-19 pandemic, any significant or prolonged decrease in consumer spending on entertainment or leisure activities could adversely affect the demand for our offerings, reducing our cash flows and revenues, and thereby materially harming our business, financial condition, results of operations and prospects.
We may experience fluctuations in our operating results, which make our future results difficult to predict and may cause our operating results to fall below expectations.
Our financial results have fluctuated in the past and we expect our financial results to fluctuate in the future. These fluctuations may be due to a variety of factors, some of which are outside of our control and may not fully reflect the underlying performance of our business.
Our financial results in any given period may be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including the impact of seasonality, customer betting results, and the other risks and uncertainties set forth herein. Consumer engagement in our iGaming and online sports betting services may decline or fluctuate as a result of a number of factors, including the user’s level of satisfaction with our platforms, our ability to improve and innovate, our ability to adapt our platform, outages and disruptions of online services, the services offered by our competitors, our marketing and advertising efforts or declines in consumer activity generally as a result of economic downturns, among others. Any decline or fluctuation in the recurring portion of our business may have a negative impact on our business, financial condition, results of operations or prospects.
In our iGaming offering, operator losses can at times be limited per stake to a maximum payout, but there is content where the maximum win exposure is uncapped due to features in the game that can potentially trigger more significant wins. When looking at bets across a period of time these losses can potentially be significant. Our financial results may also fluctuate based on whether we pay out any jackpots to our iGaming users during the relevant period. As part of our iGaming offering, we offer progressive jackpot games. Each time a progressive jackpot game is played, a portion of the amount wagered by the user is contributed to the jackpot for that specific game or group of games. Once a jackpot is won, the progressive jackpot is reset with a predetermined base amount. While we maintain a provision for these progressive jackpots, the cost of the progressive jackpot payout would be a cash outflow for our business in the period in which it is won with a potentially significant adverse effect on our financial condition and cash flows. Because winning is underpinned by a random algorithm, we cannot predict with absolute certainty when a progressive jackpot payout will be incurred. In addition, we do not insure against random outcomes or jackpot wins.
The success, including win or hold rates, of existing or future iGaming and sports betting products depends on a variety of factors and is not entirely in our control.
The iGaming and sports betting industries are characterized by an element of chance. Accordingly, we employ theoretical win rates to estimate what a certain type of iGaming or sports bet, on average, will win or lose after a significant number of iterations. Net win is impacted by variations in the hold percentage (the ratio of net win to total amount wagered), or actual outcome, on our iGaming and sports betting we offer to our users. We use the hold percentage as an indicator of an iGaming’s or sports bet’s performance against its expected outcome. Although each iGaming or sports bet generally performs within a defined statistical range of outcomes, actual outcomes may vary in accordance with statistical probability. In addition to the element of chance, win rates (hold percentages) may also (depending on the game involved) be affected by the spread of limits and factors that are beyond our control, such as a user’s skill, experience and behavior, the mix of games played, the financial resources of users, the volume of bets placed and the amount of time spent gambling. As a result of the variability in these factors, the actual win rates for our iGaming offerings and sports betting wagers may differ materially from theoretical win rates we have estimated and could result in the winnings exceeding our expectations based on statistical law. The variability of win rates (hold rates) also have the potential to negatively impact our financial condition, cash flow and overall business operations.
Our success also depends in part on our ability to anticipate and satisfy user preferences in a timely and effective manner. As we operate in a dynamic industry characterized by rapidly evolving legal standards and regulations, the scope of our potential product offerings is subject to rapid change, and as such our offerings will be subject to dynamic consumer preferences and expectations around said offerings that cannot be predicted with certainty. We need to continually introduce new offerings and identify future offerings that complement our existing platforms, respond to our users’ needs and improve and enhance our existing platforms to maintain or increase our user engagement and growth of our business.
Our projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future legislation and changes in regulations. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations.
We operate in a rapidly evolving and highly competitive industry and our projections are subject to the risks and assumptions made by management with respect to this industry. Operating results are difficult to forecast because they generally depend on our assessment of factors that are inherently beyond our control and impossible to predict with certainty, such as the timing of adoption of future legislation and regulations by different states. Furthermore, if we invest in the development of new products or distribution channels that do not achieve commercial success, whether because of competition or otherwise, it may not recover the often material “up front” costs of developing and marketing those products and distribution channels or recover the opportunity cost of diverting management and financial resources away from other products or distribution channels.
Additionally, as described above under “— Reductions in discretionary consumer spending could have an adverse effect on our business, financial condition, results of operations and prospects,” our business may be affected by reductions in consumer spending as a result numerous factors which may be difficult to predict. This may result in decreased revenue levels, and we may be unable to adopt timely measures to compensate for any shortcomings in revenue and/or operating profitability. This inability could cause our operating results in a given period to be higher or lower than budgeted.
Our growth prospects may suffer if we are unable to develop successful offerings or if we fail to pursue additional offerings. In addition, if we fail to make the right investment decisions in our offerings and technology platform, we may not attract and retain key users and our revenue and results of operations may decline.
The industries in which we operate are subject to frequent changes in standards, technologies, products and service offerings, as well as in customer demands, preferences and regulations. We must continuously make decisions regarding which offerings and technology to invest in to meet customer demand in compliance with evolving industry standards and regulatory requirements and must continually introduce and successfully market new and innovative technologies, offerings and enhancements to remain competitive and effectively stimulate customer demand, acceptance and engagement. Our ability to engage, retain, and increase our user base and to increase our revenue depends heavily on our ability to successfully implement new offerings, both independently and jointly with third parties. We may introduce significant changes to our existing platforms and offerings or develop and introduce new and unproven products, with which we have little or no prior development or operating experience. The process of developing new offerings and systems is inherently complex and uncertain, and new offerings may not be well received by users, even if well reviewed and of high quality. If we are unable to develop technology and products that address users’ needs or enhance and improve our existing platforms and offerings in a timely manner, that could have a material adverse effect on our business, financial condition, results of operations and business prospects.
Although we intend to continue investing in innovative content and systems, if new or enhanced offerings fail to engage our users or partners, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, any of which may seriously harm our business. In addition, management may not properly ascertain or assess the risks of new initiatives, and subsequent events may alter the risks that we evaluated at the time we decided to execute any new initiative. Developing new offerings may also divert our management’s attention from other business issues and opportunities. Even if our new offerings attain market acceptance, those new offerings could cannibalize the market share of our existing product offerings or share of our users’ wallets in a manner that could negatively impact their economics. Furthermore, such expansion of our business may increase the complexity of our business and place a significant strain on our management, operations, technical systems and financial resources and we may not recover the often-substantial up-front costs of developing and marketing new offerings or recover the opportunity cost of diverting management and financial resources away from other offerings. In the event of continued growth of our operations, products or in the number of third-party relationships, we may not have adequate resources, operationally, technologically or otherwise to support such growth and the quality of our existing platforms, offerings or relationships with third parties. Conversely, failure to effectively identify, pursue and execute new offerings, or to efficiently adapt our processes and infrastructure to meet the needs of our innovations, may adversely affect our business, financial condition, results of operations and business prospects.
Any new offerings may also require our users to learn new skills to use our platform. This could create friction in the adoption of new offerings and new user additions related to any new offerings. To date, new offerings and enhancements on our existing platforms have not hindered our user growth or engagement. To the extent that future users are less willing to invest the time to learn to use our products, and if we are unable to make our products easier to learn to use, our user growth or engagement could be affected, and our business could be harmed. We may develop new products that increase user engagement and costs without increasing revenue.
Additionally, we may make poor or unprofitable decisions regarding these investments. If new or existing competitors offer more attractive offerings, we may lose users or users may decrease their spending on our platforms. New customer preferences, superior competitive offerings, new industry standards or changes in the regulatory environment could render our existing offerings unattractive, unmarketable or obsolete and require us to make substantial unanticipated changes to our platforms or business model. Our failure to adapt to a rapidly changing market or evolving customer demands could harm our business, financial condition, results of operations and business prospects.
Our growth inherently depends on our ability to attract and retain users, and the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition, results of operations and business prospects.
Our ability to achieve growth in revenue in the future will depend, in large part, upon our ability to attract new users to our offerings, retain existing users of our offerings and reactivate users in a cost-effective manner. Achieving growth in our database of users may require us to engage in increasingly costly sales and marketing efforts, which may impact our return on investment. We have used and expect to continue to use a variety of free and paid marketing channels, in combination with compelling offers and exciting games to achieve our objectives. For paid marketing, we intend to leverage a broad array of advertising channels. If the search engines on which we rely modify their algorithms, change their terms around gaming, or if the prices at which we may purchase listings increase, then our costs could increase, and fewer users may visit our website. If links to our website are not displayed prominently in online search results, if fewer users visit our website, if our other digital marketing campaigns are not effective, or if the costs of attracting users using any of our current methods significantly increase, then our ability to efficiently attract new users could be reduced, our revenue could decline and our business, financial condition and results of operations could be harmed.
In addition, our ability to increase the number of users of our offerings will depend on continued user adoption of iGaming and online sports betting. Growth in the iGaming and online sports betting industries and the level of demand for and market acceptance of our product offerings will be subject to a high degree of uncertainty. We cannot assure that consumer adoption of our product offerings will continue or exceed current growth rates, or that the industry will achieve more widespread acceptance.
Additionally, as technological or regulatory standards change and we modify our platform to comply with those standards, we may need users to take certain actions to continue accessing our offerings, such as performing age verification checks or accepting new terms and conditions. Users may stop using our product offerings if the quality of the user experience on our platform, including age checks, terms and conditions acceptance, and support capabilities in the event of a problem, does not meet their expectations or keep pace with the quality of the customer experience generally offered by competitive offerings.

We may require additional capital to support our growth initiatives, and such capital may not be available on economically favorable terms, if at all. This could hamper our growth and adversely affect our business.
We intend to make significant investments to support our growth and may require additional capital to address business challenges, including the need to expand to new markets, develop new offerings and features or enhance our existing platforms, improve our operating infrastructure or acquire complementary businesses, personnel and technologies. Accordingly, we may need to engage in additional equity or debt financings to secure additional funds. Our ability to obtain additional capital when required will depend on our business plans, investor demand, our operating performance, capital markets conditions and other variables, some of which are uncertain. If we raise additional funds by issuing equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our currently issued and outstanding equity, and our existing stockholders may experience dilution. If we are unable to obtain additional capital when required, or on satisfactory terms, our ability to continue to support GNOG LLC’s business growth or to respond to business opportunities, challenges or unforeseen circumstances could be adversely affected, and our business may be harmed.
Risks Relating to our Information Technology
We rely on information technology and other systems and platforms, and any failures, errors, defects or disruptions in such systems or platforms could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects. Our online gaming offerings, software applications and systems, and the third-party platforms upon which they are made available could contain undetected errors.
Our technology infrastructure is provided by third party providers critical to the performance of our platform and offerings. For example, our back-end platform, which is critical to the performance of our platform and offering, is provided by NYX Digital Gaming (USA), LLC (“NYX”), a subsidiary of Scientific Games Corporation. Our agreement with NYX provides for an initial four-year term for each state in which GNOG LLC conducts business, subject to optional one-year renewals thereafter unless either party elects to otherwise terminate. We pay NYX a fee based on a percentage of net gaming revenue, plus certain fixed costs. Further, technology provided by Ezugi NJ LLC (“Ezugi”), an affiliate of Evolution Malta Limited (“Evolution”), is critical to the performance of our Live Dealer offering. Our agreement with Ezugi provides for a term through August 2021, and upon expiration, we have an agreement with Evolution to continue to obtain Live Dealer technology for an additional five years thereafter. Under both the Ezugi and Evolution agreements, we pay a fee based on a percentage of net gaming revenue generated by our own offering and, in some instances, generated by third parties utilizing our live studio, plus certain fixed costs. These third party providers’ systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be detrimental to our business. The third parties on which we rely provide resources for network and data security to protect our systems and data. We cannot assure with certainty that the measures we and such third parties take to prevent or reduce the likelihood of cyber-attacks, protect their systems, data and user information, to prevent outages, to prevent data or information loss and fraud, and to prevent or detect security breaches, will provide absolute security. We have experienced, and we may in the future experience, website disruptions, outages and other performance problems resulting from a variety of factors, including internet and application connection issues, infrastructure failure and changes, human or software errors and capacity constraints. Such disruptions have not had a material impact on us to date; however, future disruptions from unauthorized access to, fraudulent manipulation of, or tampering with our computer systems and technological infrastructure, or those of third parties, could result in a wide range of negative outcomes, each of which could materially adversely affect our business, financial condition, results of operations and business prospects.
Some of our third party platforms and systems are not fully redundant, and disaster recovery planning may not be sufficient for all eventualities. Ours and our third-party service providers’ disaster recovery do not offer full offsite failover recovery, which could result in our operations and offerings being offline for a period of time to sufficiently recover any impacted third-party infrastructure and recover the latest available data, as well as any time required to receive the required regulatory approvals.
We own and operate our live dealer studio connectivity and technical infrastructure; however, the data center and key services such as security and access, surveillance, network and connectivity, electricity and cooling are provided by third parties. These third-party providers have experienced issues in the past and any such issues in the future could have a material impact on our ability to provide live dealer services to our and our partner customers. Any such material impact could result in a material effect to our revenues and partner customer confidence in our ability to provide reliable live dealer services. Any such loss of partner customer confidence could result in such partner customers moving to competitor live dealer services and studios.
We rely on facilities, components, and services supplied by third parties, including data center facilities and cloud storage services. If these third parties cease to provide the facilities or services, experience operational interference or disruptions, breach their agreements with us, fail to perform their obligations and meet our expectations, or experience a cybersecurity incident, our operations could be disrupted or otherwise negatively affected. Any such disruption or negative impact could result in an extensive interruption in our operations and damage to our reputation and brand, materially and adversely affecting our business. We do not carry business interruption insurance sufficient to compensate us for all losses that may result from interruptions in our service as a result of systems failures and other events.
Additionally, our offerings may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch. If a particular offering is unavailable when users attempt to access it, or navigation through our platforms is slower than they expect, users may be unable to place their iGaming or sports betting wagers in time and may be less likely to return to our platforms as frequently, if at all. Furthermore, programming errors, defects and data corruption could disrupt our operations, adversely affect the experience of our users, harm our brand perception, cause our users to stop utilizing our platforms, divert our resources and delay market acceptance of our offerings, any of which could result in legal liability to us or harm our business, financial condition, results of operations and business prospects.
If our user base and engagement continue to grow, and the amount and types of offerings continue to grow and evolve, we will need to allocate an increasing amount of technical infrastructure, including network capacity and computing power, to continue to satisfy our users’ needs. Such infrastructure expansion may be complex, and unanticipated delays in completing expansion projects may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of our offerings. In addition, there may be issues related to this infrastructure that are not detected during the testing phases of design and implementation, which may only become evident after we have started to fully use the underlying equipment or software, that could further degrade the user experience or increase our costs. As such, we could fail to continue to effectively scale and grow our technical infrastructure to accommodate increased demands.
We believe that if our users have a negative experience with our offerings, or if our brand or reputation is negatively affected, users may be less inclined to continue utilizing our products or recommend our platform to other potential users. As such, a failure or significant interruption in our service would harm our brand’s reputation, business prospects and operating results.
Despite our security measures, our information technology and infrastructure is vulnerable to attacks by hackers or breaches resulting from employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disruption of our operations and the services we provide to users, damage to our reputation, and a loss of confidence in our products and services, which could adversely affect our business.
The secure maintenance and transmission of user information is a critical element of our operations. Our information technology and other systems that maintain and transmit user information, or those of our service providers or our business partners have been in the past, and may in the future be, compromised by a malicious third-party penetration of our network security, or impacted by intentional or unintentional actions or inactions by our employees, or employees of our third-party service providers or our business partners. As a result, our users’ information may be lost, disclosed, accessed or taken without our guests’ consent.

The regulatory framework for the privacy and data security of our user information and employee information is rapidly evolving and is likely to remain uncertain for the foreseeable future. Many federal, state and foreign government bodies and agencies, and industry associations, have adopted or are considering adopting laws, rules, regulations and standards regarding the collection, use, disclosure and security of personal information. In the United States, these include rules and regulations promulgated under the authority of the federal and state labor and employment laws, state data breach notification laws, state data security laws and state privacy laws. Our failure to comply with data security and privacy laws, rules, regulations and standards could result in regulatory scrutiny and increased exposure to the risk of litigation, contractual liability, or the imposition of consent orders or civil and criminal fines, penalties and assessments, which could have an adverse effect on our results of operations or financial condition. Moreover, allegations of non-compliance with privacy regulations, whether or not true, could be costly, time consuming, distracting to our management, and cause reputational harm.
We rely on encryption and authentication technology licensed from third parties designed to securely transmit confidential and sensitive information, including credit card numbers, in an attempt to reduce the probability of breaches. Advances in computing capabilities, new technological discoveries or other developments may result in whole or partial failure of this technology protecting transaction data or other confidential and sensitive information from being breached or compromised. In addition, websites are often attacked through compromised credentials, including those obtained through phishing and credential stuffing. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to breach our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by our websites, networks and systems that we or such third parties otherwise maintain. A security breach of our or our service providers’ payment card systems may subject us to fines or higher transaction fees or limit or terminate our access to certain payment methods. We and our third-party service providers may not anticipate or prevent all types of attacks until after they have already been launched. Further, techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers.
In addition, security breaches can also occur from non-technical issues, including intentional or inadvertent breaches by our employees or third parties. The risks of these security breaches may increase over time as we scale the business and the complexity and number of technical systems and applications we use increases. Breaches of our security measures or those of our third-party service providers could result in unauthorized access to our sites, networks and systems; unauthorized access to and misappropriation of user information, including users’ personally identifiable information, or other confidential or proprietary information of us or third parties; viruses, worms, spyware or other malware being served from our sites, networks or systems; deletion or modification of content or the display of unauthorized content on our sites; interruption, disruption or malfunction of operations; costs relating to breach remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third-party experts and consultants; litigation, regulatory action and other potential liabilities.
In the past, we and our third-party service providers have experienced social engineering, phishing, malware, threatened denial-of-service and similar attacks, none of which to date has been material to our business; however, such attacks could in the future have a material adverse effect on our operations and third-party service providers. If a future breach of security should occur and be material, our brand’s reputation could be damaged, our business may suffer, we could be required to expend significant capital and other resources to alleviate problems caused by said breaches, and we could be exposed to a risk of loss, litigation or regulatory action and possible liability. We cannot guarantee that we or our third-party service providers’ protocols and backup systems will be sufficient to prevent data loss. Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants.
A party who manages to illicitly obtain a user’s account information could access the user’s transaction data or personal information, resulting in the perception that our systems are insecure. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data protection, data security, network and information systems security and other laws and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition, results of operations and business prospects. We may need in the future to address problems caused by breaches, including notifying affected users and responding to any resulting litigation, which in turn, diverts resources from the growth and expansion of our business.
Our platform contains third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict our ability to provide our offerings.
Our internal and third-party platforms contain software modules licensed to us by third-party authors under “open source” licenses. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise our platform.
Some open source licenses contain requirements that we and our third-party providers make available source code for modifications or derivative works we and our third-party providers create, or that we or our third-party providers grant other licenses to their proprietary software, based upon the type of open source software we and our third-party providers use. If we comingle any in-house software with open source software in a certain manner, we and our third-party providers could, under certain open source licenses, be required to release their proprietary source code to the public. This would enable our competitors to create similar offerings at a lower economic cost and ultimately could result in a loss of our competitive advantages. Alternatively, to avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer some or all of our software.
Although we monitor our use of open source software to avoid subjecting our platform to conditions we do not intend, the terms of many open source licenses have not been interpreted by U.S. or foreign courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to provide or distribute our platform. In the past there have been claims challenging the ownership of open source software against companies that incorporate open source software into their solutions. As such, we could be subject to lawsuits by parties claiming infringement of intellectual property rights in what we believe to be open source software. Moreover, we cannot assure that our processes for controlling the use of open source software in our platform will be effective. If we are determined to have breached or failed to fully comply with all the terms and conditions of an open source software license, we could face infringement or other liability, or be required to seek costly licenses from third parties to continue providing our offerings on terms that are not economically feasible, to re-engineer our platform, to discontinue or delay the provision of our offerings if re-engineering could not be accomplished on a timely basis or to make generally available, proprietary source code, any of which could adversely affect our business, financial condition and results of operations.
We may incur significant costs in order to comply with software and app store guidelines and requirements. Non-compliance with such guidelines and requirements could limit our ability to distribute our apps and, consequently, could have an adverse effect on our revenues.
Microsoft, Apple, Google and other software and distribution providers that we use to distribute our apps and services continue to update their software development kits and app store guidelines. Our failure to comply with such guidelines and requirements could result in us being refused or restricted access to critical distribution channels. As an example, Apple recently released updated app store and software development guidelines that require all real money gaming apps to comply with Apple’s native user interface requirements and content delivery mechanisms. Such updates require a fundamental change to the way all real money gaming operators develop and manage their app front ends and content. Further, updates and changes to software and app store guidelines and requirements may require us and our third party providers to invest significant time and resources to redevelop solutions, which may result in significant costs for us. These changes can also limit the functionality of the user interface, competitive differentiation of the product and availability of content, which can have a material impact on our business and revenues. App stores are a critical distribution channel for our customers to download and access our software and services. At any time, an app store provider could decline an app submission or remove an app due to non-compliance with our software development kit requirements and store guidelines, which could result in a material adverse impact on our ability to distribute our apps and, consequently, a material adverse effect on our revenues.
If we fail to detect fraud or theft, including by our users and employees, our brand’s reputation may suffer which could negatively impact our business, financial condition and results of operations and can subject us to investigations and litigation.
We have in the past incurred, and may in the future incur, losses from various types of financial fraud, including use of stolen or fraudulent credit card data, claims of unauthorized payments by a user and attempted payments by users with insufficient funds. Bad actors use increasingly sophisticated methods to engage in illegal activities involving sensitive financial information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, we may be liable for use of funds on our platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction.
Acts of fraud may involve various tactics, including collusion. Successful exploitation of our systems could have negative effects on our product offerings, services and user experience and could harm our brand’s reputation. Failure to uncover such bad actors could result in harm to our operations. In addition, negative publicity related to breaches of this nature could have an adverse effect on our brand’s reputation, potentially causing a material adverse effect on our business, financial condition, results of operations and business prospects. In the event of the occurrence of any such issues with our existing platform or product offerings, substantial engineering and marketing resources and management attention, may be diverted from other projects to correct these issues, which may delay other projects and the achievement of our strategic objectives.
Despite measures we have taken to detect and reduce the occurrence of fraudulent or other malicious activity on our platform, we cannot say with certainty that any of our measures will be effective. Our failure to adequately detect or prevent fraudulent transactions could harm our brand’s reputation, result in litigation or regulatory action and lead to expenses that could adversely affect our business, financial condition and results of operations.
Risks Relating to our Reliance on Third Parties and Affiliates
Our business is dependent on agreements with certain of our affiliates, and our failure to comply with the terms of such agreements, or failure to maintain our relationship with Golden Nugget and its affiliates, may have a material adverse effect on our business, results of operations, cash flows and financial condition.
Our right to host, manage, control, operate, support and administer the Golden Nugget-branded online gaming business in New Jersey and the third party operators is governed by the A&R Online Gaming Operations Agreement between GNOG LLC and Golden Nugget Atlantic City, LLC, a New Jersey limited liability company, which is an indirect wholly-owned subsidiary of FEI (“GNAC”). We operate our online gaming business under GNAC’s land-based casino operating licenses. There are certain circumstances under which the A&R Online Gaming Operations Agreement may be terminated in its entirety, including in the event of a party’s material breach thereof or in the event of a change in law or adverse regulatory action that prevents the operation of the online gaming business. Termination of the A&R Online Gaming Operations Agreement would eliminate our ability to operate our online gaming and sport betting business in New Jersey, which would have a material adverse effect on our business, results of operations, cash flows and financial condition.
To date, all of GNOG LLC’s business has been conducted under the Golden Nugget brand. Our ability to use the Golden Nugget brand is governed by the Trademark License Agreement among GNOG LLC, Golden Nugget, LLC, a Nevada limited liability company, which is an indirect wholly-owned subsidiary of FEI (“Golden Nugget”) and GNLV, LLC, a Nevada limited liability company, which is a direct wholly-owned subsidiary of Golden Nugget (“GNLV”). Pursuant to the Trademark License Agreement, GNLV granted to GNOG LLC an exclusive license to use certain Golden Nugget trademarks in connection with operating iGaming and online sports wagering in the U.S., subject to certain restrictions, and GNOG LLC has agreed to pay Golden Nugget a monthly royalty payment equal to 3% of net gaming revenue for a term of 20 years from the Closing Date. There is no guarantee that we will thereafter be able to renew or replace the Trademark License Agreement on commercially reasonable terms or at all. In addition, there are certain circumstances under which the Trademark License Agreement may be terminated in its entirety (subject to applicable cure periods). Termination of the Trademark License Agreement would eliminate our rights to use the Golden Nugget brand and may result in us having to negotiate a new or reinstated agreement with less favorable terms or cause us to lose its rights under the Trademark License Agreement, including its right to use the Golden Nugget brand, which would require us to change its corporate name and undergo other significant rebranding efforts. These rebranding efforts may require significant resources and expenses and may affect our ability to attract and retain customers, all of which may have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.
GNAC and Golden Nugget also provide certain services and facilities, including payroll, accounting, financial planning and other agreed upon services, to us from time to time pursuant to a Services Agreement. We are obligated to reimburse the party providing the service or facilities at cost. The Services Agreement may be terminated with respect to any party upon six months’ prior written notice. If the Services Agreement is terminated, we will have to contract with another third party to provide such services or hire employees to perform them. We may not be able to replace these services or hire such employees in a timely manner or on terms, including cost and level of expertise, that are as favorable as those we receive from GNAC and Golden Nugget.
We rely on strategic relationships with casinos and other gaming operators to offer our products in certain jurisdictions. If we cannot establish and manage such relationships with these partners, our business, financial condition and results of operations could be adversely affected.
Under some states’ gaming laws, online betting is limited to a finite number of retail operators, who own a “skin” or “skins” under that state’s law. A “skin” is a legally-authorized license from a state to offer online betting services provided by a casino. The “skin” provides a market access opportunity for mobile operators to operate in the jurisdiction subject to the appropriate licensure and other required approvals from the appropriate regulatory body. The entities that control those “skins,” and the numbers of “skins” available, are typically determined by state betting laws. In order to offer iGaming and online sports betting in Michigan, we currently intend to rely on a tribal casino in order to get access through a “skin.” We have also recently executed similar agreements in Illinois and West Virginia. A “skin” is what allows us to gain access to a jurisdiction where online operators are required to have a retail relationship. If we cannot establish, renew or manage our relationships, as it pertains to Michigan, Illinois and West Virginia or any other states we enter in the future, our relationships could be terminated, and we would not be allowed to operate in those jurisdictions until we enter into new relationships, which could be at significantly higher cost. As a result, our business, financial condition and results of operations could be adversely affected.
We rely on third-party providers to validate the identity and location of our users, and if such providers fail to accurately confirm user information or we do not maintain business relationships with them, our business, financial condition and results of operations could be adversely affected.
We cannot guarantee that the third-party geolocation and identity verification systems that we rely on will perform effectively. We rely on these geolocation and identity verification systems to ensure we follow certain laws and regulations, and any service disruption to those systems would prohibit us from operating our platform and would adversely affect our business. Additionally, incorrect or misleading geolocation and identity verification data with respect to current or potential users received from third-party service providers may result in us inadvertently allowing access to our offerings to individuals who are not permitted to access them, or otherwise inadvertently denying access to individuals who are permitted access them, in each case, based on inaccurate identity or geographic location determination. Our third-party geolocation services provider relies on our ability to obtain information necessary to determine geolocation from mobile devices, operating systems, and other sources. Changes, disruptions or temporary or permanent failure to access such sources by our third-party service providers may result in their inability to accurately determine the location of our users. Moreover, failure to maintain our existing contracts with third-party service providers, or to replace them with equivalent third parties, may result in our inability to access geolocation and identity verification data necessary for our operations. If any of these risks materialize, we may be subject to disciplinary action, fines, lawsuits, and our business, financial condition and results of operations could be adversely affected.

We rely on third-party payment processors to process deposits and withdrawals made by customers on our platform, and if we cannot manage our relationships with such third parties and other payment-related risks, our business, financial condition and results of operations could be adversely affected.
We rely on a limited number of third-party payment processors to process deposits and withdrawals made by customers on our platform. If any of our third-party payment processors terminates its relationship with us or refuses to renew its agreement with us on economically reasonable terms, we would be forced to find an alternative payment processor, and may not be able to secure favorable terms or replace such payment processor in a timely manner. Further, the software and services provided by our third-party payment processors may not meet our expectations or may contain errors or other defects, be compromised or experience outages. Any of these could cause us to lose our ability to accept online payments or other payment transactions or make timely payments to users on our platform, any of which could make our platform less well perceived by the market and adversely affect our ability to attract and retain our users.
Nearly all of our payments are made by credit card, debit card or through other third-party payment services, which subjects us to certain regulations, contractual obligations and to the risk of fraud. We may in the future offer new payment options to users that may be subject to additional regulations and risks. We are also subject to a number of other laws, regulations and contractual obligations relating to the payments we accept from our users, including with respect to money laundering, money transfers, privacy and information security. If we fail to comply with applicable rules and regulations, we may be subject to civil or criminal penalties, fines and/or higher transaction fees and may lose our ability to accept online payments or other payment card transactions, which could make our platform less well perceived by our users. If any of these events were to occur, our business, financial condition and results of operations could be adversely affected.
For example, if we are deemed to be a money transmitter as defined by applicable regulation, we could be subject to certain laws, rules and regulations enforced by multiple authorities and governing bodies in the U.S. and numerous state and local agencies who may define money transmitter differently. Certain states may have a more expansive view of who qualifies as a money transmitter. If we are found to be a money transmitter under any applicable regulation and we are not in compliance with such regulations, we may be subject to fines or other penalties in one or more jurisdictions levied by federal or state or local regulators, including state Attorneys General, as well as those levied by foreign regulators. Penalties for failing to comply with applicable rules and regulations could include criminal and civil proceedings, forfeiture of material assets or other enforcement actions. We could also be required to make changes to our business practices or compliance programs as a result of regulatory scrutiny.
Additionally, our payment processors require us to comply with payment card network operating rules, which are set and interpreted by payment card networks. The payment card networks could adopt new operating rules or interpret or reinterpret existing rules in ways that might prohibit us from providing certain offerings to particular users, be costly to implement or difficult to follow. We have agreed to reimburse our payment processors for fines they are assessed by payment card networks if we or the users on our platform violate these rules. Any of the foregoing risks could adversely affect our business, financial condition and results of operations.
We rely on other third-party service providers and if such third parties do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected.
We rely heavily on our relationships with third-party information technology service providers. For example, we rely on third parties for online connectivity, infrastructure hosting, technical infrastructure, network management, content delivery, load balancing and protection against hacking and distributed denial-of-service attacks. If those providers do not perform adequately, our users may experience errors or disruptions in operations and services. Furthermore, if any of our partners terminates their relationship with us or refuse to renew their agreement with us on commercially reasonable terms, we could be forced to find an alternative provider and may not be able to secure similar terms in a timely manner. We also rely on other software and services supplied by third parties, such as communications and internal software, and our business may be adversely affected to the extent such software and services do not meet our expectations, contain errors or vulnerabilities, are compromised or experience outages. Any of these risks could increase our costs and adversely affect our business, financial condition and results of operations. Further, any negative publicity related to any of our third-party partners, including any publicity related to regulatory concerns, could adversely affect our brand’s reputation and could potentially lead to increased regulatory or litigation exposure.
We incorporate technology from third parties into our platform. We cannot be certain that our licensors are not infringing the intellectual property rights of others or that the suppliers and licensors have sufficient rights to the technology in all jurisdictions in which we may operate. Some of our license agreements may be terminated by our licensors at their determination. If we are unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against our suppliers and licensors or against us, or if we are unable to continue to obtain the technology or enter into new agreements on commercially reasonable terms, our ability to develop our platform containing that technology could be severely limited and our business could be harmed.
Additionally, if we are unable to obtain necessary technology from third parties, we may be forced to acquire or develop or own services which could be economically costly and negatively impact our operations. If alternative technology cannot be obtained or developed, we may not be able to offer certain functionality as part of our offerings, which could adversely affect our business, financial condition and results of operations.
Our business is dependent on internet and other technology-based serviced providers, if these parties experience business interruptions, our ability to conduct business may be impaired and our financial condition and results of operations could be adversely affected.
A substantial portion of our network infrastructure is provided by third parties, including internet service providers and other technology-based service providers. We require technology-based service providers to maintain adequate cyber security systems and processes. However, if these service providers experience service interruptions, including those due to cyber-attacks, or those due to an event causing an unusually high volume of Internet use (such as a pandemic or public health emergency), communications over the Internet may be interrupted and impair our ability to conduct our business. Internet service providers and other technology-based service providers may in the future roll out upgraded or new mobile or other telecommunications services, such as 5G or 6G services, which may impact the ability of our users to access our platform or offerings in a timely fashion or at all. Any difficulties these providers face, including the potential of certain network traffic receiving priority over other traffic (i.e., lack of net neutrality), may adversely affect our business, and we exercise little influence over these providers, which increases our vulnerability to problems with their services. Furthermore, our ability to process digital transactions depends on bank processing and credit card systems. To prepare for system malfunctions, we continuously seek to improve our facilities and the capabilities of our system infrastructure and support. Nevertheless, there can be no guarantee that the internet infrastructure or our own network systems will be able to meet the demand placed on them by the continued growth of the internet, the overall online gaming industry and our users. Any system failure as a result of reliance on these third parties, such as network, software or hardware failure, including as a result of cyber-attacks, which causes a loss of our users’ property or personal information or a delay or interruption in our online services and products could result in a loss of anticipated revenue, interruptions to our platform and offerings, cause us to incur significant legal, remediation and notification costs, degrade the customer experience and cause users to lose confidence in our offerings, any of which could have a material adverse effect on our business, financial condition, results of operations and business prospects.
We rely on licenses to use the intellectual property rights of third parties, which are incorporated into our products and services. Failure to renew or expand existing licenses may require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations.
We rely on products, technologies and intellectual property that we license from third parties, for use in our business-to-business and business-to-consumers offerings. Substantially all of our offerings and services use intellectual property licensed from third parties. The future success of our business may depend, in part, on our ability to obtain, retain and expand licenses for popular technologies and games in a competitive market. We cannot assure that these third-party licenses, or support for such licensed products and technologies, will continue to be available to us on commercially reasonable terms, if at all. In the event that we cannot renew and expand existing licenses, we may be required to discontinue or limit our use of the products that include or incorporate the licensed intellectual property.
Some of our license agreements contain minimum guaranteed royalty payments to the third-party licensor. If we are unable to generate sufficient revenue to offset the minimum guaranteed royalty payments, it could have a material adverse effect on our results of operations, cash flows and financial condition. Our license agreements generally allow for assignment by us in the event of a strategic transaction but some contain limited termination rights in the event of an attempted assignment by us. Certain of our license agreements grant the licensor rights to audit our use of the licensor’s intellectual property. Disputes with licensors over license agreements could result in the payment of additional royalties or penalties by us, cancellation or non-renewal of the underlying license or litigation.
The regulatory review process and licensing requirements also may preclude us from using technologies owned or developed by third parties if those parties are unwilling to subject themselves to regulatory review or do not meet regulatory requirements. Some gaming authorities require gaming manufacturers to obtain approval before engaging in certain transactions, such as acquisitions, mergers, reorganizations, financings, stock offerings and share repurchases. Obtaining such approvals can be costly and time consuming, and we cannot assure that such approvals will be granted or that the approval process will not result in delays or disruptions to our strategic objectives.
Our growth will depend, in part, on the success of our strategic relationships with third parties. Overreliance on certain third parties, or our inability to extend existing relationships or agree to new relationships may cause unanticipated costs and impact our future financial performance.
We rely on relationships with advertisers, casinos and other third parties in order to attract users to our platform. These relationships along with providers of online services, search engines, social media, directories and other websites and ecommerce businesses direct consumers to our platform. In addition, many of the parties with whom we have advertising arrangements provide advertising services to other companies, including other gaming platforms with whom we compete. While we believe there are other third parties that could drive users to our platform, adding or transitioning to them may disrupt our business and increase our costs. In the event that any of our existing relationships or our future relationships fails to provide services to us in accordance with the terms of our arrangement, or at all, and we are not able to find suitable alternatives, this could impact our ability to attract consumers in a cost-effective manner and thus harm our business, financial condition, results of operations and business prospects.
Risks Relating to Compliance with Gaming and Other Regulations
Our business is subject to a variety of U.S. laws, many of which are unsettled and still developing, and which could subject us to claims or otherwise harm our business. Any change in existing regulations or their interpretation, or the regulatory climate applicable to our products and services, or changes in tax rules and regulations or interpretation thereof related to our products and services, could adversely impact our ability to operate our business as currently conducted or as we seek to operate in the future, which could have a material adverse effect on our financial condition and results of operations.
We are generally subject to laws and regulations relating to iGaming and online sports betting in the jurisdictions in which we conduct our business, as well as the general laws and regulations that apply to all e-commerce businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations vary by jurisdiction and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may have a material impact on our operations and financial results. Some jurisdictions have introduced regulations attempting to restrict or prohibit online gaming, while others have taken the position that online gaming should be licensed and regulated and have adopted or are in the process of considering legislation and regulations to enable that to happen. The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on our results of operations. For example, in 2018, the U.S. Department of Justice (the “DOJ”) reversed its previously-issued opinion published in 2011, which stated that interstate transmissions of wire communications that do not relate to a “sporting event or contest” fall outside the purview of the Wire Act of 1961 (“Wire Act”). The DOJ’s updated opinion concluded instead that the Wire Act was not uniformly limited to gaming relating to sporting events or contests and that certain of its provisions apply to non-sports-related wagering activity. In June 2019, a federal district court in New Hampshire ruled that the DOJ’s new interpretation of the Wire Act was erroneous and vacated the DOJ’s new opinion. The DOJ has appealed the decision of the district court to the U.S. Court of Appeals for the First Circuit. An adverse ruling in the Court of Appeals or other disposition of the case may impact our ability to engage in online internet gaming in the future.
Future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on our operations and financial results. Governmental authorities could view us as having violated local laws, despite our efforts to obtain all applicable licenses or approvals. There is also risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent monopoly providers, or private individuals, could be initiated against us, Internet service providers, credit card and other payment processors iGaming and online sports betting industries. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon is or our licensees or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as impact our reputation.
There can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to our business to prohibit, legislate or regulate various aspects of the iGaming and online sports betting industries (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations, either as a result of our determination that a jurisdiction should be blocked, or because a local license or approval may be costly for us or our business partners to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.
Our growth prospects depend on the legal status of real-money gaming in various jurisdictions and legalization may not occur in as many states as we expect, or may occur at a slower pace than we anticipate. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than we anticipate, which could adversely affect our future results of operations and make it more difficult to meet our expectations for financial performance.
Several states have legalized or are currently evaluating the legalization of real money gaming, and our business, financial condition, results of operations and business prospects are significantly dependent upon the status of legalization in these states. Our business plan is partially based upon the legalization of real money gaming in additional states and the legalization may not occur as we have anticipated. Additionally, if a large number of additional states or the federal government enact real money gaming legislation and we are unable to obtain, or is otherwise delayed in obtaining, the necessary licenses to operate iGaming websites or online sports betting in U.S. jurisdictions where such games are legalized, our future growth in iGaming and online sports betting could be materially impaired.
As we enter new jurisdictions, states or the federal government may legalize real money gaming in a manner that is unfavorable to it. As a result, we may encounter legal, regulatory and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new opportunity. For example, certain states require us to have a relationship with a land-based, licensed casino for iGaming and online sports betting access, which tends to increase our costs. States that have established state-run monopolies may limit opportunities for private sector participants like us. States also impose substantial tax rates on online sports betting and iGaming revenue, in addition to a federal excise tax of 25 basis points on the amount of each sports wager. Tax rates, whether federal- or state-based, that are higher than we expect will make it more costly and less desirable for it to launch in a given jurisdiction, while tax increases in any of our existing jurisdictions may adversely impact our profitability.

Therefore, even in cases in which a jurisdiction purports to license and regulate iGaming or online sports betting, the licensing and regulatory regimes can vary considerably in terms of their business-friendliness and at times may be intended to provide incumbent operators with advantages over new licensees. Therefore, some “liberalized” regulatory regimes are considerably more economically viable than others.
Failure to comply with regulatory requirements in a particular jurisdiction, or the failure to successfully obtain a license or permit applied for in a particular jurisdiction, could impact our ability to comply with licensing and regulatory requirements in other jurisdictions, or could cause the rejection of license applications or cancelation of existing licenses in other jurisdictions, or could cause financial institutions, online and mobile platforms, and distributors to stop providing services to us, which we rely upon to receive payments from, or distribute amounts to, our users, or otherwise to deliver and promote our services.
Compliance with the various regulations applicable and real money gaming is costly and time-consuming. Regulatory authorities at the U.S. federal, state and local levels have broad powers with respect to the regulation of real money gaming operations and may revoke, suspend, condition or limit our real money gaming licenses, impose substantial fines or take other actions, any one of which may have a material adverse effect on our business, financial condition, results of operations and business prospects. These laws and regulations are dynamic and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current laws or regulations or enact new laws and regulations regarding these matters. We will strive to comply with all applicable laws and regulations relating to our business. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules. Non-compliance with any such law or regulations could expose us to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect our business.
Any real money gaming license could be revoked, suspended or conditioned at any time. The loss of a license in one jurisdiction could trigger the loss of a license or affect our eligibility for such a license in another jurisdiction, and any of such losses, or potential for such loss, could cause us to cease offering some or all of our offerings in the impacted jurisdictions. We may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect our operations. Our delay or failure to obtain or maintain licenses in any jurisdiction may prevent us from distributing our offerings, increasing our customer base and/or generating revenues. We cannot guarantee that we will be able to obtain and maintain the licenses and related approvals necessary to conduct our iGaming and online sports betting operations. Any failure to maintain or renew our existing licenses, registrations, permits or approvals could have a material adverse effect on our business, financial condition, results of operations and business prospects.
Our growth prospects and market potential will depend on our ability to obtain licenses to operate in a number of jurisdictions and if we fail to obtain such licenses our business, financial condition, results of operations and business prospects could be impaired.
Our ability to grow our business will depend on our ability to obtain and maintain licenses to offer our product offerings in a large number of jurisdictions or in heavily populated jurisdictions. If we fail to obtain and maintain licenses in large jurisdictions or in a greater number of mid-market jurisdictions, this may prevent us from expanding the footprint of our product offerings, increasing our user base and/or generating revenues. We cannot be certain that we will be able to obtain and maintain licenses and related approvals necessary to conduct our iGaming and online sports betting operations. Any failure to obtain and maintain licenses, registrations, permits or approvals could have a material adverse effect on our business, financial condition, results of operations and business prospects.
In some jurisdictions our key executives, certain employees or other individuals related to the business are subject to licensing or compliance requirements. Failure by such individuals to obtain the necessary licenses or comply with individual regulatory obligations, could cause the business to be non-compliant with our obligations, or imperil our ability to obtain or maintain licenses necessary for the conduct of the business. In some cases, the remedy to such situation may require the removal of a key executive or employee and the mandatory redemption or transfer of such person’s equity securities.
As part of obtaining real money gaming licenses, the responsible gaming authority will generally determine suitability of certain directors, officers and employees and, in some instances, significant stockholders. The criteria used by gaming authorities to make determinations as to who requires a finding of suitability or the suitability of an applicant to conduct gaming operations varies among jurisdictions, but generally requires extensive and detailed application disclosures followed by a thorough investigation. Gaming authorities typically have broad discretion in determining whether an applicant should be found suitable to conduct operations within a given jurisdiction. If any gaming authority with jurisdiction over our business were to find an applicable officer, director, employee or significant stockholder of us unsuitable for licensing or unsuitable to continue having a relationship with us, we would be required to sever our relationship with that person. Furthermore, such gaming authorities may require us to terminate the employment of any person who refuses to file required applications. Either result could have a material adverse effect on our business, operations and prospects. See “Business — Government Regulation.”
Our Charter provides that any of our capital stock owned or controlled by any unsuitable person or its affiliates will be transferred to us or one or more third-party transferees, as and to the extent required by a gaming authority or deemed necessary or advisable by the Board in its sole and absolute discretion.
Additionally, a gaming regulatory body may refuse to issue or renew a gaming license or restrict or condition the same, based on our present activities or the past activities of GNOG LLC, or the past or present activities of their current or former directors, officers, employees, stockholders or third parties with whom we have relationships, which could adversely affect our operations or financial condition. If additional gaming regulations are adopted in a jurisdiction in which we operate, such regulations could impose restrictions or costs that could have a significant adverse effect on us. From time to time, various proposals are introduced in the legislatures of some of the jurisdictions in which we have existing or planned operations that, if enacted, could adversely affect our directors, officers, key employees, or other aspects of our operations. To date, we have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for our operations. However, we can give no assurance that any additional licenses, permits and approvals that may be required will be given or that existing ones will be renewed or will not be revoked. Renewal is subject to, among other things, continued satisfaction of suitability requirements of our directors, officers, key employees and stockholders. Any failure to renew or maintain our licenses or to receive new licenses when necessary would have a material adverse effect on us.
Our ability to offer online sport betting for NBA games, or at all, is limited in certain jurisdictions due to FEI’s ownership of the Houston Rockets.
Tilman J. Fertitta, our Chairman and Chief Executive Officer, owns a controlling interest in us. Mr. Fertitta is also the sole shareholder, chairman and Chief Executive Officer of FEI, which owns the National Basketball Association’s (“NBA”) Houston Rockets. Pursuant to New Jersey law, the direct or indirect legal or beneficial owner of 10 percent or more of a member team of a sport’s governing body shall not place or accept any wager on a sports event in which that member team participates. Accordingly, in the State of New Jersey, we cannot accept wagers on any NBA games in which the Houston Rockets play or have players participating in such games, or on the future performance of any Houston Rockets players, thereby limiting our potential revenues from our online sports betting platform. Michigan’s regulations, once finalized, may result in restrictions similar to those in New Jersey. Illinois regulations, which have been adopted but not yet published in the register, may also include similar restrictions. Pennsylvania currently prohibits any such team owner from operating a sports book and this will prohibit us from engaging in any online sports betting in Pennsylvania. In addition to New Jersey, Michigan and Pennsylvania, online sports betting is legal in eleven other states and the District of Columbia. Under current gaming laws, due to our affiliation with Mr. Fertitta and the Houston Rockets, we expect that we would be unable to obtain a license to conduct our online sports betting operations in Colorado and, if we were able to obtain a license to conduct our online sports betting operations in other states, we would be unable to accept wagers on Houston Rockets games or players in such other states. Further, states that legalize online sports betting in the future may also impose limitations on our ability to obtain a license or accept wagers on certain NBA games, certain NBA players or at all, in each case due to our affiliation with Mr. Fertitta and the Houston Rockets. Moreover, irrespective of jurisdictional limitations, as a condition of Mr. Fertitta’s ownership of the Houston Rockets, the NBA prohibits any gaming entity in which Mr. Fertitta or FEI holds a direct or indirect interest, including us, from accepting any wager on the Houston Rockets, any NBA G League team affiliated with the Houston Rockets, or any game or games involving such team or any player’s individual performance in such game. The existing limitations on our ability to accept certain sports wagers may have an adverse impact on our revenues, business and results of operations, and the potential limitations on our ability to obtain sports betting licenses in the future may have a material adverse effect on the growth of our business.
Failure to protect or enforce our intellectual property rights or the costs involved in such enforcement could harm our business, financial condition and results of operations.
We rely on trademark, copyright, trade secret, and domain-name-protection laws to protect our rights and the intellectual property that we license from third parties. However, third parties may knowingly or unknowingly infringe our rights, third parties may challenge rights used or held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any of these cases, we may be required to expend significant time and expense to prevent infringement or to enforce our rights. There can be no assurance that others will not offer products or services that are substantially similar to our products or services and compete with our business.
Circumstances outside our control could pose a threat to our right to use intellectual property. For example, effective intellectual property protection may not be available in the U.S. or other countries from which our iGaming and online sports betting product offerings or platforms are accessible. Also, the efforts we have taken to protect and enforce our rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our owned or licensed intellectual property could make it more expensive to do business, thereby harming our operating results. Furthermore, if we are unable to protect our rights or prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished, and competitors may be able to more effectively mimic our offerings and service. Any of these events could seriously harm our business.
Due to the nature of our business, we may have difficulty accessing the service of banks, credit card issuers and payment processing services providers, which may impair our ability to sell our products and services.
Although financial institutions and payment processors are permitted to provide services to us and others in our industry, banks, credit card issuers and payment processing service providers may be hesitant to offer banking and payment processing services to real money gaming businesses. Consequently, those businesses involved in our industry, including our own, may encounter difficulties in establishing and maintaining banking and payment processing relationships with a full scope of services and generating market rate interest. If we were unable to maintain our bank accounts or our users were unable to use their credit cards, bank accounts or e-wallets to make deposits and withdrawals from our platforms it would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges which could result in an inability to implement our business plan.
We are subject to taxation in several jurisdictions and changes in, or new interpretation of, tax laws, tax rulings or their application by tax authorities could result in additional tax liabilities and could materially affect our financial condition and results of operations.
Our tax obligations are varied and include U.S. federal and state taxes due to the nature of our business. The tax laws applicable to our business are subject to interpretation, and significant judgment is required in determining our worldwide provision for income taxes. In the course of our business, there will be many transactions and calculations where the ultimate tax determination is uncertain. For example, compliance with the 2017 U.S. Tax Cuts and Jobs Act (“TCJA”) may require the collection of information not regularly produced by us, the use of estimates in our consolidated financial statements, and the exercise of significant judgment in accounting for our provisions. As regulations and guidance evolve with respect to the TCJA, and as we gather more information and perform more analysis, our results may differ from previous estimates and may materially affect our consolidated financial statements.
The gaming industry represents a significant source of tax revenue to the jurisdictions in which we operate. Gaming companies and business-to-business providers in the gaming industry (directly and/or indirectly by way of their commercial relationships with operators) are currently subject to significant taxes and fees in addition to normal corporate income taxes, and such taxes and fees are subject to increases at any time. From time to time, various legislators and other government officials have proposed and adopted changes in tax laws, or in the administration or interpretation of such laws, affecting the gaming industry. In addition, any worsening of economic conditions and the large number of jurisdictions with significant current or projected budget deficits could intensify the efforts of governments to raise revenues through increases in gaming taxes and/or other taxes. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration or interpretation or enforcement of such laws. Any material increase, or the adoption of additional taxes or fees, could have a material adverse effect on our business, financial condition, results of operations and prospects.
Additionally, tax authorities may impose indirect taxes on Internet-related commercial activity based on existing statutes and regulations which, in some cases, were established prior to the advent of the Internet. Tax authorities may interpret laws originally enacted for mature industries and apply it to newer industries, such as us. The application of such laws may be inconsistent from jurisdiction to jurisdiction. Our in-jurisdiction activities may vary from period to period which could result in differences in nexus from period to period.
We are subject to periodic review and audit by domestic tax authorities. Tax authorities may disagree with certain positions we have taken or that we will take, and any adverse outcome of such a review or audit could have a negative effect on our business, financial condition and results of operations. Although we believe that our tax provisions, positions and estimates are reasonable and appropriate, tax authorities may disagree with certain positions we have taken. In addition, economic and political pressures to increase tax revenue in various jurisdictions may make resolving tax disputes favorably more difficult.
GNOG LLC was included in the consolidated tax return of FEI pursuant to a tax sharing agreement. On July 21, 2020, FEI was informed by the IRS that the year 2017 and 2018 tax returns are under audit. An opening conference is scheduled for September 22, 2020.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We are subject to income taxes in the United States, and our domestic tax liabilities are subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:
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changes in the valuation of our deferred tax assets and liabilities;

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expected timing and amount of the release of any tax valuation allowances;

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tax effects of stock-based compensation;

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costs related to intercompany restructurings;

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changes in tax laws, regulations or interpretations thereof; and

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lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
Risks Relating to Our Management and Operations
We are subject to risks related to the geographic concentration of our operations.
All of GNOG LLC’s revenue to date was generated from its online gaming operations in New Jersey and we expect that it will continue to generate substantially all of its revenues in New Jersey until such time that we are able to generate a material portion of our revenues from online gaming in other states. Even if our planned launch of online gaming platforms in Michigan, Pennsylvania, Illinois and West Virginia is successful, our operations will be limited to five states. Changes to prevailing economic, demographic, competitive, regulatory or any other conditions in the markets in which we operate, particularly in New Jersey, could lead to a reduction in demand for our offerings, resulting in a decline in our revenues and, in turn, a material deterioration of our financial condition. Further, our ability to geographically diversify our revenues is limited by the legal status of real money gaming in other jurisdictions. See “— Our growth prospects depend on the legal status of real-money gaming in various jurisdictions and legalization may not occur in as many states as we expect, or may occur at a slower pace than we anticipate. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than we anticipate, which could adversely affect our future results of operations and make it more difficult to meet our expectations for financial performance.”
We may be subject to litigation which, if adversely determined, could cause us to incur substantial losses. An adverse outcome in one or more of such proceedings could adversely affect our business.
From time to time during the normal course of operating our business, we may be subject to various litigation claims and legal disputes. Some of the litigation claims may not be covered under our insurance policies, or our insurance carriers may seek to deny coverage. As a result, we might also be required to incur significant legal fees, which may have a material adverse effect on our financial position. In addition, because we cannot accurately predict the outcome of any action, it is possible that, as a result of current and/or future litigation, we will be subject to adverse judgments or settlements that could significantly reduce our earnings or result in losses.
In addition, any litigation to which we are a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or in payments of substantial monetary damages or fines, the posting of bonds requiring significant collateral, letters of credit or similar instruments, or we may decide to settle lawsuits on similarly unfavorable terms. These proceedings could also result in reputational harm, criminal sanctions, consent decrees or orders preventing us from offering certain products or requiring a change in our business practices in costly ways or requiring development of non-infringing or otherwise altered products or technologies. Litigation and other claims and regulatory proceedings against us could result in unexpected disciplinary actions, expenses and liabilities, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We are dependent on the continued service of our key executives and other key personnel and if we fail to retain such individuals, our business could be adversely affected.
We depend on a limited number of key executives and other key personnel to manage and operate our business, including Tilman Fertitta, Michael Harwell and Thomas Winter. The leadership of these key executives and key personnel was a critical element of GNOG LLC’s previous success, and we expect that such leadership will continue to be a critical element of our success in the future. The departure, death or disability of any one of these individuals, or other extended or permanent loss of any of their services, or any negative market or industry perception with respect to any of them or their loss, could have a material adverse effect on our business.
Our continued growth and success will depend on the performance of our current and future employees. Recruitment and retention of these individuals is vital to growing our business and meeting our business plans.
We believe our success and ability to compete and grow will depend in large part on the efforts and talents of our employees and on our ability to retain highly skilled personnel. The competition for these types of personnel is intense and we compete with other potential employers for the services of our employees. As a result, we may not succeed in retaining the executives and other key employees that we need. Employees, particularly analysts and engineers, are in high demand, and we devote significant resources to identifying, hiring, training, successfully integrating and retaining these employees. We cannot provide assurance that we will be able to attract or retain such highly qualified personnel in the future. If we do not succeed in attracting, hiring, and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively, and our business could be seriously harmed. In addition, the loss of employees or the inability to hire additional skilled employees as necessary could result in significant disruptions to our business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to our business.
We may invest in or acquire other businesses, and our business may suffer if we are unable to successfully integrate acquired businesses or otherwise manage the growth associated with these acquisitions.
As part of our business strategy, we may make acquisitions as opportunities arise to add new or complementary businesses, products, brands or technologies. In some cases, the costs of such acquisitions may be substantial, including as a result of professional fees and due diligence efforts. There is no assurance that the time and resources expended on pursuing acquisitions will result in a completed transaction, or that any completed transaction will ultimately be successful. In addition, we may be unable to identify suitable acquisition or strategic investment opportunities or may be unable to obtain any required financing or regulatory approvals, and therefore may be unable to complete such acquisitions or strategic investments on favorable terms, if at all. We may decide to pursue acquisitions with which our investors may not agree, and we cannot assure investors that any acquisition or investment will be successful or otherwise provide a favorable return on investment. In addition, acquisitions and the integration thereof require significant time and resources and place significant demands on our management, as well as on our operational and financial infrastructure. Furthermore, if we fail to successfully close transactions or integrate new teams, or integrate the products and technologies associated with these acquisitions into us, our business could be adversely affected. Acquisitions may expose us to operational challenges and risks, including:
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the ability to profitably manage acquired businesses or successfully integrate the acquired businesses’ operations, personnel, financial reporting, accounting and internal controls, technologies and products into our business;

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increased indebtedness and the expense of integrating acquired businesses, including significant administrative, operational, economic, geographic or cultural challenges in managing and integrating the expanded or combined operations;

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entry into jurisdictions or acquisition of products or technologies with which we have limited or no prior experience, and the potential of increased competition with new or existing competitors as a result of such acquisitions;

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diversion of management’s attention and the over-extension of our operating infrastructure and our management systems, information technology systems, and internal controls and procedures, which may be inadequate to support growth;

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the ability to fund our capital needs and any cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or unforeseen internal difficulties; and

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the ability to retain or hire qualified personnel required for expanded operations.

Our acquisition strategy may not succeed if we are unable to remain attractive to target companies or expeditiously close transactions. Issuing shares of common stock to fund an acquisition may cause economic dilution to existing stockholders. If we develop a reputation for being a difficult acquirer or having an unfavorable work environment, or target companies view our common stock unfavorably, we may be unable to consummate key acquisition transactions essential to our corporate strategy and our business may be materially harmed.
Our insurance may not provide adequate levels of coverage against claims.
We maintain insurance that we believe is customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Moreover, any loss incurred could exceed policy limits and policy payments made to us may not be made on a timely basis. Such losses could adversely affect our business prospects, results of operations, cash flows and financial condition.

Risks Relating to Ownership of Our Class A Common Stock
Because we have elected to take advantage of the “controlled company” exemption to the corporate governance rules under Nasdaq rules, our stockholders do not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies and which could make our common stock less attractive to some investors or otherwise harm our stock price.
Under Nasdaq rules, a company in which more than 50% of the voting power for the election of directors is held by an individual, a group or another company will qualify as a “controlled company.” Since Mr. Fertitta and his affiliates control a majority of the voting power of our outstanding capital stock, we are a “controlled company” under Nasdaq rules. As a controlled company, we are not required to comply with certain Nasdaq rules that would otherwise require us to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.
Because we have elected to take advantage of the exemptions available to controlled companies, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements under the Nasdaq rules without regard to the exemptions available for “controlled companies.” Our status as a controlled company could make our common stock less attractive to some investors or otherwise harm our stock price.
Mr. Fertitta and his affiliates may have their interest in us diluted due to future equity issuances or his own actions in selling shares of common stock, in each case, which could result in a loss of the “controlled company” exemption under Nasdaq rules. If this were to happen, we would then be required to comply with those provisions of Nasdaq rules.
The dual class structure of our common stock has the effect of concentrating voting power with Tilman Fertitta and his affiliates, which limits an investor’s ability to influence the outcome of important transactions, including a change in control.
Shares of Class B common stock have 10 votes per share, subject to certain adjustments and limitations described elsewhere in this prospectus, while shares of Class A common stock have one vote per share. Mr. Fertitta, our Chairman and Chief Executive Officer and the indirect owner of all of the equity interests in LF LLC, indirectly holds all of the issued and outstanding shares of Class B common stock. Accordingly, by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of shares of Class A common stock and Class B common stock, Mr. Fertitta and his affiliates beneficially own 79.9% of the voting power of our capital stock (as a result of the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of our Charter), and is able to exercise significant influence over our business policies and affairs, including controlling the composition of our board of directors, matters submitted to our stockholders for approval, including the election of directors, amendments of organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. The directors designated by Mr. Fertitta may have significant authority to effect decisions affecting our capital structure, including the issuance of additional capital stock, incurrence of additional indebtedness, the implementation of stock repurchase programs and the decision of whether or not to declare dividends.
Mr. Fertitta and his affiliates may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. For example, Mr. Fertitta and his affiliates may support certain long-term strategies or objectives for us that may not be accretive to stockholders in the short term. This concentrated control may have the effect of delaying, preventing or deterring a change in control of us, make some transactions more difficult or impossible without the support of Mr. Fertitta and his affiliates, deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of us, and might ultimately affect the market price of shares of the Class A common stock. In addition, Mr. Fertitta and his affiliates have registration rights under the A&R Registration Rights Agreement.
Further, sales of common stock by Mr. Fertitta and his affiliates or the perception that sales may be made by Mr. Fertitta and his affiliates could significantly reduce the market price of shares of Class A common stock. Even if Mr. Fertitta and his affiliates do not sell a large number of common stock into the market, their right to transfer such shares may depress the price of Class A common stock. For information about our dual class structure, see the section titled “Description of Securities.”
We cannot predict the impact our dual class structure may have on the stock price of the Class A common stock.
We cannot predict whether our dual class structure will result in a lower or more volatile market price of the Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indexes. Affected indexes include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which collectively make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indexes; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indexes and to launch a new index that specifically includes voting rights in its eligibility criteria. Under these policies, our dual class capital structure would make us ineligible for inclusion in certain indexes, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indexes will not be investing in our stock. It continues to be somewhat unclear what effect, if any, these policies will have on the valuations of publicly traded companies excluded from the indexes, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our dual class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make shares of our Class A common stock less attractive to other investors. As a result, the market price of shares of our Class A common stock could be adversely affected.
Anti-takeover provisions contained in our Charter and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Our Charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may make more difficult the removal of management, may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for our securities. These provisions provide for, among other things:
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authorized but unissued shares of Class A common stock and Class B common stock and preferred stock, which may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans and the existence of which could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise (the General Corporation Law of the State of Delaware (“DGCL”) does not require stockholder approval for any issuance of authorized shares);

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stockholder action by written consent only until the first time when Mr. Fertitta and his affiliates cease to beneficially own a majority of the voting power of our capital stock (the DGCL provides that unless otherwise provided in the Charter, any action of a meeting of stockholders may be taken without a meeting and prior notice by signed written consent of stockholders having the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted);
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amendment of our organizational documents only by the affirmative vote of (i) a majority of the voting power of our capital stock so long as Mr. Fertitta and his affiliates beneficially own shares representing a majority of the voting power of our capital stock and (ii) at least two-thirds of the voting power of the capital stock from and after the time that Mr. Fertitta and his affiliates cease to beneficially own shares representing a majority of the voting power of our voting stock (the DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage);

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provisions detailing that the number of directors may be fixed and may be modified either (a) by our board of directors or (b) by the affirmative vote of the holders of a majority of the voting power of our outstanding capital stock, depending on the number of shares of our capital stock beneficially owned by Mr. Fertitta and his affiliates at such time;

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advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at annual meetings, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us; and

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the ability of our board of directors to issue one or more series of preferred stock.

Our Charter includes a forum selection clause, which could discourage claims or limit stockholders’ ability to make a claim against us, our directors, officers, other employees or stockholders.
Our Charter includes a forum selection clause. Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Charter or bylaws; or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Nonetheless, pursuant to our Charter, the foregoing provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Further, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. This forum selection clause may also discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations and financial condition.

A court may find that part or all of the provision included in the Charter pertaining to the automatic transfer right and transfer restrictions with respect to capital stock held by any stockholders who are Unsuitable Persons is not enforceable, either in general or as to a particular fact situation.
Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation may provide in its certificate of incorporation for the amount of securities that may be owned by any person or group of persons for the purpose of maintaining any statutory or regulatory advantage or complying with any statutory or regulatory requirements under applicable law. Delaware law provides that ownership limitations with respect to shares of our stock issued prior to the effectiveness of our Charter will be effective against (i) stockholders with respect to shares that were voted in favor of the proposed provision and (ii) purported transferees of shares that were voted for the proposed provision if (A) the transfer restrictions are conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend that shares of stock issued after the effectiveness of our Charter will be issued with the ownership limitation conspicuously noted on the certificate(s) representing such shares and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our stock in uncertificated form.
We cannot assure you that the provision pertaining to the automatic transfer right and transfer restrictions with respect to capital stock held by any stockholders who are Unsuitable Persons (as defined under “Description of Securities — Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates”) is enforceable under all circumstances, particularly against stockholders who do not vote in favor of the proposed provision, who do not have notice of the ownership limitations at the time they subsequently acquire their shares, or who acquire shares that were owned, at the time of the vote on the proposed provision, by a stockholder (or stockholders) who did not vote such shares in favor of the proposed provision. Accordingly, we cannot assure you that we would be able to redeem the shares of a stockholder deemed an Unsuitable Person by applicable regulatory authorities.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years from our IPO, although circumstances could cause us to lose that status earlier, including if, the market value of Class A common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250.0 million as of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
As a private company, GNOG LLC was not required to document and test its internal control over financial reporting nor was its management required to certify the effectiveness of its internal control over financial reporting and its auditors were not required to opine on the effectiveness of its internal control over financial reporting. Failure to maintain adequate financial, information technology and management processes and controls could result in material weaknesses which could lead to errors in our financial reporting, which could adversely affect our business.
During the audit of GNOG LLC’s 2019 financial statements, its management determined that it had a material weakness related to the computation of its provision for income taxes. In response to this finding, GNOG LLC changed its internal control processes regarding the provision for income tax computation and retained third party tax advisors to review these computations. In 2020, GNOG LLC’s management believed it had taken the appropriate measure to remediate this material weakness.
As a private company, GNOG LLC was not required to maintain disclosure controls or document and test its internal control over financial reporting. Further, GNOG LLC’s management was not required to certify the effectiveness of its internal control over financial reporting and its auditors were not required to opine on the effectiveness of its internal control over financial reporting. Similarly, as an “emerging growth company,” Landcadia was exempt from the SEC’s internal control reporting requirements. If and when we lose our emerging growth company status and when we become subject to the SEC’s internal control over financial reporting management and auditor attestation requirements, we may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In addition, our current controls and any new controls that we develop may become inadequate because of poor design and changes in our business. Any failure to implement and maintain effective internal control over financial reporting could adversely affect the results of assessments by our independent registered public accounting firm and its attestation reports.
If we are unable to certify the effectiveness of our internal controls, or if our internal controls have a material weakness, we may not detect errors timely, our consolidated financial statements could be misstated, we could be subject to regulatory scrutiny and a loss of confidence by stakeholders, which could harm our business and adversely affect the market price of our common stock. See the risk factor entitled “We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies” below.
Future sales of substantial amounts of Class A common stock in the public market (including shares of Class A common stock issuable in connection with the exercise of our warrants), or the perception that such sales may occur, could cause the market price for our Class A common stock to decline.
The sale of shares of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
Our sponsors and Mr. Fertitta entered into a Letter Agreement with us, which was amended by the Lock-Up Amendment at the Closing, pursuant to which they have agreed not to transfer, assign or sell any of their founder shares (except to certain permitted transferees) until the earliest of (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, (y) if the last sale price of the Class A common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after the Closing or (z) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
In addition, we have reserved a total of 5,000,000 shares of Class A common stock for issuance under our Incentive Plan. Any shares of Class A common stock that we issue under our Incentive Plan or other equity incentive plans that we may adopt in the future would dilute the percentage ownership held by the investors.
As the lock-up restrictions on the shares of our Class A common stock and other restrictions on resale end or if these stockholders exercise their sale, exchange or registration rights and sell shares or are perceived by the market as intending to sell shares, the market price of our shares of Class A common stock could drop significantly. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Class A common stock or other securities.
Furthermore, we have issued warrants to purchase 16,425,000 shares of Company Class A common stock. The additional shares of Class A common stock issued upon exercise of our warrants will result in dilution to then existing holders of our common stock and will increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.
In the future, we may also issue securities in connection with investments, acquisitions or capital raising activities. In particular, the number of shares of our Class A common stock issued in connection with an investment or acquisition, or to raise additional equity capital, could constitute a material portion of our then-outstanding shares of our Class A common stock. Any such issuance of additional securities in the future may result in additional dilution to you or may adversely impact the price of our Class A common stock.
We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
We may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject. Accordingly, a stockholder could suffer a reduction in the value of their shares.
The trading price of our Class A common stock and warrants may be volatile.
The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of our securities may include:

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actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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changes in the market’s expectations about our operating results;

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the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

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speculation in the press or investment community;

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success of competitors;

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our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

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operating and stock price performance of other companies that investors deem comparable to us;

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our ability to market new and enhanced products on a timely basis;

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changes in laws and regulations affecting our business;

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commencement of, or involvement in, litigation involving us;

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changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of shares of common stock available for public sale;

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any major change in the Board or management;

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sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

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general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
The coverage of our business or our securities by securities or industry analysts or the absence thereof could adversely affect our securities and trading volume.
The trading market for our securities is influenced in part by the research and other reports that industry or securities analysts publish about us or our business or industry from time to time. We do not control these analysts or the content and opinions included in their reports. As a former shell company, we may be slow to attract equity research coverage, and the analysts who publish information about our securities will have had relatively little experience with our company, which could affect their ability to accurately forecast our results and make it more likely that we fail to meet their estimates. If no or few analysts commence equity research coverage of us, the trading price and volume of our securities would likely be negatively impacted. If analysts do cover us and one or more of them downgrade our securities, or if they issue other unfavorable commentary about us or our industry or inaccurate research, our stock price would likely decline. Furthermore, if one or more of these analysts cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets. Any of the foregoing would likely cause our stock price and trading volume to decline.
Risks Relating to Our Warrants
We have not registered the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis. If the issuance of the shares upon exercise of warrants is not registered, qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
We have not registered the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement (the “warrant agreement”) entered into in connection with our initial public offering (the “IPO”), we have agreed that as soon as practicable, but in no event later than 15 business days after the Closing, we will use our best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following the Closing and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. There can be no assurance that that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in the IPO. However, there may be instances in which holders of our public warrants may be unable to exercise such public warrants, but holders of our private warrants may be able to exercise such private warrants.
If our stockholders exercise their public warrants on a “cashless basis,” they will receive fewer shares of Class A common stock from such exercise than if they were to exercise such warrants for cash.
Under the following circumstances, the exercise of the public warrants may be required or permitted to be made on a cashless basis: (i) if a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption; (ii) if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement; and (iii) if we call the public warrants for redemption, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In the event of an exercise on a cashless basis, a holder would pay the warrant exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants multiplied by the excess of the “fair market value” (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, stockholders would receive fewer shares of Class A common stock from such exercise than if they were to exercise such warrants for cash.
We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of then-outstanding warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder of public warrants if holders of at least 50% of then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.
We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to stockholders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the reported closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue-sky laws of the state of residence in those states in which the warrants were offered by us in the IPO. Redemption of the outstanding warrants could force stockholders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell their warrants at then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the private placement warrants will be redeemable by us so long as they are held by the sponsors or their permitted transferees.

Risks Related to Our Organizational Structure
We are a holding company and our only material asset is our interest in Landcadia HoldCo, and we are accordingly dependent upon distributions made by Landcadia HoldCo to pay taxes, make payments under the Tax Receivable Agreement, and pay dividends.
We are a holding company with no material assets other than our ownership of membership interests in Landcadia HoldCo. As a result, we have no independent means of generating revenue or cash flow. Our ability to pay taxes, make payments under the tax receivable agreement we entered into with LF LLC in connection with the Closing (the “Tax Receivable Agreement”) and pay dividends will depend on the financial results and cash flows of Landcadia HoldCo and its subsidiaries and the distributions we receive from Landcadia HoldCo. Deterioration in the financial condition, earnings or cash flow of Landcadia HoldCo and its subsidiaries for any reason could limit or impair Landcadia HoldCo’s ability to pay such distributions. Additionally, to the extent that we need funds and Landcadia HoldCo and/or any of its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, including the Credit Agreement, or Landcadia HoldCo is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.
Landcadia HoldCo is treated as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to any entity-level U.S. federal income tax. Instead, taxable income is allocated to holders of its membership interests. Accordingly, we will be required to pay income taxes on our allocable share of any net taxable income of Landcadia HoldCo. Under the terms of the A&R HoldCo LLC Agreement, Landcadia HoldCo generally is obligated to make tax distributions to the members of Landcadia HoldCo (including us) calculated at certain assumed tax rates. In addition to income taxes, we incur expenses related to our operations, including payment obligations under the Tax Receivable Agreement, which could be significant. In general, we intend to cause Landcadia HoldCo to make ordinary distributions and tax distributions to holders of its membership interests on a pro rata basis in amounts sufficient to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, as discussed below, Landcadia HoldCo’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, retention of amounts necessary to satisfy the obligations of Landcadia HoldCo and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in Landcadia HoldCo’s debt agreements, or any applicable law, or that would have the effect of rendering Landcadia HoldCo insolvent.
Additionally, although Landcadia HoldCo generally will not be subject to any entity-level U.S. federal income tax, it may be liable under U.S. federal tax law for adjustments to its tax return, absent an election to the contrary. In the event Landcadia HoldCo’s calculations of taxable income are incorrect, Landcadia HoldCo and/or its members, including us, in later years may be subject to material liabilities pursuant to this federal law and its related guidance.
Dividends on Class A common stock, if any, will be paid at the discretion of the Board, which will consider, among other things, our available cash, available borrowings and other funds legally available therefor, taking into account the retention of any amounts necessary to satisfy our obligations that will not be reimbursed by Landcadia HoldCo, including taxes and amounts payable under the Tax Receivable Agreement and any restrictions in then applicable bank financing agreements. Financing arrangements may also include restrictive covenants that restrict our ability to pay dividends or make other distributions to our stockholders. In addition, Landcadia HoldCo generally is prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Landcadia HoldCo (with certain exceptions) exceed the fair value of its assets. Landcadia HoldCo’s subsidiaries generally are subject to similar legal limitations on their ability to make distributions to Landcadia HoldCo. Further, the Credit Agreement will limit the ability of GNOG LLC to make distributions to Landcadia HoldCo. If Landcadia HoldCo does not have sufficient funds to make distributions, our ability to declare and pay cash dividends may also be restricted or impaired.
The Tax Receivable Agreement requires that we make cash payments to LF LLC for certain tax benefits we may realize in the future, and these payments could be substantial and could be accelerated upon certain events, including a change of control.
In general, beginning 180 days after the Closing, LF LLC may exchange HoldCo Class B Units for shares of Class A common stock or, at our election, in our capacity as the sole managing member of

Landcadia HoldCo, cash, pursuant to the A&R HoldCo LLC Agreement. These exchanges, certain actual or deemed distributions from Landcadia HoldCo to LF LLC, and certain other transactions may result in increases in our pro rata share of the tax basis of Landcadia HoldCo’s assets that otherwise would not have been available. Such increases in tax basis may increase (for certain income tax purposes) depreciation and amortization deductions allocable to us and therefore reduce the amount of income tax attributable to Landcadia HoldCo’s operations that we would otherwise be required to pay in the future and also may decrease gain (or increase loss) otherwise allocable to us from Landcadia HoldCo on future dispositions of certain of Landcadia HoldCo’s assets to the extent the increased tax basis is allocated to those assets. The IRS may challenge all or part of these tax basis increases and tax benefits and no assurances can be made regarding the availability of these tax basis increases or other tax benefits.
Under the Tax Receivable Agreement, we are required to make cash payments to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to us from Landcadia HoldCo and arising from certain transactions, including (a) certain transactions contemplated under the Purchase Agreement and (b) the exchange of LF LLC’s HoldCo Class B Units for Class A common stock, as determined on a “with and without” basis, and for an early termination payment by us to LF LLC in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Payments under the Tax Receivable Agreement will vary depending upon a number of factors. While many of the factors that will determine the amount of payments that we will make under the Tax Receivable Agreement are outside of our control, we expect that the payments we will make will be substantial and could have a material adverse effect on our financial condition. Any payments made by us under the Tax Receivable Agreement will reduce the amount of overall cash flow that might have otherwise been available to us. There can be no assurance that we will be able to fund or finance our obligations under the Tax Receivable Agreement upon a change of control or other acceleration event. Furthermore, our obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are the subject of the Tax Receivable Agreement. To the extent that we are unable to make timely payments for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Under certain circumstances, non-payment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. The payment obligation under the Tax Receivable Agreement is an obligation of us and not of Landcadia HoldCo. Actual tax benefits realized by us may differ from the tax benefits calculated pursuant to the terms of the Tax Receivable Agreement.
In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits we realize or may be accelerated.
Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that we determine, and the IRS or another taxing authority may challenge all or any part of the certain deductions or tax basis increases, as well as other tax positions that we take, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by us are disallowed, LF LLC will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to LF LLC will be netted against any future cash payments otherwise required to be made by us, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments against which to net. As a result, in certain circumstances, we could make payments under the Tax Receivable Agreement in excess of our actual U.S. federal, state and local income tax savings, which could materially impair our financial condition.
Moreover, the Tax Receivable Agreement provides that, in certain circumstances, including certain changes of control, a material breach of a material obligation, and a termination at the election of the majority of our disinterested directors, our obligations under the Tax Receivable Agreement generally will accelerate and we generally will be required to make a lump-sum cash payment to LF LLC equal to the present value of certain future payments that would have otherwise been made under the Tax Receivable Agreement, which lump sum payment would be based on certain assumptions, including those relating to our future taxable income. The lump-sum payment could be substantial and could exceed the actual tax benefits that we realize subsequent to such payment.
There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual U.S. federal, state and local income tax savings that we realize. Furthermore, our obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $188,887,500 from the exercise of all public warrants and private placement warrants assuming the exercise in full of all such Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, “we” or the “Company” refers to Golden Nugget Online Gaming, Inc. and its subsidiaries after the Closing, and Landcadia Holdings II, Inc. prior to the Closing, and “GNOG” refers to Golden Nugget Online Gaming, LLC (formerly known as Golden Nugget Online Gaming, Inc.).
Introduction
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
Prior to the Closing, the Company was a blank check company whose purpose was to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. We were incorporated as CAPS Holdings LLC, a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation on February 4, 2019. On May 9, 2019 we consummated our initial public offering (“IPO”) in which we sold 31,625,000 units at a price of $10.00 per unit. Each unit consisted of one share of Company Class A common stock and one-third of a redeemable public warrant. Each whole public warrant will entitle the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Simultaneously, with the closing of the IPO, we consummated an $8.8 million private placement of an aggregate of 5,883,333 private placement warrants at a price of $1.50 per warrant. Upon the closing of the IPO, we deposited the $316.3 million net proceeds thereof and the proceeds of the private placement in the trust account. As of September 30, 2020, there was $320.5 million held in the trust account.
GNOG is a U.S. online real money casino. GNOG currently operates iGaming and online sports betting wagering within the State of New Jersey. Prior to April 28, 2020, GNOG’s assets were owned, and GNOG’s business was operated, by GNAC. On April 28, 2020, GNAC contributed the assets constituting the online gaming business to GNOG.
On April 28, 2020, GNOG entered into the Credit Agreement, guaranteed by LF LLC, comprised of a $300.0 million interest only term loan due October 2023 (the “GNOG Debt Financing”). Proceeds received from the term loan were sent to LF LLC in exchange for the Intercompany Promissory Note in the original principal amount of $300.0 million, executed by LF LLC and payable to the order of GNOG (the “Original Intercompany Note”). The Original Intercompany Note is recorded as contra-equity as a subscription receivable. LF LLC used those loan proceeds to purchase secured notes issued by Golden Nugget (the “GN Notes”). The term loan, the Original Intercompany Note and the GN Notes bear interest at LIBOR plus 12%. In June 2020, the Credit Agreement was amended to amend certain provisions to permit GNOG Holdco and LF LLC to enter into the Purchase Agreement and consummate the transaction including, but not limited to, amendments to permit the formation of GNOG Holdco, the merger of Golden Nugget Online Gaming, Inc. into Golden Nugget Online Gaming, LLC, and the sale by LF LLC of the equity in GNOG Holdco. In connection with the Closing, LF LLC and GNOG entered into the Second Amended and Restated Intercompany Note (the “Second A&R Intercompany Note”) to continue to act as a guarantee to the Credit Agreement and provided for, among other things, (a) a reduction in the principal amount outstanding under the Amended and Restated Intercompany Note by $150.0 million, which reduction occurred at Closing, and (b) a reduction in the amounts payable thereunder to 6% per annum, to be paid quarterly on the outstanding balance from day to day thereunder. The Second A&R Intercompany Note provides for a corresponding reduction in the remaining principal amount due and owing thereunder for each payment made under the Credit Agreement that reduces the principal amount of the loans under the Credit Agreement. Following the Closing, the debt under the Credit Agreement is secured by the Second A&R Intercompany Note and by a collateral assignment agreement from LF LLC to the lenders of a promissory note payable to LF LLC made by Golden Nugget, which effectively, but indirectly, provides pari passu security interest with the Golden Nugget senior secured credit facility.
On the Closing Date, GNOG LLC entered into an A&R Online Gaming Operations Agreement with an affiliate, GNAC, and a Trademark License Agreement with another affiliate, GNLV. The A&R Online Gaming Operations Agreement grants GNOG LLC the right to host, manage, control, operate, support and administer online gaming services under GNAC’s operating licenses. The Trademark License Agreement grants GNOG LLC the right to use the Golden Nugget trademark in connection with GNOG LLC’s online gaming operations. Under the terms of these agreements, GNOG LLC will pay a monthly royalty equal to 3% of net gaming revenue defined as GGR less free play, gaming tax, Know-Your-Customer fees, geolocation fees, and payment processing fees. The Trademark License Agreement provides for a twenty-year term.
The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the transaction and the GNOG debt financing occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 present pro forma effect to the transaction and the GNOG debt financing as if they had been completed on January 1, 2019.
The pro forma combined financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the transaction and the GNOG debt financing occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of the Company was derived from the unaudited and audited financial statements of the Company as of and for the nine months ended September 30, 2020 and as of and for the year ended December 31, 2019. The historical financial information of GNOG was derived from the unaudited and audited consolidated financial statements of GNOG as of and for the nine months ended September 30, 2020 and as of and for the year ended December 31, 2019. This information should be read together with the Company’s and GNOG’s unaudited and audited financial statements and related notes incorporated by reference in the Form 8-K.
Pursuant to the Company’s charter, public stockholders were offered the opportunity to redeem, upon the closing of the transaction, shares of the Company’s Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the Closing. The unaudited pro forma condensed combined financial statements reflect actual redemptions of 5,180 shares of the Company’s Class A Common Stock at $10.13 per share.
The transaction was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Under this method of accounting, the Company was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the transaction was treated as the equivalent of GNOG issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company was stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transaction are those of GNOG.
GNOG has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
Mr. Fertitta has a 79.9% voting interest in the Company;

•
GNOG executives hold C-suite management roles in the Company;

•
The Company has assumed GNOG’s name;

•
The Company’s shares of Class A common stock and warrants are listed on Nasdaq under the symbols “GNOG” and “GNOGW;”

•
The Company plans to continue to use GNOG’s existing strategy.

Description of the Business Combination
The aggregate consideration for the transaction was (i) $313.5 million payable in 31,350,625 HoldCo Class B Units and 31,350,625 shares of Class B common stock, (ii) Closing Cash Consideration in an amount of $30.0 million and (iii) the repayment of $150.0 million, representing one-half of the existing principal amount owed by GNOG under the Credit Agreement, together with related prepayment premium in an amount of approximately $24.0 million, as well as related expenses and accrued and unpaid interest in an amount of approximately $4.9 million.
Upon Closing, the Company and LF LLC entered into the Tax Receivable Agreement as additional consideration. The Tax Receivable Agreement generally provides for the payment by the Company to LF LLC of 85% of certain tax benefits that the Company actually realizes or is deemed to realize from the use of certain tax attributes in periods after the Closing. The Company will retain the tax benefit, if any, of the remaining 15% of these tax attributes.
The following represents the aggregate cash, equity and other consideration (in thousands):
Rollover equity issued at closing	$31,351
Value per unit of rollover equity(1)	$10.00
Total equity consideration	$313,510
Plus: Cash consideration	$30,000
Plus: GNOG debt repayment	$150,000
Plus: Debt repayment fees and accrued interest	$25,438
Plus: Tax receivable agreement	$24,208
Total cash, equity and other consideration	$543,156

(1)
Share Consideration is calculated using a $10.00 reference price. The closing share price on the date of the consummation of the transaction was $25.49. As the transaction was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the pro forma common stock shares outstanding (in thousands):
Class B common stock issued at Closing(1)	31,351
Founder shares: Class A common stock held by Mr. Fertitta	4,090
35,441
Class A common stock held by public stockholders	31,625
Less: Shares redeemed	(5)
31,620
Other Founder shares: Class A common stock held by Jefferies	1,272
68,333

(1)
The shares of Class B common stock do not have any economic rights but carry 10 votes per share, provided that the voting power of Mr. Fertitta and his affiliates is subject to an automatic downward adjustment to the extent necessary for the total voting of all shares of common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are based on the historical financial statements of the Company and GNOG. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)
	As of September 30, 2020		As of September 30, 2020
	GNOG Historical	The Company Historical	Pro Forma Adjustments	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,612	$897	$320,495(A)	$85,215
			(30,000)(D)
			(21,721)(E)
			(9,054)(F)
			(3,524)(G)
			(150,000)(H)
			(25,384)(H)
			(54)(H)
			(52)(J)
Restricted cash	45,667	—	—	45,667
Accounts receivable — trade and other	5,804	—	—	5,804
Receivable from Parent	108	—	—	108
Other current assets	134	31	—	165
Total current assets	55,325	928	80,706	136,959
PROPERTY AND EQUIPMENT, net	606	—		606
LONG-TERM DEFERRED TAX ASSETS	5,242	—	30,071(K)	30,071
			(5,242)(K)
CASH AND INVESTMENTS HELD IN TRUST	—	320,495	(320,495)(A)	—
OTHER ASSETS, net	2,110	—	2,000(F)	4,110
Total assets	$63,283	$321,423	$(212,960)	$171,746
LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$9,680	$161	$(996)(E)	$8,845
Accrued salary and payroll taxes	3,289	—	(1,024)(G)	2,265
Accrued gaming and related taxes	16,074	—	—	16,074
Advances from an affiliate	11,602	—	(7,054)(F)	4,548
Interest payable	108	—	(54)(H)	54
Income taxes payable	2,660	131	—	2,791
Deferred revenue	3,322	—	—	3,322
Notes payable	29	—	—	29
Customer deposits	35,757	—	—	35,757
Total current liabilities	82,521	292	(9,128)	73,685
LONG-TERM DEBT	282,076	—	(150,000)(H)	141,038
			8,962(H)

	As of September 30, 2020		As of September 30, 2020
	GNOG Historical	The Company Historical	Pro Forma Adjustments	Pro Forma Combined
DEFERRED UNDERWRITING COMISSIONS	—	11,069	(11,069)(E)	—
TAX RECEIVABLE AGREEMENT LIABILITY	—	—	24,208(K)	24,208
OTHER LIABILITIES	6,480	—	—	6,480
Total liabilities	371,077	11,361	(137,027)	245,411
COMMITMENTS AND CONTINGENCIES
NONCONTROLLING INTERESTS	—	—	450,508(D)	450,508
CLASS A COMMON STOCK SUBJECT TO REDEMPTIONS	—	305,062	(305,062)(B)	—
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.0001 par value, no shares issued or outstanding	—	—	—	—
Common stock, no par value	—	—	—	—
Class A common stock, $0.0001 par value	—	—	3(B)	4
			1(C)
Class B common stock, $0.0001 par value	—	1	(1)(C)	3
			3(D)
Note receivable from Parent	(289,185)	—	289,185(H)	—
Additional paid-in capital	—	1,929	305,059(B)	—
			(30,000)(D)
			(3)(D)
			(289,185)(H)
			3,070(I)
			18,165(D)
			(9,656)(E)
			621(K)
Retained earnings (accumulated deficit)	(18,609)	3,070	(468,673)(D)	(524,180)
			(2,500)(G)
			(8,962)(H)
			(25,384)(H)
			(3,070)(I)
			(52)(J)
Total stockholders’ equity (deficit)	(307,794)	5,000	(221,379)	(524,173)
Total liabilities and stockholders’ equity (deficit)	$63,283	$321,423	$(212,960)	$171,746

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share data)
	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2020
	GNOG Historical	The Company Historical	Pro Forma Adjustments	Pro Forma Combined
REVENUES:
Casino gaming	$59,890	$—	$—	$59,890
Other	8,201	—	—	8,201
Total revenue	68,091	—	—	68,091
COSTS AND EXPENSES:
Labor	6,008	—	—	6,008
Gaming taxes	12,843	—	—	12,843
Royalty and licenses fees	7,627	—	478(A)	8,105
Selling, general and administrative expense	18,970	844	6,655(B)	26,469
Depreciation and amortization	138	—	—	138
Total operating costs and expenses	45,586	844	7,133	53,563
OPERATING INCOME (LOSS)	22,505	(844)	(7,133)	14,528
OTHER EXPENSE:
Interest expense (income), net	19,077	(1,566)	(1,996)(C)	17,081
			1,566(D)
Total other expense (income)	19,077	(1,566)	(430)	17,081
Income (loss) before income taxes	3,428	722	(6,703)	(2,553)
Provision (benefit) for income taxes	914	152	(1,612)(E)	(546)
Net income (loss)	2,514	570	(5,091)	(2,007)
Less: Net loss attributable to noncontrolling interest	—	—	921(F)	921
Net income (loss) attributable to common stockholders	$2,514	$570	$(4,170)	$(1,086)
LOSS PER SHARE
Net loss per share of common stock — basic		$(0.07)		$(0.03)
Net loss per share of common stock — diluted		$(0.07)		$(0.03)
Weighted average shares of common stock outstanding — basic		9,372		36,982
Weighted average shares of common stock outstanding — diluted		9,372		68,333

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share data)
	Year Ended December 31, 2019		Year Ended December 31, 2019
	GNOG Historical	The Company Historical	Pro Forma Adjustments	Pro Forma Combined
REVENUES:
Casino gaming	$47,694	$—	$—	$47,694
Other	7,727	—	—	7,727
Total revenue	55,421	—	—	55,421
COSTS AND EXPENSES:
Labor	7,102	—	—	7,102
Gaming taxes	9,985	—	—	9,985
Royalty and licenses fees	5,875	—	1,058(A)	6,933
Selling, general and administrative expense	14,687	487	8,873(B)	24,047
Depreciation and amortization	135	—	—	135
Total operating costs and expenses	37,784	487	9,931	48,202
OPERATING INCOME (LOSS)	17,637	(487)	(9,931)	7,219
OTHER EXPENSE:
Interest expense (income), net	6	(3,651)	22,381(C)	22,387
			3,651(D)
Total other expense (income)	6	(3,651)	26,032	22,387
Income (loss) before income taxes	17,631	3,164	(35,963)	(15,168)
Provision (benefit) for income taxes	5,960	664	(9,012)(E)	(2,388)
Net income (loss)	11,671	2,500	(26,951)	(12,780)
Less: Net loss attributable to noncontrolling interest	—	—	5,866(F)	5,866
Net income (loss) attributable to common stockholders	$11,671	$2,500	$(21,085)	$(6,914)
LOSS PER SHARE
Net loss per share of common stock — basic		$(0.02)		$(0.19)
Net loss per share of common stock — diluted		$(0.02)		$(0.19)
Weighted average shares of common stock outstanding — basic		8,032		36,982
Weighted average shares of common stock outstanding — diluted		8,032		68,333

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
The transaction was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the transaction was treated as the equivalent of GNOG issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the transaction will be those of GNOG.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the transaction occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 present pro forma effect to the transaction and the GNOG debt financing as if they had been completed on January 1, 2019. These periods are presented on the basis of GNOG as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
the Company’s unaudited balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020 which is incorporated by reference;

•
GNOG’s unaudited consolidated balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020 which is incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:
•
the Company’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes which is incorporated by reference; and

•
GNOG’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes which is incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:
•
the Company’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes which is incorporated by reference; and

•
GNOG’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes which is incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the transactions.
The pro forma adjustments reflecting the consummation of the transaction and GNOG debt financing are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of the Company and GNOG, which are incorporated by reference.
2. Accounting Policies
Based on its initial analysis of the Company and GNOG’s accounting polices, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3. Adjustment to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the transactions and has been prepared for informational purposes only.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the transaction and the GNOG debt financing, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Company. GNOG and the Company have not had any historical relationship prior to the transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares outstanding, assuming the transaction and the GNOG debt financing occurred on January 1, 2019.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:
A.
Reflects the reclassification of $320.5 million of cash and cash equivalents held in the Company trust account that becomes available to fund the business combination.

B.
Reflects the reclassification of $305.1 million of Company Class A common stock subject to possible redemption to permanent equity.

C.
Reflects the conversion of Company Class B common stock to Class A common stock, as well as the forfeiture of 2,543,750 founder shares.

D.
Reflects consideration consisting of $30.0 million in cash and the issuance of 31,350,625 shares of the Class B common stock and the issuance of 31,350,625 HoldCo Class B Units. The holder of the HoldCo Class B Units is entitled to redeem all or a portion of such HoldCo Class B Units to be settled in cash or shares of Class A Common Stock and as such, these HoldCo Class B Units will be classified as temporary equity in accordance with ASC 480-10-S99-3A and represent a noncontrolling interest. The noncontrolling interest is adjusted to redemption value as of September 30, 2020 in accordance with paragraph 15 option b of ASC 480-10-S99-3A. This measurement adjustment results in a corresponding adjustment to shareholders’ equity through adjustments to additional paid in capital and retained earnings. The HoldCo Class B Units would have a redemption value of $450.5 million if redeemable on September 30, 2020. The redemption value is calculated by multiplying (i) the 31,350,625 HoldCo Class B Units to be issued in connection with this transaction and (ii) the September 30, 2020 Company Class A common stock trading price of $14.37. Concurrent with future redemptions of the HoldCo Class B Units, an equal number of shares of the Class B common stock will be cancelled.
E.
Reflects the payment of $21.7 million in transaction fees, including $11.1 million in deferred underwriting commissions incurred during the Company’s IPO due upon completion of the transaction.

F.
Reflects the repayment of $9.1 million to a GNOG affiliate related to $7.1 million in debt issuance costs and $2.0 million in Michigan market access fees paid on GNOG’s behalf .

G.
Reflects the payment of $3.5 million in GNOG incentive compensation expense.

H.
Reflects the repayment of $150.0 million of GNOG indebtedness along with $24.0 million in prepayment premium related to the Credit Agreement, $1.3 million in related expenses and $54.0 thousand of accrued interest and the write-off of $9.0 million of pro rata deferred financing costs and unamortized original issue discount associated with the debt repayment. Additionally, concurrently with the Closing, $288.5 million of the carrying amount on GNOG LLC’s Second A&R Intercompany Note from LF LLC is being accounted for as a distribution to LF LLC, with a corresponding reduction in additional paid-in capital. The Second A&R Intercompany Note requires LF LLC to make cash payments of 6% per annum, on a quarterly basis, on the outstanding principal balance of the Second A&R Intercompany Note. None of these payments will reduce the principal balance on the Second A&R Intercompany Note. Further, the A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of Class B common stock to LF LLC in consideration of such payments. These payments and equity issuances will be treated as capital transactions for accounting purposes and will increase the noncontrolling interests in GNOG LLC.

I.
Reflects the elimination of the Company’s historical retained earnings.

J.
Reflects the redemption of 5,180 of the Company’s public shares for $52,492 at a redemption price of $10.13 per share. Based on the historical accounting for the public shares and considering Pro Forma Adjustment B, the entire redemption price is allocated to Class A common stock and additional paid-in capital in the accompanying unaudited pro forma condensed combined balance sheet.

K.
Reflects the increase in long-term deferred tax assets resulting from a tax basis step-up of assets directly related to the transaction and related future payments under the Tax Receivable Agreement as well as the elimination of historical deferred tax assets due to the transaction and change in filing status. In addition, the adjustment reflects the TRA liability, which represents 85% of deferred tax benefit related to the specified tax attributes to be realized by the Company, subject to adjustment as provided in the Tax Receivable Agreement, which will be paid to LF LLC. The TRA liability created in connection with the transaction is accounted for as additional consideration to LF LLC. Assuming no exchange of LF LLC’s HoldCo Class B Units pursuant to the A&R HoldCo LLC Agreement, the TRA liability to be recognized for the Tax Receivable Agreement is $24.2 million and the deferred tax asset of $30.1 million (each of which is subject to adjustment pursuant to the Tax Receivable Agreement) which has been recognized from the increase in the tax basis and certain tax benefits attributes. The difference between the change in the deferred tax asset resulting from the step-up in tax basis and the TRA liability is recorded through Additional Paid in Capital. The TRA liability is an estimate and will be accounted for in accordance with ASC 450. The amount of expected future payments under the Tax Receivable Agreement are dependent upon a number of factors, including the Company’s cash tax savings, the specified tax rate in the years in which it utilizes tax attributes subject to the Tax Receivable Agreement as well as current tax forecasts. These estimated rates and forecasts are subject to change based on actual results and realizations which could have a material impact on the liability to be paid. The Tax Receivable Agreement provides that in the event of a change of control, subject to certain limitations, the Company’s obligations under the Tax Receivable Agreement would accelerate and become payable in a lump sum amount. The lump sum payment would equal the present value of the anticipated future tax benefits calculated based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement. In the event of an early termination immediately after the transaction, based upon the September 30, 2020 price of $14.37 per share of Class A common stock, and assuming a discount rate of 1.34% (LIBOR +1%), the Company estimates that it would be required to pay approximately $257.4 million.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:
A.
Reflects the 3% brand royalty that will be paid to a GNOG affiliate.

B.
Reflects new contractual compensation arrangement.

C.
Reflects interest expense associated with the remaining GNOG indebtedness following the repayment of $150.0 million of the outstanding amount.

D.
Elimination of interest income on the Company’s trust account.

E.
Reflects the net impact on income taxes of the pro forma adjustments to interest expense, royalty expense adjusted for changes in the legal structure of the combined entities and changes in ownership, at the effective tax rate of the pro forma combined entity.

F.
Reflects adjustment to net income (loss) attributable to non-controlling interests.

4. Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the transaction, assuming the shares were outstanding since January 1, 2019. As the transactions and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the transactions have been outstanding for the entire periods presented.
	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Pro Forma Basic & Diluted Income (Loss) Per Share:
Pro forma net income (loss) attributable to common shareholders — basic	$(1,086)	$(6,914)
Pro forma net income (loss) attributable to common shareholders — diluted	$(2,007)	$(12,780)
Basic shares outstanding	36,982	36,982
Diluted shares outstanding	68,333	68,333
Pro forma basic income (loss) per share	$(0.03)	$(0.19)
Pro forma diluted income (loss) per share	$(0.03)	$(0.19)
Pro Forma Shares Outstanding — Basic and diluted:
Founder shares held by Mr. Fertitta	4,090	4,090
Common shares held by Company shareholders	31,620	31,620
Other Founder shares	1,272	1,272
Total shares — basic	36,982	36,982
Merger consideration equity if redeemed for Class A	31,351	31,351
Total shares — diluted	68,333	68,333

BUSINESS
The following discussion reflects the business of GNOG both prior to and after giving effect to the Transaction, as the context indicates. “We,” “us” and “our” generally refer to GNOG, in the present tense or GNOG LLC on a historical basis.
Overview
We are an online gaming, or iGaming, and digital sports entertainment company focused on providing our customers with the most enjoyable, realistic and exciting online gaming experience in the market. We currently operate in Atlantic City, New Jersey where we offer patrons the ability to play their favorite casino games and bet on live-action sports events. Our desire to innovate, improve and offer the most realistic online gaming platform drives our employees and defines our business, as we pursue our vision to be the leading destination for online gaming players with a modern mindset. We maintain an expansive catalogue of online casino games in the New Jersey market with over 800 titles.
We are authorized by the New Jersey Division of Gaming Enforcement (“DGE”) to operate interactive real money online gaming in New Jersey, having been one of the first online gaming operators to enter the New Jersey market in 2013. As an affiliate of the Golden Nugget/Landry’s (“GNL”) family of companies, we aspire to live up to the reputation of Golden Nugget, a storied brand in the gaming industry, by providing customers with an online gaming experience consistent with Golden Nugget’s land-based casinos. Our technology is designed to create superior online betting experiences for the avid casino and sports bettor. Our goals have been shaped with these players in mind, both in who he or she is today and who we anticipate he or she will become as the gaming industry evolves. The Golden Nugget vision underpins our position as a market leader and innovator in today’s rapidly expanding online gaming industry.
We believe we are well-positioned for continued growth with the support of the Golden Nugget brand and its seasoned management team, together with its commitment to innovation. We believe that this enviable combination of expertise, brand recognition and infrastructure will not only support our continued success in the New Jersey market, but also allow us to capture market share in other key iGaming states in the future. As described below, we are currently targeting Pennsylvania, Michigan, Illinois and West Virginia as states in which we plan to enter in the near future, subject to regulatory approvals, while continuing to evaluate entry into additional markets.
We have experienced tremendous growth since we began operations. According to information published by the DGE, as of December 31, 2020, our market share in the New Jersey online gaming market was 11%. Our gross gaming revenues, or GGR (as defined below), have grown from $9.6 million in 2014 to $60.9 million in 2019, and $101.9 million in 2020. In addition, we have steadily grown our average monthly net casino revenue per depositing user (“Net Casino ARPU”) from $467 in 2014 to $566 in 2019, and $631 in 2020. Our GGR is defined as the sum of all customer wagers (including the amount of all promotional credits wagered by such customers), minus all winnings paid to such customers on such wagers. For purposes of calculating our GGR, we include only settled wagers, and exclude all pending online casino or online sports bets which have not yet settled (e.g., sports bets on sports events that have not concluded as of the date of determination of GGR).
We were incorporated in New Jersey in February 2011 under the name Landry’s A/C Gaming, Inc. In November 2011 we changed our name to Landry’s Finance Acquisition Co. and in May 2020 we changed our name again to Golden Nugget Online Gaming, Inc. (“GNOG Inc.”). In December 2020, GNOG Inc. converted into a limited liability company by merging with and into GNOG LLC.
We are operated as an umbrella partnership C-corporation, or “Up-C,” meaning that substantially all of our assets are held indirectly through GNOG LLC, our indirect subsidiary, and our business is conducted through GNOG LLC.
Industry Background/Market Opportunity
We are focused on becoming a leader in U.S. online gaming, which is a fast-growing part of the larger U.S. gaming industry. iGaming includes all online casino games played on a computer or mobile device such as slots, video poker, electronic table games and live dealer table games, but does not include online sports wagering. The iGaming market includes both “Pure Casino” players who sign up for the primary purpose of playing online casino games, such as slots or table games, as well as sports betting players who also want to play casino games. According to the DGE, the iGaming market in New Jersey has grown significantly, from approximately $221 million in total iGaming revenues in 2017 to approximately $462 million in 2019.
The current COVID-19 pandemic has served as a catalyst to accelerate growth in the U.S. iGaming industry as many people are spending more time at home. The pandemic has changed the way people work and live, with an increased use and dependence on technology and a need for at-home entertainment options. The number of people engaging in iGaming has increased significantly as a result of these changes, some of which are currently expected to continue for an indefinite period of time or may become permanent. Total iGaming revenues in New Jersey for 2020 were $931.5 million, representing a 101.7% increase over the same period in 2019, according to the DGE.
We operate real money online gaming within the State of New Jersey and are contracted to manage certain third parties that are also authorized to operate real money online gaming in New Jersey, for which we receive royalties and cost reimbursement. Today, iGaming is legal in New Jersey, Pennsylvania, Delaware, Michigan (pending final regulations), and West Virginia, and online sports betting is legal in fourteen states and the District of Columbia. In addition, legislation to legalize iGaming and/or sports betting is pending in several states. We anticipate that legalization of iGaming and online sports betting will expand across the U.S. as states understand and appreciate the revenue potential.
Over the last few years, iGaming revenue as a percentage of land-based gaming revenue has grown. Based on data released by the DGE, between 2016 and 2019, iGaming revenue grew from 7% to 17% of land-based gaming revenue in New Jersey. For 2020, iGaming revenue in New Jersey represented 62% of land-based gaming revenue, according to data published by the DGE. On March 16, 2020, all Atlantic City land-based casinos were required to close because of the governmental response to the COVD-19 pandemic. In January, February and March 2020, online gaming revenues represented 27.7%, 23.0% and 75.8% of Atlantic City land-based casino gaming revenues, respectively. During April, May and June 2020, Atlantic City land-based casino gaming revenues was $0. Atlantic City casinos reopened on July 2, 2020, resulting in the percentage of online gaming revenues compared to Atlantic City land-based casino gaming revenues decreasing to 65.6% for December 2020. The increase in online gaming revenues in 2020 is attributable, in part, to the temporary closure of Atlantic City casinos, leading traditional casino players to utilize online gaming. Nonetheless, we believe the COVID-19 pandemic has accelerated the growth trend in online gaming. Our management estimates that, on a run-rate basis, the iGaming market in the U.S. over time will achieve 30% penetration versus the land-based market. Based on nationwide land-based commercial and tribal gaming revenues of $75 billion in 2018, 30% penetration implies a $22 billion revenue potential in the long-term U.S. iGaming market.
Our Competitive Strengths
Our competitive strengths include:
•
The strength of the Golden Nugget brand;

•
iGaming focus targeting high value customers;

•
Profitable customer acquisition;

•
Market-leading innovation and content;

•
Continued support from Golden Nugget;

•
Seasoned management team of industry experts;

•
Best-in-class customer support; and

•
Proven operator with industry recognition.

Strength of the Golden Nugget Brand
One of the unique features that has contributed to our success is our affiliation with GNL and Tilman Fertitta, GNL’s Chairman and Chief Executive Officer and our Chairman and Chief Executive Officer. GNL is a household name in the U.S., with a diversified restaurant, hospitality, entertainment and gaming portfolio that includes:
•
600 outlets;

•
three hotels;

•
four aquariums;

•
two amusement parks; and

•
five Golden Nugget casinos.

The Golden Nugget name is a well-known and storied brand in the gaming industry. Celebrated since opening as a gambling hall in Las Vegas in 1946, Golden Nugget today is associated with gaming and high-quality service at an attractive value. Golden Nugget maintains a geographically diverse portfolio of five land-based casinos: Golden Nugget Las Vegas, Nevada; Golden Nugget Laughlin, Nevada; Golden Nugget Lake Charles, Louisiana; Golden Nugget Biloxi, Mississippi; and Golden Nugget Atlantic City, New Jersey. The Golden Nugget casino properties offer popular slot machines and table games as well as a wide selection of amenities.
As the online gaming affiliate of Golden Nugget Atlantic City, we have taken the best aspects of its legacy brand and modified them to attract today’s online gaming customer.
Tilman Fertitta is an internationally recognized businessman with a significant media presence throughout the U.S. According to CNBC, Mr. Fertitta’s TV show, “Billion Dollar Buyer,” was the network’s “most watched premiere hour ever” in 2016 and has aired three successful seasons. In addition, he is a New York Times Best-Selling author with his book “Shut Up and Listen,” which outlines his business philosophies. In addition to GNL, Mr. Fertitta is the sole owner of the NBA’s Houston Rockets. Our brand has been significantly enhanced through Mr. Fertitta’s promotion and support of our company.
iGaming Focus Targeting High Value Customers
As one of the only true iGaming-focused online gaming companies, we believe we are well positioned to continue to acquire the highest value customers in the iGaming market. While we offer both iGaming and online sports betting, our management believes the combination of higher lifetime player value (“LTV”) and player demographics of iGaming players creates a superior value proposition for iGaming. As a result, we intend to focus our efforts on acquiring high value iGaming players. Nevertheless, we believe offering online sports betting increases our competitive advantage because many online sports betting players also choose to play casino games.
A key to our success is our superior ability to acquire and retain the highest value iGaming players, resulting in higher engagement as measured by LTV. We believe that the average iGaming player plays longer, reinvests his or her winnings more quickly and has a higher disposable income, all of which contributes to a higher total engagement per active month than land-based casino players and online sports bettors. As of December 31, 2020, our five-year gross LTV was approximately $7,671, which we believe is greater than that of our competitors. In addition, we have steadily grown our Net Casino ARPU from $467 in 2014 to $566 in 2019, and $631 in 2020.
According to our management, player demographics for our typical iGaming player are relatively split between gender, with around 55% of customers being male and 45% being female. In contrast, approximately 95% of our online sports bettors are male. Similarly, our average iGaming player is between 40 and 45 years old, whereas our online sports player tends to be between 30 and 35 years old.
Profitable Customer Acquisition
Another component of our success is our ability to attract new high value customers through GNL’s customer database. Landry’s Select Club, a restaurant loyalty program implemented in 2009 by GNL, had over 3 million members as of December 31, 2020, and prior to the outbreak of COVID-19, was adding more than 5,500 members per week. Approximately 18% of GNL’s restaurant sales are associated with Landry’s Select Club transactions. The Golden Nugget 24k Select Club, a loyalty program for Golden Nugget casino customers, had over 3.9 million members as of December 31, 2020, and prior to the outbreak of COVID-19, was adding over 7,000 new members per week on average since July of 2019. In 2019, approximately 80% of rated play revenue at Golden Nugget casinos was associated with 24k members. Management believes that access to this database is an advantage in promoting our products to new customers and will accelerate our growth into new jurisdictions as the legalization of online gaming spreads across the U.S.
In addition to using the GNL databases, we target our marketing efforts through high-quality traffic sources including TV advertising, targeted digital spend, and extensive relationships with leading affiliates in the U.S. market to increase its customer base. As is typical in high-growth industries, we believe most companies in the online gaming vertical to date have allocated a disproportionate amount of their capital to marketing and advertising to build a customer database in the hopes of capturing market share. In contrast, we have been able to keep customer acquisition costs relatively low as a percentage of our revenue while achieving significant growth. We estimate that new players typically reach a break-even return on investment, or ROI, by month five, earn the company an approximately 2.2x ROI by year one, and an approximately 8.0x ROI by year five, in each case where ROI is calculated as cumulative GGR divided by advertising spend.
Market-Leading Innovation and Content
We offer customers a superior platform for iGaming with what we believe to be a best-in-class iGaming content mix, combined with continued innovation and new product offerings. As of December 31, 2020, we offered over 800 game titles, which we believe gives us a material lead in the New Jersey market in terms of total available content. We believe that our ability to offer a wider array of iGaming products effectively reduces our customer acquisition costs and player churn by providing a superior product offering as compared to our competitors.
We believe that our commitment to innovation is demonstrated by consistently being first-to-market with the latest iGaming offerings:
•
Live Dealer Studio. We were the first company to launch a Live Dealer studio in the United States. The Live Dealer studio provides a more realistic environment for customers through interactions with a live dealer and fellow players, which our management believes has been a significant factor in convincing casino players to use iGaming. Because of the success of the Live Dealer studio, we have 18 tables in our Live Dealer studio as of September 30, 2020, increased from four tables when we first offered this product in 2016.

•
Golden Nugget Branded Video Slot Games. We believe that we were also the first to offer a branded video slot game online, the “Golden Nugget Video Slot,” which gives players the experience of being in one of Golden Nugget’s land-based casinos.

•
New Games. We have been successful in introducing new game categories to its customers, such as Steppers and Megaways.

We are well positioned to maintain our status as an online gaming innovator through our strategic partnerships with the top gaming equipment suppliers in the industry, including Scientific Games Digital (“SGD”). We have a multi-year, multi-state, multi-product, multi-channel agreement with SGD for iGaming and sports betting, whereby SGD provides us with its core platform (Player Account Management, Wallet, Bonusing Tools), online casino platform (Open Gaming System), and online games, and has agreed to provide us with its online sports betting platform and sports managed trading services through June 30, 2024 in New Jersey, and will provide such platforms and services in the future for terms of generally three or four years following specified milestone events such as the initial deployment of our software in a state or of any additional vertical in Nevada, Mississippi and Pennsylvania. This and other partnerships have enabled us to launch 20 exclusive games in 2020, with 80 more games that are expected to be released from the date hereof through the end of 2021.

Continued Support from GNL
We receive significant support from GNL through several contractual arrangements described below. We believe our relationship with GNL is highly constructive and will enable us to be successful in the long-term. Set forth below is a summary of the terms of these contractual arrangements.
Trademark License Agreement. Pursuant to this agreement, GNLV has granted to GNOG LLC an exclusive license to use certain “Golden Nugget” trademarks (and other trademarks related to GNOG LLC’s business) in connection with operating online real money casino gambling and sports wagering in the U.S. and any of its territories, subject to certain restrictions. The license has a twenty-year term that commenced on the Closing Date. During the term of the agreement, GNOG LLC has agreed to pay Golden Nugget a monthly royalty payment equal to 3% of net gaming revenue (as such term is defined in such agreement). Upon the tenth and fifteenth anniversary of the effective date of the Trademark License Agreement, the monthly royalty amount payable to GNLV will be adjusted to equal the greater of (i) 3% of net gaming revenue and (ii) the fair market value of the licenses (as determined by an independent appraiser, if necessary).
While the trademarks licensed under the Trademark License Agreement generally will be exclusively licensed to GNOG LLC, in the event that (i) a new market or opportunity becomes available (e.g., pursuant to the legalization of online gaming in another jurisdiction), and (ii) GNOG LLC is unwilling, unable or otherwise fails to pursue such market or opportunity, Golden Nugget will be permitted to pursue such market or opportunity and utilize the trademarks covered by the Trademark License Agreement with respect thereto. For the avoidance of doubt, nothing in the Trademark License Agreement will restrict GNOG LLC (or Golden Nugget) from owning or operating an online-based casino using marks that are not covered by the Trademark License Agreement.
A&R Online Gaming Operations Agreement with GNAC. Pursuant to this agreement, GNAC granted GNOG LLC the right to host, manage, control, operate, support and administer, under GNAC’s land-based casino operating licenses, the Golden Nugget-branded online gaming business, live dealer studio in New Jersey and the third party operators. Under the agreement, GNOG LLC is responsible for managing, administering and operating its online gaming business and providing services to GNAC in connection with the management and administration of certain platform agreements and GNAC is required to provide certain operational and infrastructure services to GNOG LLC in connection with its New Jersey operations. In addition to the 3% royalty payable pursuant to the Trademark License Agreement as described above, GNOG LLC is also obligated to reimburse GNAC for certain expenses incurred by GNAC in connection with the New Jersey online gaming business, such as New Jersey licensing costs, regulatory fees, certain gaming taxes and other expenses incurred by GNAC directly in connection with GNOG LLC’s operations in New Jersey. The A&R Online Gaming Operations Agreement has a term of five years commencing from April 2020 and is renewable by GNOG LLC for an additional five-year term. The A&R Online Gaming Operations Agreement also provides for, among other things, (a) minimum performance standards under which GNOG LLC is required to operate the Golden Nugget online gaming business, and (b) an arms-length risk allocation framework (including with respect to insurance and indemnification obligations).
Other Agreements. Pursuant to the Services Agreement, GNAC and Golden Nugget have agreed to provide certain services and facilities, including payroll, accounting, financial planning and other agreed upon services, to GNOG LLC from time to time and GNOG LLC has agreed to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports wagering conducted and such subsidiary’s brick-and-mortar casino. Under this agreement, each party is responsible for its own expenses and the employer of any shared employee is responsible for such shared employee’s total compensation. GNOG LLC is also obligated to reimburse the party providing the service or facilities at cost. In addition, at Closing, GNOG LLC entered into the Office Leases with Golden Nugget, GNAC and/or their respective affiliates for the use of certain office space in Atlantic City, New Jersey, and Houston, Texas.
Agreement with Danville Development. On November 18, 2020, GNOG LLC entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget and an affiliate of GNOG LLC, formed to build a new

Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals. GN Danville, LLC will own a 25% equity interest in Danville Development and has an option to purchase the other equity interests in the future at a price to be determined pursuant to definitive agreement. The definitive agreement has a term of 20 years and requires GNOG LLC to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, under the definitive agreement, GNOG LLC holds the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. GNOG LLC has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development, which will indirectly benefit GN Danville, LLC, for the development and construction of the casino.
Seasoned Management Team of Industry Experts
We are led by a seasoned management team of industry experts that enable the company to continue to achieve success in the online gaming space. Tilman Fertitta, our Chairman and Chief Executive Officer, has established himself as one of the preeminent businessmen in the United States regardless of industry focus. Mr. Fertitta has an extensive track record in the consumer, hospitality and gaming sectors with over 30 years of experience. Thomas Winter, our President, is a gaming industry veteran and has served as Senior Vice-President and General Manager of the online gaming division of Landry’s LLC for seven years. Prior to Landry’s LLC, Mr. Winter served as Chief Executive Officer of Betclic, a major European online sports betting and gaming operator, which merged with Expekt.com.
Best-In-Class Customer Support
We strive to provide our patrons with a best-in-class customer support network and unparalleled service. We believe that this commitment to excellent customer service has enabled us to retain more of our acquired players by offering users the live support needed to facilitate an enjoyable online gaming experience. Our customer service representatives, who are available via phone, live chat, email and help center 24 hours of the day, seven days a week, have an average of three years of experience in the online gaming industry, providing users with a knowledgeable network of professionals to facilitate connectivity with our interface, answer questions and improve user play. Our commitment to our customers has resulted in superb customer support reviews.
Based on a survey of over 27,000 customers, we earned a customer satisfaction rate of 96% in 2019. Based on our bi-weekly statistics that we reported to the DGE, in 2019 our inbound answer rate for customer calls was 95%, meaning that 95% of customer calls were answered by a live customer support agent before going to voicemail.
Proven Operator with Industry Recognition
Since our inception, we have consistently been recognized as one of the best online gaming operators in the United States. We have received the following awards:
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eGaming Review (“EGR”) North America’s Operator of the Year award in 2017, 2018, 2019 and 2020;

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EGR North America’s Casino Operator of the Year award in 2017, 2018 and 2019;

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EGR North America’s Acquisition Strategy award in 2017, 2018 and 2019;

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EGR North America’s Best New Game award in 2019;

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EGR North America’s Mobile Operator of the Year award; and

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iGaming North America’s Operator of the Year award in 2015, 2016 and 2017.

While we do not benchmark our success on industry awards and recognition, we believe these awards help to demonstrate our established cutting-edge, online gaming platform.
Short-Term Growth Plan and Opportunities
Currently, we are targeting Pennsylvania, Michigan, Illinois and West Virginia as states in which we plan to enter in the near future, subject to regulatory approvals. However, as the legalization of iGaming expands in the U.S., we intend to evaluate the financial viability of entering other new markets.

Pennsylvania
We and GNL are pursuing regulatory approvals to enter the iGaming market in Pennsylvania. iGaming was legalized in Pennsylvania in July 2019, shortly after the legalization of online sports betting in that state in November 2018. As of December 31, 2020, there are 11 total licenses (primary and Qualified Gaming Entity (as defined below)) available in the Pennsylvania market for online gaming operators, with no limits on skins (as defined below). According to the Pennsylvania Gaming Control Board, in December 2020, there were 10 licenses operating iGaming under 13 different brands in Pennsylvania generating approximately $68.9 million in aggregate gaming revenues. While still relatively new, our management estimates that the iGaming market in Pennsylvania is expected to reach $900 million by 2025 as measured by gaming revenues.
We are seeking regulatory approvals to be licensed as a “Qualified Gaming Entity” in Pennsylvania, and as a result will not be subject to market access royalties. As a Qualified Gaming Entity, we will also have the option, subject to regulatory approvals, to partner with competing online gaming companies (“skins”) in a revenue share arrangement. The estimated cost of the online slots and online table gaming certificates necessary to offer online casino games in Pennsylvania is $8 million. Pending issuance of the appropriate licenses and approvals, we currently expect to launch our iGaming operations in Pennsylvania in the first quarter of 2021.
Michigan
We are pursuing iGaming and online sports betting in Michigan through an arrangement with a licensed Tribal casino. Both iGaming and online sports betting were legalized in Michigan in March 2020 but are not yet operational. According to the Michigan Lawful Internet Gaming Act, as of December 31, 2020, Michigan has authorized up to 15 licenses for iGaming (three commercial land-based casinos and 12 Tribes), and the applicable Michigan law allows for only one iGaming operating brand per licensee.
On June 17, 2020, we entered into a market access agreement with Keweenaw Bay Indian Community, a federally recognized Indian tribe (“KBIC”), pursuant to which KBIC agreed to grant us the right operate a “Golden Nugget” branded online casino (including, at our discretion, online poker) and online sportsbook in the State of Michigan under KBIC’s casino license held in connection with KBIC’s ownership of the Ojibwa Casinos located in Baraga, Michigan and Marquette, Michigan. The initial term is 15 years with an optional ten-year renewal period. Pending issuance of the appropriate licenses and approvals, we currently expect to launch our iGaming and online sports betting operations in Michigan in January 2021. We estimate that the iGaming and sports betting markets in Michigan represent $600 million and $400 million opportunities, respectively, as measured by gaming revenues.
Illinois
We are pursuing online sports betting, and once legalized, iGaming in Illinois through an arrangement with Danville Development, LLC (“Danville Development”). Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget and an affiliate of GNOG LLC, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals. Online sports betting was legalized in Illinois in June 2019. According to amended Senate Bill 690, as of December 31, 2020, Illinois has authorized up to 22 statewide licenses for online sports betting (10 existing casinos, 6 new casinos, 3 racetracks and 3 untethered), and the applicable Illinois law allows for only one brand per licensee.
On November 18, 2020, we entered into a market access agreement with Danville Development, LLC which will give us the exclusive right to offer online sports wagering and, if permitted by future legislation, iGaming wagering in the State of Illinois. The initial term of the agreement between us and Danville Development, LLC is 20 years and requires GNOG LLC to pay a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, we have committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development, LLC for the development and construction of the casino. Pending issuance of the appropriate licenses and approvals, we currently expect to launch our online sports betting operations in Illinois by the end of 2021. We estimate that the

iGaming and sports betting markets in Illinois represent $900 million and $650 million opportunities, respectively, as measured by gaming revenues.
West Virginia
We are pursuing iGaming and online sports betting in West Virginia through an arrangement with Greenbrier Hotel Corporation. Online sports betting was legalized in West Virginia in March 2018 and iGaming in March 2019. According to the West Virginia Lottery Interactive Wagering Act and the West Virginia Lottery Sports Wagering Act, as of December 31, 2020, West Virginia has authorized up to 5 statewide licenses for online sports betting and iGaming each, and the applicable West Virginia laws allow for three brands per licensee.
On November 20, 2020, we entered into a market access agreement with Greenbrier Hotel Corporation which will give us the right to offer online sports wagering and iGaming wagering in the State of West Virginia. The agreement is for 10 years and will allow us to use the “Golden Nugget” brand. As part of the agreement, we GNOG LLC will be paying a percentage of its online net gaming revenue, subject to making minimum royalty payments to Greenbrier Hotel Corporation over the term. Pending issuance of the appropriate licenses and approvals, GNOG currently expects to launch its iGaming and online sports betting operations in West Virginia by the end of the second quarter of 2021. We estimate that the iGaming and sports betting markets in West Virginia represent $75 million and $50 million opportunities, respectively, as measured by gaming revenues.
New Jersey
We also plan to continue investing heavily in our New Jersey online gaming operations to retain market share and continue to acquire new high value customers. While we are a market leader in the New Jersey iGaming market, our management believes the potential for growing our share of the online sports betting market represents a lucrative opportunity based on our management’s estimates that the online sports betting market in New Jersey will be $600 million by 2025 as measured by gaming revenues. Based on a report released by the DGE on January 13, 2021, there are seven iGaming permit holders in New Jersey. Each holder of a iGaming permit may grant up to five iGaming skins and each holder of a sports wagering license may grant up to three online sports wagering skins.
Intellectual Property
We do not currently own any registered intellectual property. Our intellectual property portfolio consists substantially of licensed intellectual property, including the “GOLDEN NUGGET” trademarks licensed pursuant to the Trademark License Agreement with Golden Nugget and GNLV, each of which are our affiliates.
Pursuant to the Trademark License Agreement, GNLV granted GNOG LLC an exclusive license to use certain “GOLDEN NUGGET” trademarks (and other trademarks related to its business) and domain names, including goldennuggetcasino.com, solely in connection with online real money casino gambling and sports wagering in the U.S. and any of its territories.
In addition to the intellectual property licensed by GNOG LLC under the Trademark License Agreement, we license certain third-party intellectual property (such as our platform and/or games) under licenses and service agreements with those third parties to operate our online real money casino gambling and sports wagering business, including through agreements with gaming content creators and service providers. Although we believe the licenses under the Trademark License Agreement and these third-party agreements are sufficient for the operation of our business, these licenses limit the use of the licensed intellectual property in specific manners and for specific time periods and we rely entirely on such rights granted by third parties or affiliates to operate our business. We may also rely in part on the counterparties to the Trademark License Agreement and such other third-party agreements to appropriately register, protect and defend the licensed intellectual property.
Companies in the gaming, sports betting, casino, technology and other industries may own large numbers of patents, copyrights, trade secrets, and trademarks and may frequently request license agreements, threaten litigation or file suit against us based on allegations of infringement, misappropriation, or other violations of intellectual property rights. From time to time, we may face allegations by third parties, including our competitors and non-practicing entities, that we have infringed, misappropriated, or otherwise violated their trademarks, copyrights, trade secrets, patents and other intellectual property rights. As our business grows, we will likely face more claims of infringement.
Government Regulation
We are subject to various U.S. and foreign laws and regulations that affect our ability to operate in the iGaming and sports betting industries. These industries are generally subject to extensive and evolving regulations that could change based on political and social norms and that could be interpreted in ways that could negatively impact our business.
The gaming industry, which includes iGaming and sports betting, is heavily regulated and in order to continue our operations, we must maintain licenses and pay gaming taxes or a percentage of revenue in each jurisdiction from which we operate. Our business is subject to extensive regulation under the laws, rules and regulations of the jurisdictions from which we operate. These laws, rules and regulations generally concern the responsibility, financial stability, integrity and character of the owners, managers and persons with material financial interests in gaming operations, along with the integrity and security of our iGaming and sports betting offerings. Violations of laws or regulations in one jurisdiction could result in disciplinary action in that and other jurisdictions.
Gaming laws are generally based upon declarations of public policy designed to protect gaming consumers and the viability and integrity of the gaming industry. Gaming laws also may be designed to protect and maximize state and local tax revenues, as well as to enhance economic development and tourism. To accomplish these public policy goals, gaming laws establish stringent procedures to ensure that participants in the gaming industry meet certain standards of character and responsibility. Among other things, gaming laws require gaming industry participants to:
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ensure that unsuitable individuals and organizations have no role in gaming operations;

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establish procedures designed to prevent cheating and fraudulent practices;

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establish and maintain anti-money laundering practices and procedures;

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establish and maintain responsible accounting practices and procedures;

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maintain effective controls over their financial practices, including establishing minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

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maintain systems for reliable record keeping;

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file periodic reports with gaming regulators;

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establish programs to promote responsible gaming; and

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enforce minimum age requirements.

Typically, a state regulatory environment is established by statute and underlying regulations and is administered by one or more regulatory agencies (typically a gaming commission or state lottery) who regulate the affairs of owners, managers and persons with financial interests in gaming operations. Among other things, gaming authorities in the various jurisdictions in which we conduct or intend to conduct our business:
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adopt rules and regulations under the implementing statutes;

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interpret and enforce gaming laws and regulations;

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impose fines and penalties for violations;

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review the character and fitness of participants in gaming operations and make determinations regarding their suitability or qualification for licensure;

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grant licenses for participation in gaming operations;

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collect and review reports and information submitted by participants in gaming operations;

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review and approve certain transactions, which may include acquisitions or change-of-control transactions of gaming industry participants and securities offerings and debt transactions in which such participants engage; and

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establish and collect fees and taxes in jurisdictions where applicable.

While we believe that we are in compliance in all material respects with all applicable iGaming and sports betting laws, licenses and regulatory requirements, we cannot assure that our activities or the activities of our users will not become the subject of any regulatory or law enforcement investigation, proceeding or other governmental action or that any such proceeding or action, as the case may be, would not have a material adverse impact on us or our business, financial condition or results of operations.
Licensing and Suitability Determinations
In order to operate in certain jurisdictions, we must obtain either a temporary or permanent license or determination of suitability from the responsible authorities. We seek to ensure that we obtain all necessary licenses to develop and put forth our offerings in the jurisdictions in which we operate and where our users are located.
Gaming laws require us, and often each of our holding and intermediary companies as well as subsidiaries, certain of our directors, officers and employees, and in some cases, certain of our shareholders, to obtain licenses from, or found suitable by, gaming authorities. Licenses and suitability findings require a determination that the applicant is qualified. Where not mandated by statute, rule or regulation, gaming authorities typically have broad discretion in determining who must apply for a license or finding of suitability and whether an applicant qualifies for licensing or should be deemed suitable to conduct operations within a given jurisdiction. When determining to grant a license to an applicant, gaming authorities generally consider: (i) the financial stability, integrity, responsibility and suitability of the applicant and its applicable affiliated entities and individuals (including verification of the applicant’s sources of funding); (ii) the quality and security of the applicant’s online real-money gaming platform, hardware and related software, including the platform’s ability to operate in compliance with local regulation, as applicable; (iii) the applicant’s history; (iv) the applicant’s ability to operate its gaming business in a socially responsible manner; and (v) in certain circumstances, the effect on competition. Gaming authorities may, subject to certain administrative procedural requirements, (i) deny an application, or limit, condition, revoke or suspend any license issued, or suitability finding made, by them; (ii) impose fines, either on a mandatory basis or as a consensual settlement of regulatory action; (iii) demand that named individuals or shareholders be disassociated from a gaming business; and (iv) in serious cases, liaise with local prosecutors to pursue legal action, which may result in civil or criminal penalties.
Events that may trigger revocation of a gaming license or another form of sanction vary by jurisdiction. However, typical events include, among others: (i) conviction in any jurisdiction of certain persons with an interest in, or key personnel of, the licensee of an offense that is punishable by imprisonment or may otherwise cast doubt on such person’s integrity; (ii) failure to comply with any material term or condition of the gaming license; (iii) declaration of, or otherwise engaging in, certain bankruptcy, insolvency, winding-up or discontinuance activities, or an order or application with respect to the same; (iv) obtaining the gaming license by a materially false or misleading representation or in some other improper way; (v) violation of applicable anti-money laundering or terrorist financing laws or regulations; (vi) failure to meet commitments to users, including social responsibility commitments; (vii) failure to pay in a timely manner all gaming or betting taxes or fees due; or (viii) determination by the gaming authority that there is another material and sufficient reason to revoke or impose another form of sanction upon the licensee.
As noted above, in addition to us and our direct and indirect holding companies and subsidiaries, gaming authorities generally also have the right to investigate individuals or entities having a material relationship to, or material involvement with, us or any of our affiliates, to determine whether such individual or entity is suitable as a business associate. Specifically, as part of our obtaining iGaming and sportsbook licenses, certain of our officers, directors, and employees and in some cases, certain of our shareholders (typically, beneficial owners of more than 5% of a company’s outstanding equity, with most jurisdictions providing that “institutional investors” (as defined by a particular jurisdiction) can seek a waiver of these requirements) must file applications with the gaming authorities and may be required to be licensed or to qualify or be found suitable in many jurisdictions. Qualification and suitability determinations generally require the submission of extensive and detailed personal and financial disclosures followed by a thorough investigation. The applicant must pay all the costs of the investigation. Changes with respect to the individuals who occupy licensed positions must be reported to gaming authorities and in addition to the authority to deny an application for licensure, qualification, or a finding of suitability, gaming authorities have jurisdiction to disapprove a change in a corporate position. If any director, officer, employee or significant shareholder is found unsuitable (including due to the failure to submit required documentation) by a gaming authority, we may deem it necessary, or be required, to sever our relationship with such person. Furthermore, the Charter provides that any of our capital stock owned or controlled by an unsuitable person or its affiliates is transferred to the Company or one or more third-party transferees, as and to the extent required by a gaming authority or deemed necessary or advisable by the Board in its sole and absolute discretion.
Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised that it is required by gaming authorities may be denied a license or found unsuitable, as applicable. Furthermore, we may be subject to disciplinary action or our licenses may be in peril if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or any of our subsidiaries, we: (i) pay that person any dividend or interest upon our voting securities; (ii) allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pay remuneration in any form to that person for services rendered or otherwise; or (iv) fail to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities.
iGaming. We previously operated our iGaming platform in New Jersey pursuant to a transactional waiver order issued by the DGE. GNOG LLC previously applied to the CCC for the issuance of a casino license as an Internet Gaming Affiliate of GNAC and for qualification of us as a holding company of casino licensee GNOG LLC. GNOG LLC also sought qualification as a financial source of GNAC in connection with GNOG’s business. On November 25, 2020, regulatory approvals were received in New Jersey for the issuance of a casino license to GNOG LLC as an Internet Gaming Affiliate of GNAC; us to act as a holding company of casino licensee GNOG LLC; and, GNOG LLC to qualify as a financial source of GNAC. GNOG is seeking regulatory approvals to be a “Qualified Gaming Entity” in Pennsylvania. As a Qualified Gaming Entity, we would have the option, subject to regulatory approvals, to partner with competing online gaming companies (“skins”) in a revenue share arrangement. We have also entered into an agreement with a Tribal casino in Michigan, which would allow us to conduct our iGaming operations under the Tribe’s license pursuant to a revenue share arrangement. We have also recently executed similar agreements in Illinois and West Virginia. Generally, online gambling in the United States is only lawful when specifically permitted under applicable state law. At the federal level, several laws provide federal law enforcement with the authority to enforce and prosecute gambling operations conducted in violation of underlying state gambling laws. These enforcement laws include the Unlawful Internet Gambling Enforcement Act (the “UIGEA”), the Illegal Gambling Business Act and the Travel Act. No violation of the UIGEA, the Illegal Gambling Business Act or the Travel Act can be found absent a violation of an underlying state law or other federal law. In addition, the Wire Act of 1961 (the “Wire Act”) provides that anyone engaged in the business of betting or wagering knowingly uses a wire communication facility for the transmission in interstate or foreign commerce of bets or wagers or information assisting in the placing of bets or wagers on any sporting event or contest, or for the transmission of a wire communication which entitles the recipient to receive money or credit as a result of bets or wagers, or for information assisting in the placing of bets or wagers, will be fined or imprisoned, or both. However, the Wire Act notes that it shall not be construed to prevent the transmission in interstate or foreign commerce of information for use in news reporting of sporting events or contests, or for the transmission of information assisting in the placing of bets or wagers on a sporting event or contest from a State or foreign country where betting on that sporting event or contest is legal into a State or foreign country in which such betting is legal. There is ongoing legal action as to whether the Wire Act applies beyond sports betting. A federal court of first instance has ruled that it does not.
Sportsbook. We previously operated our online sports betting platform in New Jersey pursuant to the transactional waiver order referenced above. On November 25, 2020, we obtained regulatory approval in

New Jersey for the issuance of a casino license to GNOG LLC as an Internet Gaming Affiliate of GNAC. Our agreement with a Tribal casino in Michigan and our market access agreements in Illinois and West Virginia will also allow us to conduct future online sports betting operations in those states. On May 14, 2018, the U.S. Supreme Court issued an opinion determining that the Professional and Amateur Sports Protection Act of 1992 (“PASPA”) was unconstitutional. PASPA prohibited a state from “authorizing by law” any form of sports betting. In striking down PASPA, the Supreme Court opened the potential for state-by-state authorization of sports betting. Several states and territories, including Arkansas, Colorado, Delaware, Illinois, Indiana, Iowa, Michigan, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Puerto Rico, Rhode Island, Tennessee, Washington, D.C. and West Virginia already have laws authorizing and regulating some form of sports betting online or in brick-and-mortar establishments. Sports betting in the United States is subject to additional laws, rules and regulations at the state level.
Data Protection and Privacy
Because we handle, collect, store, receive, transmit and otherwise process certain personal information of our users and employees, we are also subject to federal, state and foreign laws related to the privacy and protection of such data. The regulatory framework for privacy issues is rapidly evolving and is likely to remain uncertain for the foreseeable future.
Competition
Given that the U.S. online gaming market is vast and rapidly expanding, we believe any company competing for the time and disposable income of customers within such market to be a competitor. Currently there are several online gaming companies in the U.S. that provide iGaming, online sports betting, or both, including, but not limited to, DraftKings, FanDuel, Betfair, Caesars Entertainment, Roar Digital, Penn National Gaming and Rush Street Interactive. We currently compete with FanDuel, DraftKings, Caesars Entertainment, Roar Digital, Rush Street Interactive and Hard Rock, among others, in New Jersey and expect to compete with Rush Street Interactive, FanDuel, DraftKings, PokerStars, Kindred and Penn National Gaming, among others, in Pennsylvania and FanDuel, DraftKings, Roar Digital, Penn National Gaming and Rush Street Interactive, among others, in Michigan when it begins operations in those states. Additionally, we expect competition from new entrants over time.
We believe the principal competitive factors in the business include reliability, gaming offerings, the ability to acquire and retain users, regulatory compliance, market access, brand equity, customer service, and innovation.
Employees
We have 150 employees, 80 of whom are full-time, direct employees of GNOG LLC, and another 70 of whom are part-time employees. We also occasionally rely on independent contractors to support our operations. None of our employees are represented by a labor organization or are a party to any collective bargaining arrangement.
Property
We lease a portion of the space within the Golden Nugget Atlantic City Hotel & Casino located at 600 Huron Ave, Atlantic City, NJ 08401 (the “Atlantic City Hotel and Casino”) from GNAC for the operation of an online live casino table gaming studio from which live broadcasted casino games are offered to online gaming customers. The lease has a five-year term from April 27, 2020, plus one five-year renewal period.
We also have the right to use certain office and equipment spaces within the Atlantic City Hotel and Casino and GNAC’s headquarters in Houston, Texas, and have entered into new lease agreements with respect to such spaces.
Legal Proceedings
We are from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. However, we do not consider any such claims, lawsuits or proceedings that are currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of the financial condition and results of operations of GNOG should be read together with our unaudited condensed interim consolidated financial statements as of September 30, 2020 and for the nine-month periods ended September 30, 2020 and 2019, together with related notes thereto, and our audited consolidated financial statements as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018, together with related notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with the section entitled “Business” and our pro forma financial information as of and for the nine month period ended September 30, 2020. See “Unaudited Pro Forma Condensed Combined Financial Information.” The following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Certain amounts may not foot due to rounding. For the purposes of this section, “we,” “us,” “our” and “GNOG” refers to Golden Nugget Online Gaming, Inc., a New Jersey corporation, prior to the Closing and Golden Nugget Online Gaming, Inc., a Delaware corporation, following the Closing.
Overview
We are an online gaming, or iGaming, and digital sports entertainment company focused on providing our customers with the most enjoyable, realistic and exciting online gaming experience in the market. We currently operate in Atlantic City, New Jersey where we offer patrons the ability to play their favorite casino games and bet on live-action sports events. Our desire to innovate, improve and offer the most realistic online gaming platform drives our employees and defines our business, as we pursue our vision to be the leading destination for online gaming players with a modern mindset. We maintain an expansive catalogue of online casino games in the New Jersey market with over 800 titles.
We are authorized by the New Jersey Division of Gaming Enforcement (“DGE”) to operate interactive real money online gaming in New Jersey, having been one of the first online gaming operators to enter the New Jersey market in 2013. We primarily operate real money online gaming within the State of New Jersey and are contracted to manage certain third parties that are also authorized to operate real money online gaming in New Jersey, for which we receive royalties and cost reimbursement.
We have experienced tremendous growth since we began operations. According to information published by the DGE, as of December 31, 2019, our market share in the New Jersey online gaming market was 13%. Our GGR has grown from $9.6 million in 2014 to $60.9 million in 2019, and $75.9 million for the nine months ended September 30, 2020. We believe we are well-positioned for continued growth with the support of the Golden Nugget brand and our seasoned management team, together with our commitment to innovation. We believe that this enviable combination of expertise, brand recognition and infrastructure will not only support our continued success in the New Jersey market, but also allow us to capture market share in other key iGaming states in the future.
On April 28, 2020, GNAC, a wholly-owned subsidiary of FEI, conveyed its online gaming business to GNOG LLC. Since the online gaming business and GNAC were under common control prior to the conveyance, the assets and liabilities of GNOG LLC were all recorded at their historical book value as of the earliest period presented. All periods have been presented as if the conveyance occurred as of the earliest period presented and the results of operations and all disclosures are prepared accordingly.
Recent Developments
COVID-19
During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of COVID-19. The pandemic has significantly impacted the economic conditions around the world, accelerating during the last half of March 2020, as federal, state and local governments react to the public health crisis. The direct impact on our business is primarily the increase in online casino wagering as a result of land based casino closures and reduced sports wagering due to suspensions, postponement and cancellations of major sports seasons and sporting events. Sports betting accounted for less than 1% of our revenues for 2019. While the professional basketball, baseball and hockey leagues have resumed play, the status of most of these sporting events and whether the shortened season will continue remains uncertain. Other sporting events remain postponed or it is unknown when they will restart. At the same time, the closures of casino facilities have caused an increase in new patrons utilizing online gaming who may continue to wager online even though the casinos have reopened. In addition, if a high percentage of our employees and/or a subset of its key employees and executives are infected or otherwise adversely impacted by COVID-19, our ability to continue to operate effectively may be negatively impacted. The ultimate impact of this pandemic on our financial and operating results is unknown and will depend, in part, on the length of time that these disruptions exist.
Operations Developments
On April 27, 2020, GNOG LLC entered into an Online Gaming Operations Agreement with an affiliate, GNAC. The agreement granted GNOG LLC the right to host, manage, control, operate, support and administer online gaming services in New Jersey under GNAC’s operating licenses. GNOG LLC was also a party to a Trademark License Agreement, which granted GNOG the right to use the Golden Nugget trademark in connection with its online gaming operations. Under the terms of these agreements, GNOG LLC agreed to pay a monthly royalty equal to 3% of net gaming revenue, as defined in such agreements. Both the Online Gaming Operations Agreement and the Trademark License Agreement were amended and restated in connection with the Closing.
On June 17, 2020, GNOG LLC entered into a market access agreement with Keweenaw Bay Indian Community, a federally recognized Indian tribe (“KBIC”), pursuant to which KBIC agreed to grant GNOG LLC (a) the right to operate a “Golden Nugget” branded online casino (including, at our discretion, online poker) and online sportsbook in the State of Michigan under KBIC’s casino license held in connection with KBIC’s ownership of the Ojibwa Casinos located in Baraga, Michigan and Marquette, Michigan. The initial term is fifteen years with an optional ten year renewal period.
On November 18, 2020, we entered into a market access agreement with Danville Development, LLC which will give us the exclusive right to offer online sports wagering and, if permitted by future legislation, iGaming wagering in the State of Illinois. The initial term of the agreement between us and Danville Development, LLC is 20 years and requires GNOG LLC to pay a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, we have committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development, LLC for the development and construction of the casino. Pending issuance of the appropriate licenses and approvals, we currently expect to launch its online sports betting operations in Illinois by the end of 2021.
On November 20, 2020, we entered into a market access agreement with Greenbrier Hotel Corporation which will give us the right to offer online sports wagering and iGaming wagering in the State of West Virginia. The agreement is for 10 years and will allow us to use the “Golden Nugget” brand. As part of the agreement, we will be paying a percentage of its online net gaming revenue, subject to making minimum royalty payments to Greenbrier Hotel Corporation over the term. Pending issuance of the appropriate licenses and approvals, we currently expects to launch its iGaming and online sports betting operations in West Virginia by the end of the second quarter of 2021.
Components of Our Results of Operations
Our Revenues
Revenues.
Casino Gaming.   We earn revenue primarily through online real money gaming, offering a suite of games similar to those available in land-based casinos, as well as sports betting. Similar to land-based casinos, the revenue recognized is the aggregate net difference between gaming wins and losses. We record accruals related to the incremental anticipated payouts of progressive jackpots as the progressive game is played. Free play and other incentives to customers are recorded as a reduction of casino gaming revenue.

Other.   We have entered into contracts to manage multi-year market access agreements entered into with other online betting operators that are authorized to operate online casino wagering and online sports betting. We receive royalties from the online betting operators and reimbursements for costs incurred. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
We have entered into contracts to manage multi-year live studio broadcast license agreements with online betting operators that provide for the use of the live table games that are broadcast from its studio at the Golden Nugget in Atlantic City, New Jersey. We receive royalties from the online betting operators based on a percentage of GGR. We also offer some “private tables” for which we receive a flat monthly fee in addition to a percentage of GGR.
Our Operating Costs and Expenses
Labor.   Labor costs include all personnel costs including salaries, payroll taxes, health insurance and other benefits for management and office personnel, as well as the dealers in our Live Dealer studio.
Gaming Taxes.   Gaming taxes are imposed by the jurisdictions in which we operate, and are typically expressed as a percentage of internet gaming revenue and internet sports wagering revenue. These percentages may vary widely from one jurisdiction to the next as we enter new markets.
Royalty and Licenses Fees.   Royalty and licenses fees include fees paid to platform providers, brand royalties paid to an affiliate and fees paid to content suppliers which are generally based on various revenue sharing arrangements or levels of activity.
Selling, General and Administrative Expenses.   Selling, general and administrative expense includes advertising, payment processing fees and chargebacks, professional fees and other fees and expenses.
Results of Operations
	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
REVENUES:
Casino gaming	$22,938	$11,460	$11,478	100.2%	$59,890	$34,331	$25,559	74.4%
Other	2,990	2,010	980	48.8%	8,201	5,524	2,677	48.5%
Total revenue	25,928	13,470	12,458	92.5%	68,091	39,855	28,236	70.8%
COSTS AND EXPENSES:
Labor	2,279	1,746	533	30.5%	6,008	5,176	832	16.1%
Gaming taxes	4,747	2,471	2,276	92.1%	12,843	7,178	5,665	78.9%
Royalty and licenses fees	3,092	1,486	1,606	108.1%	7,627	4,121	3,506	85.1%
Selling, general and administrative expense	7,594	3,483	4,111	118.0%	18,970	10,362	8,608	83.1%
Depreciation and amortization	55	35	20	57.1%	138	101	37	36.6%
OPERATING INCOME	8,161	4,249	3,912	92.1%	22,505	12,917	9,588	74.2%
OTHER EXPENSE:
Interest expense, net	11,311	2	11,309	n/a	19,077	5	19,072	n/a
Total other expense	11,311	2	11,309	n/a	19,077	5	19,072	n/a
Income (loss) before income taxes	(3,150)	4,247	(7,397)	(174.2)%	3,428	12,912	(9,484)	(73.5)%
Provision for income taxes	(1,376)	1,345	(2,721)	(202.3)%	914	4,435	(3,521)	(79.4)%
Net income (loss)	$(1,774)	$2,902	$(4,676)	(161.1)%	$2,514	$8,477	$(5,963)	(70.3)%

Three Months Ended September 30, 2020 Compared to Three Months Ended September 30, 2019
Revenues.
Casino Gaming.   Casino gaming revenues increased $11.5 million, or 100.2%, to $22.9 million from $11.5 million for the three months ended September 30, 2020 compared to the three months ended September 30, 2019. The increase was primarily the result of higher table game and slot revenue during the current year period resulting from an increase in new patrons using online gaming in light of the casino closures stemming from the outbreak of COVID-19.
Other.   Other revenues increased $1.0 million, or 48.8%, to $3.0 million from $2.0 million for the three months ended September 30, 2020 compared to the comparable prior year period. Market access and Live Dealer Studio broadcast revenues increased $0.8 million, or 49.6%, as royalties with existing partners increased and the addition of a new partner when compared to the prior year period. Reimbursable revenues under these arrangements also increased by $0.2 million, or 46.0%.
Operating Costs and Expenses.
Labor.   Labor expense increased $0.5 million, or 30.5%, for the three months ended September 30, 2020 as compared to the three months ended September 30, 2019, primarily as a result of the addition of more dealers in our Live Studio and an increase in bonus expense.
Gaming Taxes.   Gaming taxes increased $2.3 million, or 92.1%, for the three months ended September 30, 2020 compared to the three months ended September 30, 2019 as a direct result of the increase in casino gaming revenue for the period.
Royalty and Licenses Fees.   Royalty and license fees increased $1.6 million, or 108.1%, for the three months ended September 30, 2020 compared to the three months ended September 30, 2019 as a direct result of the increase in casino gaming revenues for the period as well as brand royalty expense due to an affiliate which began May of 2020.
Selling, General and Administrative Expenses.   Selling, general and administrative expense increased $4.1 million, or 118.0%, for the three months ended September 30, 2020 compared with the three months ended September 30, 2019. The increase is primarily attributable to increased advertising expenditures and higher payment processor fees. As a percentage of total revenue, selling general and administrative expenses were 29.3% for the three months ended September 30, 2020 as compared to 25.9% for the three months ended September 30, 2019.
Interest expense.   Interest expense for the three months ended September 30, 2020 increased by $11.3 million as a result of the $300.0 million term loan credit agreement we entered into on April 28, 2020. Proceeds received from the term loan were sent to LF LLC, who issued us a note receivable due October 24, 2024.
Provision for Income Taxes.   The provision for income taxes decreased $2.7 million for the three months ended September 30, 2020 compared to the three months ended September 30, 2019, primarily as a result of the decrease in pre-tax income for the period. GNOG recorded a tax benefit of $1.4 million in the current period as compared to a tax expense of $1.3 million in the prior year. The effective tax rate for the three months ended September 30, 2020 was a benefit of 43.7% compared to an expense of 31.7% in the prior year comparable period. This change in the effective tax rate for the three months ended September 30, 2020 is attributable to the loss for the period, combined with a decrease in the forecasted annual effective tax rate estimated at September 30, 2020 compared to the forecasted annual effective tax rate estimated at June 30, 2020.
Nine months ended September 30, 2020 Compared to Nine Months Ended September 30, 2019
Revenues.
Casino Gaming.   Casino gaming revenues increased $25.6 million, or 74.4%, to $59.9 million from $34.3 million for the nine months ended September 30, 2020 as compared to the nine months ended

September 30, 2019. The increase was primarily the result of higher table game and slot revenue during the current year period resulting from an increase in new patrons using online gaming in light of the casino closures stemming from the outbreak of COVID-19.
Other.   Other revenues increased $2.7 million, or 48.5%, to $8.2 million from $5.5 million for the nine months ended September 30, 2020, as compared to the comparable prior year period. Market access and Live Studio broadcast revenues increased $2.0 million, or 45.7%, as royalties with existing partners increased and the addition of a new partner when compared to the prior year period. Reimbursable revenues under these arrangements also increased by $0.7 million, or 58.8%.
Operating Costs and Expenses.
Labor.   Labor expense increased $0.8 million, or 16.1%, for the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019, primarily as a result of the addition of more dealers in our Live Studio, increased hours of operation, and an increase in bonus expense.
Gaming Taxes.   Gaming taxes increased $5.7 million, or 78.9%, for the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019 as a direct result of the increase in casino gaming revenue for the period.
Royalty and Licenses Fees.   Royalty and license fees increased $3.5 million, or 85.1%, for the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019 as a direct result of the increase in casino gaming revenues for the period as well as brand royalty expense due to an affiliate which began May of 2020.
Selling, General and Administrative Expenses.   Selling, general and administrative expense increased $8.6 million, or 83.1%, for the nine months ended September 30, 2020 as compared with the nine months ended September 30, 2019. The increase is primarily attributable to increased advertising expenditures and higher payment processor fees. As a percentage of total revenue, selling general and administrative expenses were 27.9% for the nine months ended September 30, 2020 as compared to 26.0% for the nine months ended September 30, 2019.
Interest expense.   Interest expense for the nine months ended September 30, 2020 increased by $19.1 million as a result of the $300.0 million term loan credit agreement we entered into on April 28, 2020. Proceeds received from the term loan were sent to LF LLC, who issued us a note receivable due October 24, 2024.
Provision for Income Taxes.   The provision for income taxes decreased $3.5 million for the nine months ended September 30, 2020 as compared to the nine months ended September 30, 2019, primarily as a result of the decrease in pre-tax income for the period. The effective tax rate for the nine months ended September 30, 2020 was 26.7% compared to 34.4% in the prior year comparable period. This decrease is attributable to minor changes in the forecasted annual effective tax rate and certain non-recurring items.

Year ended December 31, 2019 Compared to the Year ended December 31, 2018
	Year Ended December 31,
	2019	2018	$ Change	% Change
REVENUES:
Casino gaming	$47,694	$38,827	$8,867	22.8%
Other	7,727	4,075	3,652	89.6%
Total revenue	55,421	42,902	12,519	29.2%
COSTS AND EXPENSES:
Labor	7,102	5,153	1,949	37.8%
Gaming taxes	9,985	8,378	1,607	19.2%
Royalty and licenses fees	5,875	4,530	1,345	29.7%
Selling, general and administrative expense	14,687	12,840	1,847	14.4%
Depreciation and amortization	135	126	9	7.1%
Total operating costs and expenses	37,784	31,027	6,757	21.8%
OPERATING INCOME	17,637	11,875	5,762	48.5%
OTHER EXPENSE:
Interest expense, net	6	8	(2)	(25.0)%
Total other expense	6	8	(2)	(25.0)%
Income before income taxes	17,631	11,867	5,764	48.6%
Provision for income taxes	5,960	4,708	1,252	26.6%
Net income	$11,671	$7,159	$4,512	63.0%
Revenues.
Casino Gaming.   Casino gaming revenue increased $8.9 million, or 22.8%, to $47.7 million from $38.8 million for the year ended December 31, 2019 as compared to the year ended December 31, 2018. The increase was primarily the result of higher table game and slot revenue during the current year as compared to the prior year. The increase in table games revenues was largely driven by Live Dealer, which grew significantly during the year.
Other.   For the year ended December 31, 2019, other revenues increased $3.7 million, or 89.6%, to $7.7 million from $4.1 million for the comparable prior year period. Market access and Live Studio broadcast revenues increased $3.3 million, or 125.7%, as royalties with existing partners increased and the addition of a new partner for 2019. Reimbursable revenues under these arrangements also increased by $0.4 million, or 24.9%.
Operating Costs and Expenses.
Labor.   Labor expense increased $1.9 million, or 37.8%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018, primarily as a result of the addition of more dealers in our Live Studio and increased hours of operation. Bonus expense also increased by $0.3 million as compared to the prior year comparable period.
Gaming Taxes.   Gaming taxes increased $1.6 million, or 19.2%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018 as a direct result of the increase in casino gaming revenue for the year.
Royalty and Licenses Fees.   Royalty and license fees increased $1.3 million, or 29.7%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018 as a direct result of the increase in casino gaming revenues for the year.

Selling, General and Administrative Expenses.   Selling, general and administrative expense increased $1.8 million, or 14.4%, for the year ended December 31, 2019 as compared with the year ended December 31, 2018. The increase is primarily attributable to increased advertising expenditures and higher payment processor fees. As a percentage of total revenue, selling general and administrative expenses were 26.5% for the year ended December 31, 2019 as compared to 29.9% for the year ended December 31, 2018.
Provision for Income Taxes.   The provision for income taxes increased $1.2 million, or 26.6%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018 as a result the increase in pre-tax income for the year. The effective tax rate for the year ended December 31, 2019 was 33.8% compared to 39.7 % in the prior year comparable period. This decrease is attributable to a decrease in deferred state income taxes associated with New Jersey state income tax rate reductions.
Liquidity and Capital Resources
GNOG measures liquidity in terms of its ability to fund the cash requirements of its business operations, including working capital and capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. GNOG’s current working capital needs relate mainly to launching its iGaming and sports betting product offerings in new geographies, as well as compensation and benefits of its employees. GNOG’s ability to expand and grow its business will depend on many factors, including working capital needs and the evolution of its operating cash flows.
In the next twelve months, GNOG expects to spend approximately $12.0 million in licensing and market access fees to start operations in Michigan and Pennsylvania. GNOG also expects to incur losses in these new markets as it grows its business of an additional $20.0 million to $30.0 million in the first year of operations. GNOG expects to become profitable in these new markets by the end of 2023.
Further expansion beyond Pennsylvania and Michigan will likely require additional capital either from affiliates or third parties and based on GNOG’s financial performance, it believes it will have access to that capital. GNOG has $80.0 million in cash. Capital expenditures have historically not been significant uses of cash and are not expected to be going forward.
Credit Agreement.   GNOG is a party to the Credit Agreement by and among LF LLC, as parent, GNOG, as borrower, the lenders from time to time party thereto (“Lenders”), and Jefferies Finance LLC, as agent for the Lenders (“Agent”).
The Credit Agreement provided for senior secured term loans in the aggregate amount of $300.0 million. After giving effect to the transaction, including the Credit Agreement Payoff Amount, the aggregate principal amount of indebtedness under the Credit Agreement will be $150.0 million. The outstanding senior secured term loans under the Credit Agreement are set to mature on October 4, 2023. All outstanding term loans bear interest on the daily balance thereof, at the option of GNOG, at either (1) an adjusted LIBOR or (2) a base rate, in each case plus an applicable margin. The applicable margin is 12% with respect to LIBOR loans and 11% with respect to base rate loans. A portion of the amount payable on the outstanding term loans was provided by payments made by LF LLC to GNOG LLC under the Second A&R Intercompany Note which required payments in an amount equal to six percent (6%) per annum on the outstanding principal balance of the Second A&R Intercompany Note, payable on a quarterly basis as provided for therein. None of such payments will reduce the principal balance on the Second A&R Intercompany Note, rather such payments, and the related equity issuances, are treated as capital transactions for accounting purposes.
GNOG HoldCo and Agent have entered into joinder agreements to (i) a security agreement, dated as of the Credit Agreement Closing Date, by and among GNOG, LF LLC, each direct, wholly-owned restricted subsidiary of GNOG and Agent (the “Security Agreement”) to grant a first priority pledge of equity interests owned by GNOG HoldCo and a first priority security interest in substantially all of GNOG HoldCo’s assets, and (ii) a guaranty agreement, dated as of the Credit Agreement Closing Date, by LF LLC and each direct, wholly-owned restricted subsidiary of GNOG in favor of Agent (the “Guaranty Agreement) to guarantee to the Agent in favor of the Lenders the guaranteed obligations.
GNOG, GNOG LLC and Agent have entered enter into the following documentation to effect the GNOG Conversion: (i) a Successor Borrower Assumption Agreement pursuant to which GNOG LLC expressly assumes all of GNOG’s obligations under the Credit Agreement, and (ii) a Reaffirmation Agreement

pursuant to which GNOG HoldCo, GNOG LLC and of each direct, wholly-owned restricted subsidiary of GNOG HoldCo or GNOG LLC confirms that its guarantee of, and grant of any Lien as security for, the obligations of GNOG shall apply to GNOG LLC, an Officer’s Certificate, certifying that the merger complies with the Credit Agreement and no event of default then exists or would result therefrom.
The Credit Agreement was amended on June 12, 2020 and June 29, 2020 to amend certain provisions to permit GNOG Holdco and LF LLC to enter into the Purchase Agreement and consummate the transaction including, but not limited to, amendments to permit the formation of GNOG Holdco, the merger of GNOG into GNOG LLC, and the sale by LF LLC of the equity in GNOG Holdco.
The obligations of GNOG LLC under the Credit Agreement are unconditionally guaranteed by the LF LLC, GNOG Holdco, and each existing and subsequently acquired or organized direct or indirect wholly-owned US organized restricted subsidiary of GNOG LLC (together with GNOG Holdco, the “Guarantors”). The Credit Agreement is secured by (i) a first priority pledge of the equity interests owned by GNOG Holdco, GNOG LLC and of each direct, wholly-owned restricted subsidiary of GNOG Holdco or GNOG LLC, (ii) a first priority security interest in substantially all of the assets (subject to customary exceptions) of GNOG Holdco, GNOG LLC and each direct, wholly-owned restricted subsidiary of GNOG LLC, including the Second A&R Intercompany Note, the outstanding principal amount of which will be reduced dollar for dollar by the amount of any principal payments made on the loans under the Credit Agreement, and (iii) a collateral assignment by LF LLC of a promissory note payable to LF LLC made by Golden Nugget, which note is secured by a security interest in substantially all the assets of Golden Nugget, and its existing and subsequently acquired or organized direct or indirect wholly-owned US organized restricted subsidiaries, consisting of casino properties and more than 600 restaurant locations (subject to customary exceptions), on a pari passu basis with the liens securing the existing senior bank indebtedness of Golden Nugget.
Outlook.   Based on the fact that we have $80.0 million in cash and based on our current level of operations, we believe that cash on hand and cash generated from operations is adequate to meet our anticipated obligations under our contracts, debt service requirements, capital expenditures and working capital needs for the next twelve months. However, we cannot be certain that our business will generate sufficient cash flow from operations; that the U.S. economy will continue to grow in 2020 and beyond; that our anticipated earnings projections will be realized; or that future equity offerings or borrowings will be available in the capital markets to enable us to service our indebtedness or to make anticipated capital expenditures. If we expand our business into new states in the future, our cash requirements may increase significantly and we may need to complete equity or debt financings to meet these requirements. Our future operating performance and our ability to service or refinance our debt will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.
Cash Flows.   Net cash provided by operating activities was $24.4 million for the nine months ended September 30, 2020 compared to $18.9 million for the nine months ended September 30, 2019. Factors affecting changes in operating cash flows are similar to those that impact net income, with the exception of non-cash items such as depreciation and amortization and deferred taxes. Additionally, changes in working capital items such as accounts receivable, accounts payable, accrued liabilities and customer deposits can significantly affect operating cash flows. Cash flows from operating activities during the nine months ended September 30, 2020 were higher as a result of an increase in working capital items of $12.5 million, which consisted primarily of customer deposits related to our skin partners that were in excess of required amounts, and increases in deferred revenue associated prepaid royalties and market access fees paid by our skin partners. The net increase in working capital was offset by lower net income of $6.0 million and the impact of other non-cash items, primarily related to deferred taxes. Net cash used in financing activities were $14.1 million for the nine months ended September 30, 2020, compared to $5.8 million for the nine months ended September 30, 2019, due to a larger dividend paid to our parent, offset by a contribution from our parent. Proceeds received from the term loan were sent to LF LLC, our parent, who issued us a note receivable due October 24, 2024.
Net cash provided by operating activities was $35.2 million for the year ended December 31, 2019 compared to $26.4 million for the year ended December 31, 2018. Factors affecting changes in operating cash flows are similar to those that impact net income, with the exception of non-cash items such as depreciation and amortization and deferred taxes. Additionally, changes in working capital items such as accounts receivable, accounts payable, accrued liabilities and customer deposits can significantly affect operating cash flows. Cash flows from operating activities during 2019 were higher as a result of an increase in net income of $4.5 million and working capital changes that increased cash by an additional $4.7 million as compared to the prior year.
The most significant working capital changes resulted from an increase in customer deposits associated with increased wagering activity and an increase in deposits by our skin partners in excess of required amounts, which increased restricted cash during 2019. These increases were partially offset by the reduction in cash flows of $0.4 million compared to 2018 for non-cash items, primarily deferred taxes. Net cash used in financing activities were $10.9 million for the year ended December 31, 2019, or $4.1 million less than was used in 2018. This decrease relates to the repayment of a note payable to our parent during the year ended December 31, 2018.
Contractual Obligations
As of December 31, 2019, GNOG had contractual obligations as described below. GNOG’s obligations include “off-balance sheet arrangements” whereby liabilities associated with unconditional purchase obligations are not fully reflected in its balance sheets (in thousands).
	2020	2021 – 2022	2023 – 2024	Thereafter	Total
Purchase obligations	$581	$—	$—	$—	$581
Total contractual obligations	$581	$—	$—	$—	$581
As of September 30, 2020, GNOG has entered into a number of new agreements for advertising, licensing, market access, technology, and other services. Subsequent to September 30, 2020, GNOG also entered into the two additional market access agreements discussed below (the “IL and WV Agreements”). As of September 30, 2020, as adjusted for the IL and WV Agreements, GNOG is committed to pay $84.5 million through the expiration of the stated terms of such agreements, including $6.0 million in 2020, $17.8 million during 2021 and 2022, $3.7 million during 2023 and 2024 and $57.0 million thereafter. GNOG does have early termination rights on certain agreements that, if exercised, would reduce the aggregate amount of such payments to $52.4, inclusive of early termination fees of $15.3 million. These payments would include $6.0 million in 2020, $17.8 million in 2021 and 2022, $5.7 million in 2023 and 2024 and $22.9 million thereafter.
On November 18, 2020, we entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Under the definitive agreement, GNOG holds the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. In addition, GNOG has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development for the development and construction of the Casino. This market access agreement is for a term of 20 years and requires GNOG to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term.
Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of GNOG, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals.
On November 20, 2020, we entered into a definitive agreement with Greenbrier Hotel Corporation (“GBR”) for market access to the state of West Virginia. Under the definitive agreement, GNOG holds the right to offer online sports wagering and online casino wagering. This market access agreement is for a term of 10 years and requires GNOG to pay GBR a percentage of its online net gaming revenue, subject to minimum royalty payments over the term.
On April 28, 2020, GNOG entered into a term loan credit agreement that is comprised of a $300.0 million interest only term loan due October 4, 2023. Assuming the LIBOR rate stays below 1%, obligations under the term loan credit agreement include interest payments of $19.9 million in 2020, $39.5 million in 2021 and 2022 and $30.1 million in 2023. The principal amount of $300.0 million matures in 2023.

Critical Accounting Policies
GNOG’s financial statements were prepared in conformity with United States generally accepted accounting principles. Certain of its accounting policies require that management apply significant judgment in defining the appropriate assumptions integral to financial estimates. Judgments are based on historical experience, terms of contracts, industry trends and information available from outside sources, as appropriate. However, by their nature, judgments are subject to an inherent degree of uncertainty, and therefore actual results could differ from our estimates. Critical accounting policies currently reflected in the financial statements primarily relate to player point breakage, recoverability of CRDA investments, useful lives of assets, and self-insurance liabilities, amongst others.
Revenue and Cost Recognition
GNOG recognizes revenue for services when the services are performed and when GNOG has no substantive performance obligations remaining. Online real money gaming revenues are measured by the aggregate net difference between gaming wins and losses and recorded as casino gaming revenue in the accompanying statements of operations, with liabilities recognized for funds deposited by customers before gaming play occurs. GNOG reports 100% of casino wins as revenue and its service provider’s share is reported in costs and expenses.
Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. GNOG accrues the incremental amount of progressive jackpots as the progressive game is played, and the progressive jackpot amount increases, with a corresponding reduction to casino revenues. Free play and other incentives to customers related to internet gaming play are recorded as a reduction of casino gaming revenue.
GNOG is contracted to manage multi-year market access agreements with online betting operators that are authorized to operate real money online gaming and sports betting in New Jersey, for which GNOG receives royalties and cost reimbursement. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
Advertising
Advertising costs are expensed as incurred during such year. Advertising expenses were $9.3 million and $8.2 million, in 2019 and 2018, respectively.
Gaming Tax
GNOG remits monthly to the State of New Jersey a tax equal to 15% of gross internet gaming revenue and a tax equal to 13% of gross internet sports wagering revenue, as defined. Gaming tax expense was $10.0 million and $8.5 million for the years ended December 31, 2019 and 2018, respectively.
Income Taxes
GNOG is subject to a tax sharing agreement with certain FEI owned companies. GNOG records tax assets and liabilities associated with temporary differences on a separate return basis in accordance with GAAP.
GNOG follows the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are realized or liabilities are settled. A valuation allowance reduces deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.
GNOG uses a recognition threshold of more-likely-than-not, and a measurement attribute for all tax positions taken or expected to be taken on a tax return, in order to be recognized in the financial statements. Accordingly,

GNOG reports a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. GNOG recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.
Emerging Growth Company Accounting Election
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. GNOG is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and have elected to take advantage of the benefits of this extended transition period. GNOG expects to remain an emerging growth company at least through the end of the 2020 fiscal year and we expect to continue to take advantage of the benefits of the extended transition period. This may make it difficult or impossible to compare the financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions for emerging growth companies because of the potential differences in accounting standards used.
Quantitative and Qualitative Disclosures About Market Risk
GNOG may in the future be exposed to certain market risks, including interest rate and financial instrument risks, in the ordinary course of our business. Currently, these risks are not material to GNOG’s financial condition or results of operations, but they may be in the future.

MANAGEMENT
Board of Directors and Management
Board of Directors
Our business and affairs are managed by or under the direction of our Board. The table below lists the persons who currently serve on our Board, along with each director’s age as of the date of this prospectus, and any other position that such director holds with the Company.
Name	Age	Position(s) Held
Tilman J. Fertitta	63	Chairman and Chief Executive Officer
Richard H. Liem	66	Director
Steven L. Scheinthal	59	Director
Michael Chadwick	68	Director
G. Michael Stevens	59	Director
Scott Kelly	56	Director
The following is a brief biography of each non-executive officer of our Board.
Richard H. Liem, has been a director of the Company since the Closing. Mr. Liem previously served as our Vice President and Chief Financial Officer from February 14, 2019 until the Closing. Since August 2020, Mr. Liem has served as the Vice President and Chief Financial Officer of Landcadia Holdings III, Inc. (“Landcadia III”). He previously served as Vice President and Chief Financial Officer of Landcadia Holdings, Inc. (“Landcadia I”) from September 15, 2015 through the consummation of the Waitr business combination. Mr. Liem currently serves as Chief Financial Officer and Executive Vice President of Golden Nugget. Mr. Liem has been the Chief Financial Officer of Landry’s Restaurants Inc. (a subsidiary of Golden Nugget) since June 11, 2004 and serves as its Executive Vice President and Principal Accounting Officer. He joined Landry’s Restaurants, Inc. in 1999 as the Corporate Controller. Mr. Liem joined Landry’s from Carrols Corporation, where he served as the Vice President of Financial Operations from 1994 to 1999. He served with the Audit Division of Price Waterhouse, L.L.P. from 1983 to 1994. He has been a Director of Landry’s LLC since 2009 and also serves as a director of Golden Nugget. Mr. Liem also serves on the compliance committee for GNAC. In addition, he serves as the Executive Vice President and Chief Financial Officer of FEI, which is the holding company for Golden Nugget, Landry’s LLC, and other assets owned and controlled by Tilman J. Fertitta. Mr. Liem is a Certified Public Accountant and was first licensed in Texas in 1989. We believe Mr. Liem is qualified to serve on our Board due to his extensive experience in the entertainment and gaming industries and his business, finance and leadership experience.
Steven L. Scheinthal, has been a director of the Company since the Closing. Mr. Scheinthal previously served as our Vice President, General Counsel and Secretary from February 14, 2019 until the Closing. Since August 2020, Mr. Scheinthal has served as the Vice President, General Counsel and Secretary of Landcadia III. He previously served as Vice President, General Counsel and Secretary of Landcadia I from September 15, 2015 through the consummation of the Waitr business combination, and he currently serves on the board of directors of Waitr. Mr. Scheinthal has served as a member of the board of directors of Landry’s since its IPO in 1993 and as its Executive Vice President or Vice President of Administration, General Counsel and Secretary since September 1992. He also serves as a member of the board of directors, Executive Vice President and General Counsel of FEI, which is the holding company for Landry’s, the Golden Nugget Hotels and Casinos and other assets owned and controlled by Tilman J. Fertitta. He devotes a substantial amount of time on behalf of all FEI companies, including Landry’s and Golden Nugget, to acquisitions, financings, human resources, risk, benefit and litigation management, union, lease and contract negotiations, trademark oversight and licensing and is primarily responsible for compliance with all federal, state and local laws. He was also primarily responsible for Landry’s corporate governance and SEC compliance from its initial public offering and during the 17 plus years Landry’s operated as a public company. We believe the foregoing experience provides the Company with valuable insight, skills and perspective. Prior to joining Landry’s, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented Landry’s for approximately five years before becoming part of the organization.

He has been licensed to practice law in the state of Texas since 1984. We believe Mr. Scheinthal is qualified to serve on our Board due to his extensive experience in the entertainment and gaming industries and his experience with public companies.
Michael Chadwick, has been a director of the Company since May 6, 2019. He was previously a director of Landcadia I from May 8, 2017 through the consummation of the Waitr business combination. Mr. Chadwick has been in the commercial, investment and merchant banking businesses since 1975. Since April 2018, Mr. Chadwick has served as Managing Director and Principal of Chadwick Capital Advisors, LLC. Previously, since June 2017, he operated as an independent contractor serving as Managing Director and Principal of SLCA Capital, LLC, a registered broker dealer and member of FINRA and SIPC. Mr. Chadwick has arranged private and public debt and equity capital, and has provided financial advisory services relating to merger and acquisition activity, for numerous public and privately held companies across a broad spectrum of industries for over 40 years. Mr. Chadwick was most recently a Managing Director of Shoreline Capital Advisors, Inc. from 2011 to 2017. He was a Managing Director at Growth Capital Partners, LP during 2010. From 1994 through 2009, Mr. Chadwick was a Senior Vice President and Managing Director of Sanders Morris Harris Group, Inc. (SMHG), which at that time was the largest investment banking firm headquartered in the Southwest. Prior to SMHG, Mr. Chadwick in 1988 co-founded Chadwick, Chambers and Associates, Inc., an investment and merchant banking boutique specializing in providing traditional corporate finance services and, in select situations, sponsoring financial transactions as principal. Mr. Chadwick has served on numerous boards of directors of both private and public companies, including service as the chairman of the audit committee of Landry’s when it was a public company. Presently he serves on the boards of directors of Moody-Price, LLC and Landry’s and the audit and compliance committees for the GNAC, as well as on the Board of Trustees of the Harris County Hospital District Foundation. We believe Mr. Chadwick is qualified to serve on our Board due to his extensive business, finance and leadership experience.
G. Michael Stevens, has been a director of the Company since May 6, 2019. He was previously a director of Landcadia I from August 23, 2016 through the consummation of the Waitr business combination. Mr. Stevens currently serves as Managing Member of MS2 Ventures LLC, an advisory and investment firm. Mr. Stevens is a director of Impressio, Inc. an advanced materials company, an advisor to Footprint International, a sustainable technology packaging firm, and Winning Capital Group LLC, a developer and licensor of games for state lotteries. Mr. Stevens served as the Senior Vice President and Chief Marketing Officer for the New York Giants from 2006 to 2019, and from 2003 to 2006 he served as the Senior Vice President of Sales & Marketing for the Washington Redskins. Mr. Stevens’ prior experience includes key marketing executive roles at eBay Inc. and the National Basketball Association. Mr. Stevens holds a Bachelor of Arts Degree from Hobart College, where he has served as a member of the Board of Trustees, and he is a member of the Global Executive Leadership Program, class of 2020, at the Yale School of Management. We believe Mr. Stevens is qualified to serve on our Board due to his strategic and innovative leadership experience.
Scott Kelly, has been a director of the Company since May 12, 2020. Since August 2020, Mr. Kelly has also served as a member of the board of directors of Landcadia III. He is a former NASA astronaut and retired U.S. Navy Captain, U.S. spaceflight record holder and an experienced test pilot having logged more than 15,000 hours of flight time in more than 40 different aircraft and spacecraft. A former fighter pilot, Mr. Kelly flew the F-14 Tomcat aboard the aircraft carrier, USS Dwight D. Eisenhower. Mr. Kelly was selected by NASA as an astronaut in 1996. A veteran of four space flights, he piloted Space Shuttle Discovery to the Hubble space telescope in 1999 and, subsequently, commanded Space Shuttle Endeavor on a mission to the International Space Station in 2007. His long-duration space flight experience includes two flights on the Russian Soyuz spacecraft, launching and landing from Kazakhstan and two stays aboard the International Space Station as commander, the first a 159-day mission in 2010-2011 followed by his recorded-breaking 340-day mission to the international space station in 2015. During his yearlong mission, known worldwide as the “Year In Space,” he conducted three spacewalks before returning home in March 2016. Mr. Kelly has received many awards and honors, including the Defense Superior Service Medal, the Legion of Merit and Distinguished Flying Cross. Mr. Kelly also was recognized at the 2015 State of the Union Address by U.S. President Barack Obama. Mr. Kelly is a Fellow of the Society of Experimental Test Pilots and a member of the Association of Space Explorers. Mr. Kelly was appointed Champion for Space by the United Nations Office for Outer Space Affairs. Mr. Kelly serves on the audit and compliance committees of GNAC, an indirect subsidiary of FEI. Since his departure from NASA in April 2016, Mr. Kelly founded Mach 25 LLC, through which he has been active as a motivational speaker and author. In 2016 he published a New York Times bestseller memoir Endurance and a children’s picture book; more recently, he published Infinite Wonder — a collection of extraordinary images he photographed aboard international space station, also a New York Times bestseller. We believe Mr. Kelly is qualified to serve on our Board due to his extensive and unique leadership experience.
Management
The Following persons serve as our executive officers:
Name	Age	Position(s) Held
Tilman J. Fertitta	63	Chairman and Chief Executive Officer
Michael Harwell	51	Chief Financial Officer
Thomas Winter	45	President
The following is a brief biography of each of our executive officers.
Tilman J. Fertitta, has been the Company’s Chairman and Chief Executive Officer since February 14, 2019. Since August 2020, Mr. Fertitta has served as the Co-Chairman and Chief Executive Officer of Landcadia III. He was previously Co-Chairman and Chief Executive Officer of Landcadia I from September 15, 2015 through the consummation of the Waitr Holdings Inc. (“Waitr”) business combination, and he currently serves on the board of directors of Waitr. Since August 2010, Mr. Fertitta has been the sole shareholder, chairman and Chief Executive Officer of FEI, which owns the NBA’s Houston Rockets, the restaurant conglomerate Landry’s, Inc. (“Landry’s”) and the Golden Nugget Casinos and is recognized today as a global leader in the dining, hospitality, entertainment and gaming industries. Mr. Fertitta was the sole shareholder at the time he took Landry’s public in 1993, and after 17 years as a public company, he was the sole shareholder in taking Landry’s private in 2010. Mr. Fertitta currently serves as Chairman of the Houston Children’s Charity, the Houston Police Foundation, and is currently the Chairman of the Board of Regents for the University of Houston. He is also on the Executive Committee of the Houston Livestock Show and Rodeo, one of the Nation’s largest charitable organizations. He also serves on the boards of the Texas Heart Institute and the Greater Houston Partnership. We believe Mr. Fertitta is qualified to serve on our Board based on his experience in the dining, hospitality, entertainment and gaming industries and as a public company director.
Michael Harwell, has been the Company’s Chief Financial Officer since the Closing. Mr. Harwell also currently serves as the controller of the online gaming division of Landry’s LLC, an entertainment, hospitality and gaming conglomerate and GNOG’s current indirect parent, a position he has held since June 2020. Prior to joining Landry’s LLC, Mr. Harwell served as Vice President of Finance and Chief Accounting Officer of Independence Contract Drilling, Inc., a public energy services company subject to the reporting requirements of the Exchange Act, from 2012 to May 2020. From 2005 to 2012, Mr. Harwell served as Vice President and Corporate Controller of Landry’s Inc. Prior to joining Landry’s Inc. in 2005, Mr. Harwell served as Vice President and Corporate Controller for Netversant Solutions, Inc., a Houston based high-tech, start-up company, from 2000 to 2005, and held various positions with Nabors Industries, Inc., a public company subject to the reporting requirements of the Exchange Act, from 1994 to 2000. Mr. Harwell began his career with Ernst & Young, LLP from 1991 to 1994 and is a Certified Public Accountant.
Thomas Winter, has been the Company’s President since the Closing. Mr. Winter also currently serves as the Senior Vice President and General Manager of the online gaming division of Landry’s LLC, an entertainment, hospitality and gaming conglomerate and GNOG’s current indirect parent, a role he has held since 2013. Prior to joining Landry’s LLC, Mr. Winter served as a self-employed consultant with JUMP Advisory Services, where he advised companies in the egaming sector regarding strategy, business planning and operations from 2012 to 2013. From 2008 to 2011, Mr. Winter served as Chief Operating Officer (“COO”) then as Chief Executive Officer of Betclic, a major European online sports betting and gaming operator. Betclic was operating across a dozen European markets, notably France, Italy, Portugal, Poland and Spain. Starting in 2009, he was also the COO of Expekt.com, a sister company of Betclic and a pioneer brand in the online gaming industry, operating in the Nordics and Eastern Europe, which he merged with Betclic in 2010. During his tenure as the COO of Betclic and Expekt, Mr. Winter was responsible for the company’s operations, overseeing acquisition and retention marketing, Customer Service, Sportsbook Trading and Financial Planning & Analysis. When promoted to CEO, Mr. Winter was also responsible for finance, legal and HR for the combined entity. Mr. Winter also served as a non-executive director for Metro Play, the online gaming arm of the Daily Mail Group Media, from 2012 until its sale in 2014 and as a non-executive director for Groupe Paris Turf, the leading horse racing media group in France, in 2013. Currently, Mr. Winter serves as a board observer for Superbet, one of the largest online gaming operators in Central and Eastern Europe, which he originally joined as an advisory board member in 2018.
Board Composition
Director Independence; Controlled Company Exemption
Mr. Fertitta and his affiliates are the beneficial owners of all the outstanding shares of Class B common stock and control the voting power of our outstanding capital stock, as a result of which Mr. Fertitta and his affiliates have the power to elect a majority of the Company’s directors. Pursuant to Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company will qualify as a “controlled company.” As a “controlled company,” the Company is not required to comply with certain Nasdaq rules that would otherwise require it to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of its executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.
The Company’s board of directors is comprised of six directors. The Board has determined that each of Messrs. Chadwick, Kelly, and Stevens are “independent directors,” as defined in Nasdaq rules and the applicable SEC rules. Pursuant to Nasdaq rules, as a controlled company, the Company does not have a board of directors composed of a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Board Leadership Structure
The leadership of the board of directors is structured so that it is led by the Chairman, Mr. Fertitta, who also serves as the Company’s Chief Executive Officer. Currently, there is no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. One leadership structure is not more effective at creating long-term stockholder value, and the decision of whether to combine or separate the positions of Chief Executive Officer and Chairman should vary from company to company, depending upon a company’s particular circumstances at a given point in time. The Company’s bylaws expressly allow the Chairman to also serve as Chief Executive Officer, if so elected by the board of directors. We believe that combining the roles of Chairman and Chief Executive Officer will help provide strong and consistent leadership for the management team and board of directors. If the board of directors convenes for a meeting, the non-management directors will meet in executive session if the circumstances warrant. Given the composition of the board of directors with a strong slate of independent directors, we do not believe that it is necessary to formally designate a lead independent, although the Company’s board of directors may consider appointing a lead independent director if the circumstances change.
Board Oversight
The board of directors does not have a standing risk management committee, but rather it administers its risk oversight function through the audit committee. Various reports and presentations regarding risk management are presented to the board of directors to identify and manage risk. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of the Company’s financial statements and the independent audit thereof. In addition, management furnishes information regarding risk to the board of directors, as requested. The board of directors also oversees specific risks related to the Company’s vulnerability from cyber-attacks and data breaches. The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs of the Company.
Committees of the Board of Directors
The only standing committee of the Board is the audit committee. As a “controlled company,” the Company is not required to have a compensation committee. The audit committee reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of the audit committee are set forth below.
Audit Committee
The principal functions of the audit committee include, among other things:
•
the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•
pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•
reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•
setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•
reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Our audit committee consists of Messrs. Chadwick, Kelly and Stevens, with Mr. Chadwick serving as the chair of the audit committee. Each of Messrs. Chadwick, Kelly and Stevens qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. In addition, each of Messrs. Chadwick, Kelly and Stevens are financially literate and Mr. Chadwick qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. Our Board has adopted a written charter for the audit committee, which is available free of charge on our corporate website http://www.gnoginc.com. The information on our website is not part of this prospectus.
Code of Conduct
We have adopted a code of conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of conduct is available on our website at http://www.gnoginc.com. To the extent required by law, we expect to disclose any amendments to the code, or any waivers of its requirements, on our website. The information on our website is not part of this prospectus.

EXECUTIVE AND DIRECTOR COMPENSATION
This section sets forth certain information required by the rules of the SEC regarding the compensation for the year ended December 31, 2020 (“Fiscal 2020”) of the Company’s Named Executive Officers (defined as (i) all individuals who served as, or acted in the capacity of, the Company’s principal executive officer for Fiscal 2020 and (ii) the Company’s two most highly compensated executive officers, other than anyone who acted as the Company’s principal executive officer, who were serving as executive officers at the end of Fiscal 2020). The Company’s Named Executive Officers, who are also its only executive officers, are as follows:
•
Tilman J. Fertitta, the Chairman and Chief Executive Officer;

•
Michael J. Harwell, the Chief Financial Officer; and

•
Thomas Winter, the President.

Mr. Fertitta was the Co-Chairman and Chief Executive Officer of the Company from its initial public offering until the Closing of the business combination on December 29, 2020. Neither Mr. Fertitta nor any of the other executive officers of the pre-Closing Company received compensation from the Company or any of its subsidiaries in the fiscal year ended December 31, 2019. At the Closing, Messrs. Harwell and Winter were appointed to their roles and Mr. Fertitta continued in his role at the post-Closing Company. Although Mr. Fertitta is an executive officer of and provides services to the Company, he is employed by Golden Nugget LLC, a wholly-owned subsidiary of Fertitta Entertainment, Inc. The Company employs Messrs. Harwell and Winter, and has an employment agreement with Mr. Winter, which was entered into at Closing.
Summary Compensation Table
The table below sets forth the annual compensation paid to each Named Executive Officer in relation to the Company’s business in Fiscal 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Total ($)
Tilman J. Fertitta, Chairman and Chief Executive Officer	2020	—	—	—	—
Michael J. Harwell, Chief Financial Officer	2020	1,644(2)	—	892,150	893,794
Thomas Winter, President	2020	3,143(2)	2,500,000(3)	25,490,000	27,993,143

(1)
Represents the full fair value at grant date computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the date of grant. For more information, see “Narrative Disclosure to Summary Compensation Table — Messrs. Harwell and Winter — Stock Awards.”

(2)
Represents a pro-rated salary from the Closing on December 29, 2020 until December 31, 2020, based on Mr. Harwell’s annual base salary of $200,000 and Mr. Winter’s annual base salary of $382,454.

(3)
Represents the first installment of a cash award of $7,500,000, $2,500,000 of which was paid on December 31, 2020, with the first remaining $2,500,000 installment to be paid on December 31, 2021 and the second remaining $2,500,000 installment to be paid on December 31, 2022, subject, in each case, to Mr. Winter’s continued employment through such dates. For more information, see “Narrative Disclosure to Summary Compensation Table — Mr. Winter’s Employment Agreement.”

Narrative Disclosure to Summary Compensation Table
Mr. Fertitta
Although Mr. Fertitta is an executive officer of and provides services to the Company, he is employed by Golden Nugget LLC, a wholly-owned subsidiary of Fertitta Entertainment, Inc. Pursuant to the terms of the A&R Trademark License Agreement, GNOG LLC, a wholly-owned subsidiary of the Company, is required to pay to GNLV, LLC, a wholly-owned subsidiary of Golden Nugget LLC, a monthly royalty equal to 3% of net gaming revenue, which approximates to 1.6% of gross gaming revenue (the “Monthly

Royalty”). For more information, see the section titled “Certain Relationships and Related Party Transactions.” While Mr. Fertitta receives cash and other compensation from and participates in employee benefit plans sponsored by Golden Nugget, LLC, none of the Monthly Royalty is allocated as compensation expense for Mr. Fertitta’s service to the Company, and the Company and GNOG LLC do not reimburse GNLV, LLC or Golden Nugget, LLC for any such compensation expense. Accordingly, Golden Nugget, LLC has informed the Company that it cannot identify the portion of the Monthly Royalty awarded to Mr. Fertitta by Golden Nugget LLC in Fiscal 2020 that relates solely to his services to the Company.
Messrs. Harwell and Winter
Base Salary
Base salaries are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience. For Fiscal 2020, Mr. Harwell’s annual base salary was $200,000 and Mr. Winter’s annual base salary was $382,454, each of which was pro-rated for service from the Closing on December 29, 2020 until December 31, 2020. Mr. Winter’s annual base salary became $400,000 effective January 1, 2021, as described under “— Mr. Winter’s Employment Agreement.”
Cash Bonuses
For Fiscal 2020, Mr. Harwell did not receive a cash bonus, and Mr. Winter received a cash award of $7,500,000, payable in three installments subject to his continued employment through such dates, as described under “— Mr. Winter’s Employment Agreement.” Mr. Winter was paid the first installment of $2,500,000 on December 31, 2020, in reward for his services in completing the transactions at Closing.
Stock Awards
Concurrent with the Closing, on December 29, 2020, the Company awarded Mr. Harwell 35,000 restricted stock units (“RSUs”) of the Company and Mr. Winter 1,000,000 RSUs of the Company, each under the Golden Nugget Online Gaming, Inc. 2020 Incentive Award Plan (the “Incentive Plan”), in reward for their services in completing the transactions at Closing. Mr. Harwell’s RSUs vest in five equal annual installments on each anniversary of the grant date, and Mr. Winter’s The RSUs vest in four equal annual installments on each anniversary of the grant date.
Change of Control and Severance Provisions
Other than as described below for Mr. Winter pursuant to his employment agreement, the Company is not a party to any agreement or understanding with respect to payments due to any of the Named Executive Officers following a termination or change of control.
Mr. Winter’s Employment Agreement
Thomas Winter entered into an employment agreement with the Company, effective as of the Closing. Subject to earlier termination in accordance with the agreement, the agreement provides for a term through December 31, 2024, with an annual base salary of $400,000 (which change took effect on January 1, 2021). In accordance with and pursuant to the agreement, Mr. Winter received upon the Closing, (i) an initial equity award of 1,000,000 RSUs (the “Initial Equity Award”), and (ii) an initial cash award of $7,500,000 (the “Initial Cash Award”) payable as follows: (a) $2,500,000 on or within 5 days following the Closing, which was paid on December 31, 2020, (b) $2,500,000 on December 31, 2021, subject to continued employment with the Company, and (c) $2,500,000 on December 31, 2022, subject to continued employment with the Company. The Initial Equity Award will vest in four equal installments over a four-year service period following the date of grant, conditioned upon Mr. Winter’s continued employment (except in connection with certain terminations as summarized below).
The agreement also provides for, beginning in 2021, annual restricted stock awards in an amount equal to $600,000 under the Incentive Plan, with each such award to vest in two equal installments over a two-year service period (and subject to accelerated vesting as set forth in the agreement). Additionally, the agreement provides for, beginning in 2021, (i) an annual performance bonus opportunity equal to 175% of

Mr. Winter’s base salary (but, in any event, not to exceed $700,000), based upon the attainment of certain performance metrics established by the Chief Executive Officer or compensation committee of the Board, if applicable (the “Annual Performance Bonus”), and (ii) an annual discretionary bonus in an amount up to $300,000, payable in cash or restricted stock, to be paid at the sole discretion of the Chief Executive Officer or the Compensation Committee, if applicable (the “Annual Discretionary Bonus”).
The performance metrics for the Annual Performance Bonus will be determined by the Chief Executive Officer or compensation committee, if applicable. If the Annual Discretionary Bonus is paid, and is paid in restricted stock, the restricted stock award will vest two years from the date of grant (or, if earlier, as of the end of the term of the agreement), conditioned upon Mr. Winter’s continued employment (except in connection with certain terminations as summarized below). Mr. Winter is eligible to participate in the benefit plans generally provided to other employees of the Company, as well as reimbursement for certain reasonable business expenses. Additionally, Mr. Winter is eligible to receive fringe benefits and perquisites consistent with the practices of the Company and governing benefit plan requirements, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company, including (i) a car allowance of $1,000 per month, and (ii) a technology allowance of $100 per month.
Mr. Winter’s employment may be terminated by either the Company or Mr. Winter at any time and for any reason upon 30 days’ prior written notice. Mr. Winter is entitled to certain severance benefits upon a termination without Cause (as defined in the agreement) or if Mr. Winter terminates his own employment for Good Reason (as defined in the agreement). Such severance benefits are conditioned upon the effectiveness and non-revocation of a release of claims in favor of the Company and include: (1) the balance of the Initial Cash Award not yet paid; (2) any accrued by unpaid Annual Performance Bonus with respect to any completed calendar year immediately preceding the termination date; (3) 1.0 time Mr. Winter’s base salary as in effect immediately prior to the termination date; (4) a pro-rata portion of the target amount of his Annual Performance Bonus for the fiscal year in which the termination date occurs; (5) if continuation coverage is timely and properly elected, a health plan continuation coverage subsidy in the form of reimbursement for up to the 12-month period following the termination date; and (6) the acceleration and full vesting of any unvested equity awards granted to Mr. Winter will accelerate. If Mr. Winter’s employment terminates because of his death or disability (as defined in the agreement) during the term, Mr. Winter will receive: (1) the balance of the Initial Cash Award not yet paid; (2) any accrued but unpaid Annual Performance Bonus with respect to any completed calendar year immediately preceding the termination date; and (3) the acceleration and full vesting of any unvested equity awards granted to Mr. Winter.
Mr. Winter is also entitled to certain benefits upon a Change in Control (as defined in the agreement) of the Company during his employment. If the Company undergoes a Change in Control, all unvested equity awards granted to Mr. Winter will fully vest upon such Change in Control and Mr. Winter will be paid the balance of any unpaid amounts of the Initial Cash Award. Additionally, if Mr. Winter’s employment is terminated without Cause or Mr. Winter resigns his employment for Good Reason within 12 months following the Change in Control, Mr. Winter would be entitled to certain severance benefits, conditioned upon a release of claims in favor of the Company. These severance benefits include: (1) an amount equal to Mr. Winter’s base salary as in effect immediately prior to the termination date; (2) the target amount of the Annual Performance Bonus for the fiscal year in which the termination date occurs; and (3) if continuation coverage is timely and properly elected, a health plan continuation coverage subsidy in the form of reimbursement for up to the eighteen-month period following the termination date.
Mr. Winter is subject to restrictive covenants as follows: (1) a post-termination non-compete that runs through (a) if his employment is terminated during the term of the agreement, two years after termination of employment, (b) if his employment is terminated during the term of the agreement without Cause within 12 months following a Change of Control, one year after termination of employment, or (c) if Mr. Winter’s employment is terminated at the end of or following the term of the agreement, six months following such termination, subject to the Company’s option to extend the non-compete for six additional months by paying Mr. Winter his base salary plus a pro-rata portion of the target amount of his Annual Performance Bonus in equal installments over such additional six-month period; (2) confidentiality restrictions until the time period such confidential information becomes public knowledge other than due to Mr. Winter’s breach of the agreement; and (3) customer and employee non-solicitation and noninterference that runs through the 36-month period following the termination of Mr. Winter’s employment for any reason.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2020.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Tilman J. Fertitta	—	—
Michael J. Harwell	35,000(1)	689,500
Thomas Winter	1,000,000(2)	19,700,000

(1)
Represents RSUs granted concurrently with the Closing on December 29, 2020, which vest in five equal annual installments on each anniversary of the grant date.

(2)
Represents RSUs granted concurrently with the Closing on December 29, 2020, which vest in four equal annual installments on each anniversary of the grant date.

(3)
The market value of unvested shares of RSUs is based on $19.70, the closing market price of the Company’s common stock on December 31, 2020.

Compensation of Directors
The table below sets forth certain information concerning the Company’s Fiscal 2020 compensation of its directors.
Name	Fees Earned or Paid in Cash ($)	Total ($)
Tilman J. Fertitta	—	—
Michael Chadwick	100,000	100,000
G. Michael Stevens	100,000	100,000
Scott Kelly	100,000	100,000
Richard H. Liem	—	—
Steven L. Scheinthal	—	—
The Company paid each of its independent directors $100,000 at the Closing for services rendered as a board member of the Company prior to the completion of the transaction. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, was or will be paid by the Company to its directors for any services rendered in order to effectuate, the consummation of the Closing. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our Charter and amended and restated bylaws are included as exhibits to the registration statement of which this prospectus is a part. You are encouraged to read the applicable provisions of Delaware law, our Charter and amended and restated bylaws in their entirety for a complete description of the rights and preferences of our securities. See “Where You Can Find More Information.”
Authorized and Outstanding Stock
The Charter authorizes the issuance of 271,000,000 shares of capital stock, consisting of (i) 220,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 50,000,000 shares of Class B common stock, par value $0.0001 per share, and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are, and the shares of common stock issuable in connection with the transaction pursuant to the Purchase Agreement will be, duly authorized, validly issued, fully paid and non-assessable.
As of January 20, 2021, there were (i) 36,982,320 shares of Class A common stock outstanding, held of record by three holders, (ii) 31,350,625 shares of Class B common stock outstanding, held of record by one holders, (iii) no shares of preferred stock outstanding and (iv) 16,424,965 warrants outstanding, held of record by approximately three holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
Common Stock
Class A Common Stock
Voting Rights
Holders of Class A common stock are entitled to cast one vote per share of Class A common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Class A common stock will not be entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of Class A common stock will share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, Class A common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of shares of Class A common stock will be entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock then outstanding.
Other Matters
No shares of our common stock are subject to redemption (except as described below under “Redemption Rights and Transfer Restrictions with Respect to Capital Stock held by Unsuitable Persons and

Their Affiliates”) or have preemptive rights to purchase additional shares of capital stock. Holders of shares of Class A common stock do not have subscription, redemption or conversion rights. All the outstanding shares of our Class A common stock are validly issued, fully paid and non-assessable.
Class B Common Stock
Issuance of new shares of Class B common stock
New shares of Class B common stock may be issued only to, and registered in the name of, Mr. Fertitta or his affiliates (including all successors, assigns and permitted transferees) (collectively, the “Permitted Class B Owners”). The Company may not issue additional shares of Class B common stock other than in connection with the valid issuance of HoldCo Class B Units in accordance with the A&R HoldCo LLC Agreement to any Permitted Class B Owner. Pursuant to the A&R HoldCo LLC Agreement, Landcadia HoldCo’s managing member (i.e. the Company) will have the right, in its sole discretion, to authorize and cause Landcadia HoldCo to issue new HoldCo Class B Units. Although Mr. Fertitta and his affiliates control a majority of the voting power of the outstanding capital stock of Landcadia HoldCo’s managing member (i.e., the Company), and thus have the ability to control the election of the Company’s board of directors, including the independent directors, any such authorization to issue additional HoldCo Class B Units (other than a required issuance in exchange for payments made pursuant to the Second A&R Intercompany Note) will require the approval or ratification of the audit committee of the Company’s board of directors, which is comprised solely of independent directors, or another independent body of the Company’s board of directors in accordance with the related person transaction policy, as described under the section entitled “Certain Relationships and Related Transactions — Policies and Procedures for Related Person Transactions.”
Voting Rights
For so long as Mr. Fertitta and his affiliates beneficially own 30% or more of the total number of (i) shares of Class A common stock outstanding as of the Closing and (ii) shares of Class A common stock that were issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing (the “Sunset Event”), holders of Class B common stock are entitled to cast 10 votes per share of Class B common stock. The voting power of the shares held by Mr. Fertitta and his affiliates is subject to an automatic downward adjustment to the extent necessary for the total voting power of all shares of our common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9%. To the extent Mr. Fertitta and his affiliates exchange HoldCo Class B Units (and a corresponding number of shares of Class B common stock have been cancelled), the number of votes per share of each remaining share of Class B common stock will increase, up to 10 votes per share. In no event will the shares of Class B common stock have more than 10 votes or less than 1 vote per share. Once Mr. Fertitta and his affiliates cease to beneficially own 30% or more of the total number of (i) shares of Class A common stock outstanding as of the Closing and (ii) shares of Class A common stock that were issued upon exchange of the HoldCo Class B Units held by Mr. Fertitta and his affiliates as of the Closing, the holders of the shares of Class B common stock will be entitled to one (1) vote per share.
Generally, holders of all classes of our common stock vote together as a single class, and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Class B common stock are not be entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of Class B common stock will not participate in any dividend declared by the board of directors.
Liquidation Rights
On the liquidation, dissolution, distribution of assets or winding up of the Company, holders of Class B common stock will not entitled to receive any distribution of the Company’s assets of whatever kind available until distribution has first been made to all holders of Class A common stock. Notwithstanding this, due to the liquidation rights of Class A common stock described above in which all assets of the

Company of whatever kind available will be distributed to holders of Class A common stock, no assets of the Company will be available for liquidating distributions in respect of the Class B common stock.
Transfers
Holders of Class B common stock may transfer their shares of Class B common stock to any transferee (other than the Company) only if, and only to the extent permitted by the A&R HoldCo LLC Agreement, such holder also simultaneously transfers a corresponding number of such holder’s HoldCo Class B Units to such transferee. Upon a transfer of HoldCo Class B Units in accordance with the A&R HoldCo LLC Agreement, a corresponding number of shares of Class B common stock held by the holder of such HoldCo Class B Units will automatically and simultaneously be transferred to the same transferee of such HoldCo Class B Units.
In accordance with the terms of the A&R HoldCo LLC Agreement, HoldCo Class B Units (and a corresponding number of shares of Class B common stock) may be transferred (i) to Mr. Fertitta and his affiliates at any time without the consent of Landcadia HoldCo’s managing member (i.e., the Company) and (ii) to third parties unaffiliated with Mr. Fertitta but only with the prior written consent of Landcadia Holdco’s managing member, which consent may be granted or withheld in such managing member’s sole discretion. Mr. Fertitta and his affiliates control a majority of the voting power of the outstanding capital stock of Landcadia HoldCo’s managing member (i.e., the Company) and thus have the ability to control the election of the Company’s board of directors, including the independent directors, any such consent will require the approval or ratification of the audit committee of the Company’s board of directors, which will be comprised solely of independent directors, or another independent body of the Company’s board of directors in accordance with the related person transaction policy, as described under the section entitled “Certain Relationships and Related Transactions — Policies and Procedures for Related Person Transactions.” Upon a transfer of shares of Class B common stock to a party that is not an affiliate of Mr. Fertitta, such shares would entitle the holder to the High Voting Rights (subject to (i) an automatic downward adjustment of all shares of Class B common stock from 10 votes per share to the extent necessary for the total voting of all shares of our common stock beneficially held by Mr. Fertitta and his affiliates not to exceed 79.9% and (ii) an automatic adjustment of all shares of Class B common stock to one vote per share upon a Sunset Event), such that all of the outstanding shares of Class B common stock will have the same voting power at any given time.
Mandatory Cancellation
To the extent that any holder of Class B common stock exercises its right pursuant to the A&R HoldCo LLC Agreement to exchange some or all of such holder’s HoldCo Class B Units in accordance with the A&R HoldCo LLC Agreement, then, concurrently with such exchange under the A&R HoldCo LLC Agreement, a number of shares of Class B common stock registered in the name of such holder equal to the number of HoldCo Class B Units that are exchanged by such holder in such transaction (subject to equitable adjustment) will be transferred to the Company and cancelled for no consideration.
Other Matters
No shares of Class B common stock are subject to redemption (except as described below under “Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates”) or have preemptive rights to purchase additional shares of Class B common stock. Holders of shares of Class B common stock do not have subscription, redemption or conversion rights. Upon completion of the transaction, all outstanding shares of Class B common stock will be validly issued, fully paid and non-assessable.
Preferred Stock
Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
Public Warrants
Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days following the Closing. Pursuant to the terms of the warrant agreement which governs the Company’s warrants (the “warrant agreement”), a warrantholder may exercise its warrants only for a whole number of shares of Class A common stock. The warrants will expire five years after the Closing, or December 29, 2025, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a public warrant unless the shares of Class A common stock issuable upon such public warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant, if not cash settled, will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than 15 business days after the Closing, we will use our best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the public warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock, until the public warrants expire or are redeemed, in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants is not effective by the 60th business day after the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise their public warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their public warrants on a cashless basis.
Once the public warrants become exercisable, we may call the public warrants for redemption:
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in whole and not in part;

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at a price of $0.01 per public warrant;

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upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

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if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the public warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Class A common stock upon exercise of the public warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Class A common stock under the blue sky laws of the state of residence in those states in which the public warrants were initially offered by us in our initial public offering.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), as well as the $11.50 public warrant exercise price after the redemption notice is issued.
If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the public warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the public warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the public warrants after the Closing. If we call our public warrants for redemption and our management does not take advantage of this option, our sponsors and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their public warrants on a cashless basis, as described in more detail below.
A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of  (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one minus the quotient of  (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the public warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.
The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to this prospectus, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of holders of at least 50% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their public warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Public warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of public warrants must sell any odd number of public warrants in order to obtain full value from the fractional interests that will not be issued.
Private Placement Warrants
The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) are not transferrable, assignable or saleable until 30 days after the Closing (except to our officers, directors and other person or entities affiliated with our sponsors as described elsewhere herein) and they will not be redeemable by us so long as they are held by the sponsors or their permitted transferees. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the sponsors or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its private placement warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the private placement warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the private placement warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of private placement warrant exercise is sent to the warrant agent. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their public warrants and sell the shares of Class A common stock received upon such exercise freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such private placement warrants on a cashless basis is appropriate.
Our sponsors and Mr. Fertitta have agreed not to transfer, assign or sell any of the private placement warrants (including the Class A common stock issuable upon exercise of any of these private placement warrants) until the date that is 30 days after the Closing, except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our sponsors. In addition, for so long as they are held by JFG Sponsor (or its affiliates), the private placement warrants will not be exercisable more than five years from the effective date of our IPO registration statement.
Dividends
We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board. In addition, the Credit Agreement limits the ability of GNOG LLC to make distributions to the Company. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Transfer Agent and Warrant Agent
The Transfer Agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as Transfer Agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of Delaware Law, Our Charter and Bylaws
Our Charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may make more difficult the removal of management, may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for our securities. These provisions provide for, among other things:
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authorized but unissued shares of Class A common stock and Class B common stock and preferred stock, which may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans and the existence of which could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise (the DGCL does not require stockholder approval for any issuance of authorized shares);

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stockholder action by written consent only until the first time when Mr. Fertitta and his affiliates cease to beneficially own a majority of the voting power of the capital stock of the Company (the DGCL provides that unless otherwise provided in the Charter, any action of a meeting of stockholders may be taken without a meeting and prior notice by signed written consent of stockholders having the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted);

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amendment of the organizational documents only by the affirmative vote of (i) a majority of the voting power of the capital stock of the Company so long as Mr. Fertitta and his affiliates beneficially own shares representing a majority of the voting power of the capital stock of the Company and (ii) at least two-thirds of the voting power of the capital stock from and after the time that Mr. Fertitta and his affiliates cease to beneficially own shares representing a majority of the voting power of the voting stock of the Company (the DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage);

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provisions detailing that the number of directors may be fixed and may be modified either (a) by the Company’s board of directors or (b) by the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of the Company, depending on the number of shares of the Company’s capital stock beneficially owned by Mr. Fertitta and his affiliates at such time, as opposed to the number of directors being determined by the Company’s Board;

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advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at annual meetings, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company; and

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the ability of the Company’s board of directors to issue one or more series of preferred stock.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates
The Charter provides that any shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company owned or controlled by a person who (i) fails or refuses to file any required application, or has withdrawn or requested the withdrawal of a pending required application, to be found suitable by any gaming authority or for any gaming license, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by a gaming authority to be unsuitable or disqualified to own or control any shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company, (iv) is determined by a gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities in any gaming jurisdiction, (v) causes any gaming license of the Company or any affiliated company to be lost, rejected, rescinded, suspended, revoked or not renewed by any gaming authority, or causes the Company or any affiliated company to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any gaming license (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a gaming authority is final and non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the Company’s board of directors, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any gaming license held or desired in good faith to be held by the Company or any affiliated company or the Company’s or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any gaming license, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Company or any affiliated company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of the Company or any affiliated company (each of such persons, an “Unsuitable Person”) or an affiliate of such person shall be subject to automatic sale and transfer to the Company or one or more third-party transferees (as described in the Charter) as and to the extent required by a gaming authority or deemed necessary or advisable by the Company’s board of directors in its sole and absolute discretion.
If a gaming authority requires the Company, or the Company’s board of directors deems it necessary or advisable, to cause any such shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company to be automatically sold and transferred, the Company shall deliver a transfer notice (as described in the Charter) to the Unsuitable Person or its affiliate(s) (as applicable) and shall purchase or cause one or more third-party transferees to purchase the number, class and series of shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company specified in the transfer notice on the transfer date and for the purchase price determined in accordance with the Charter and set forth in the transfer notice. From and after the transfer date, such Unsuitable Person or any affiliate of such Unsuitable Person shall cease to be a stockholder with respect to such shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company, and all rights of such Unsuitable Person or any affiliate of such Unsuitable Person therein, other than the right to receive the purchase price, shall cease.
Commencing on the date that a gaming authority serves notice of a determination of unsuitability or disqualification of a holder of shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company, or the Company’s board of directors otherwise determines that a person is an Unsuitable Person, and until the shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company owned or controlled by such person are owned or controlled by a person who is not an Unsuitable Person, the Unsuitable Person and any affiliates of such Unsuitable Person shall not be entitled: (i) to receive any dividend, payment, distribution or interest with regard to the shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company, and such shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company shall not for any purposes be included in the shares of stock of the Company entitled to vote or (iii) to receive any remuneration that may be due to such person, accruing after the date of such notice of determination of unsuitability or disqualification by a gaming authority, in any form from the Company or any affiliated company for services rendered or otherwise.
At the closing of the transaction contemplated in the preceding paragraphs of this section: (i) each of the Company and any applicable third-party transferee shall deliver the aggregate applicable purchase price for the shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company being purchased by it (x) by wire transfer of immediately available funds to the account specified in writing by the Unsuitable Person or affiliate of such Unsuitable Person (as applicable), (y) by unsecured promissory note, or (z) by combination of both as required by the applicable gaming authority and, if not so required, as the Company may determine in its sole and absolute discretion and (ii) the Unsuitable Person or affiliate of such Unsuitable Person (as applicable) shall deliver to the Company and any applicable third-party transferee such stock powers, assignment instruments and other agreement as are necessary in the judgment of the Company to fully convey all right, title and interest in and to the shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company being purchased by each of the foregoing, free and clear of all liens and other encumbrances (other than restrictions on transfer under the Charter, the Company’s bylaws and applicable law and as set forth in any agreement between the Unsuitable Person or affiliate of such Unsuitable Person (as applicable) and the Company) and to evidence the subordination of any promissory note if required by the Company.
Such stock powers, assignment instruments and other agreements shall be in a form acceptable to the Company and shall include such representations and warranties (including, without limitation, representations and warranties as to title and ownership of the shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company being sold, authorization, execution and delivery of relevant documents and the enforceability of such documents), covenants, releases (including, without limitation, a general release of claims and covenant not to sue in favor of the Company or any applicable third-party transferee and each of their respective affiliates, employees, directors, managers, officers, partners, members and the like with respect to the pre-closing period) and indemnities as determined by the Company in its sole and absolute discretion. Any promissory note shall contain such terms and conditions as the Company determines necessary or advisable, including without limitation, prepayment at the maker’s option at any time without premium or penalty or subordination provisions. Subject to the forgoing, the principal amount of any promissory note together with any unpaid interest shall be due and payable no earlier than the tenth anniversary of delivery of such promissory note and interest on the unpaid principal thereof shall be payable annually in arrears at no more than the minimum rate of interest at the time of delivery which can be used without causing additional interest to be imputed pursuant to the Code or corresponding provisions of subsequent superseding federal revenue laws.
The Charter provides that the sale and transfer of the applicable shares of the stock or any other equity or voting securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity or voting securities of the Company shall be effected automatically at the Closing contemplated in the preceding paragraphs of this section upon delivery of the purchase price in accordance with the Charter without regard to the provision by the Unsuitable Person or affiliate of such Unsuitable Person (as applicable) of the stock powers, assignment instruments and other agreements described above; provided, however, that the Unsuitable Person or affiliate of such Unsuitable Person (as applicable) shall continue to have the obligation to the Company and any applicable third-party transferee to provide such stock powers, assignment instruments and other agreements.
Forum Selection Clause
The Company’s Charter includes a forum selection clause. The Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any of the Company’s directors, officers or other employees of the Company to the Company or its stockholders; (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the Charter or the Company’s bylaws; or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Nonetheless, pursuant to the Charter, the foregoing provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Listing of Securities
Our shares of Class A common stock and warrants are listed on Nasdaq under the symbols “GNOG” and “GNOGW,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of our common stock then outstanding; or

•
the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of January 21, 2021, we had 36,982,320 shares of Class A common stock outstanding. Of these shares, 31,625,000 shares were sold in our initial public offering and are freely tradable without restriction or further registration under the Securities Act. All of the 4,090,625 shares of Class A common stock owned by Mr. Fertitta and all of the 1,271,875 shares of Class A common stock owned by JFG Sponsor are subject to transfer restrictions described below under “— Lock-up Agreements.”
In addition, as of January 21, 2021, we have up to 31,350,625 shares of Class A common stock reserved for issuance upon conversion of a corresponding number of HoldCo Class B Units held by LF LLC (along with the surrender and cancellation of a corresponding number of shares of Class B common stock). As of January 21, 2021, we also have reserved a total of 5,000,000 shares of Class A common stock for issuance under our Incentive Plan and up to 16,425,000 shares of Class A common stock for issuance upon exercise of the warrants.
As of January 21, 2021, there were approximately 16,425,000 warrants outstanding, consisting of (i) 10,541,667 public warrants and (ii) 5,883,333 private placement warrants. Each of our warrants is exercisable for one share of our Class A common stock at an exercise price of $11.50 per share. The public warrants are freely tradable and are subject to redemption as described elsewhere herein. The 5,883,333 private placement warrants are subject to transfer restrictions described below under “— Lock-up Agreements.”

While we were formed as a shell company, since the completion of the Transaction we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Lock-Up Agreements
Pursuant to the terms of the letter agreement entered into on May 6, 2019 in connection with the Company’s initial public offering (the “Letter Agreement”), as amended by the Lock-Up Amendment (as defined herein), the Sponsors, Mr. Fertitta and certain of the Company’s directors and officers agreed not to transfer any shares of Class A common stock held by them until the earliest of (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, (y) if the last sale price of the Class A common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after the Closing or (z) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
In addition, pursuant to terms of the Letter Agreement, the Sponsors, Mr. Fertitta and certain of the Company’s directors and officers agreed not to transfer any of the private placement warrants held by them (or any shares of Class A common stock issued or issuable upon the exercise of the private placement warrants), until 30 days after the Closing.
Form S-8 Registration Statement
We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A common stock issued or issuable under our Incentive Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover approximately 5,000,000 shares of Class A common stock. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to the Company regarding the beneficial ownership of Company common stock as of the Closing Date by:
•
each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•
each of the Company’s executive officers and directors; and

•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.
The beneficial ownership of Company common stock before this offering is based on 36,982,320 shares of Class A common stock and 31,350,625 shares of Class B common stock issued and outstanding as of the Closing.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.
Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	% of Ownership	Number of Shares of Class B Common Stock	% of Ownership	% of Total Voting Power**
Directors and Executive Officers
Tilman J. Fertitta(2)	7,032,292	17.6	31,350,625	100	79.9
Richard H. Liem	—	—	—	—	—
Steven L. Scheinthal	—	—	—	—	—
Michael S. Chadwick	—	—	—	—	—
G. Michael Stevens	—	—	—	—	—
Scott Kelly	—	—	—	—	—
Thomas Winter	—	—	—	—	—
Michael Harwell	—	—	—	—	—
All Executive Officers and Directors as a Group (eight individuals)	7,032,292	17.6	31,350,625	100	79.9
Greater than 5% Stockholders
Davidson Kempner(3)	2,000,000	5.4	—	—	*

*
Less than 1%.

**
Percentage of total voting power represents the combined voting power with respect to all shares of Class A common stock and Class B common stock, voting as a single class. As described elsewhere in this prospectus, each share of Class B common stock is entitled to 10 votes per share, subject to certain adjustments and limitations described herein, and each share of Class A common stock is entitled to one vote per share.

(1)
Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Golden Nugget Online Gaming, Inc., 1510 West Loop South, Houston, Texas 77027.

(2)
The number of shares of Class A common stock includes 2,941,667 shares of Class A common stock underlying the private placement warrants held by Mr. Fertitta. LF LLC is the record holder of the shares of Class B common stock reported herein. LF LLC is indirectly owned by FEI and Mr. Fertitta is the owner of FEI. As such, Mr. Fertitta may be deemed to have beneficial ownership of the shares of Class B common stock held directly by LF LLC.
(3)
According to a Schedule 13G filed on May 17, 2019, Davidson Kempner Partners (“DKP”), Davidson Kempner Institutional Partners, LP. (“DKIP”) and Davidson Kempner International, Ltd., (“DKIL”) hold the interests shown. MHD Management Co. (“MHD”) is the general partner of DKP and MHD Management Co. GP, L.L.C. is the general partner of MHD. Davidson Kempner Capital Management LP (“DKCM”) is responsible for the voting and investment decisions of DKP, DKIP and DKIL. Thomas L. Kempner, Jr. and Anthony A. Yoseloff, through DKCM, are responsible for the voting and investment decisions relating to the securities held by DKP, DKIP and DKIL. The address of each of these entities is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

SELLING SECURITYHOLDERS
This prospectus relates to the possible offer and resale by the Selling Securityholders of (i) up to 42,596,458 shares of Class A Common Stock (including 5,362,500 outstanding shares of Class A common stock, 5,883,333 shares of Class A common stock that may be issued upon exercise of the private placement warrants and 31,350,625 shares of Class A common stock issuable upon conversion of the HoldCo Class B Units (and the surrender and cancellation of a corresponding number of shares of Class B common stock)); and (ii) up to 5,883,333 private placement warrants.
The Selling Securityholders may from time to time offer and sell any or all of the shares of Class A Common Stock and warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock or warrants after the date of this prospectus such that registration rights shall apply to those securities.
The following table was prepared based on information provided to us by the Selling Securityholders. It sets forth the name and address of the Selling Securityholders, the aggregate number of shares of Class A Common Stock and warrants that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based percentage ownership prior to this offering on 36,982,320 shares of Class A Common Stock, 31,350,625 shares of Class B common stock and 16,425,000 warrants, in each case, outstanding as of January 21, 2021. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Securityholder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Securityholder’s warrants, if any, and did not assume the exercise of any other Selling Securityholder’s warrants.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A Common Stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is 1510 West Loop South, Houston, Texas, 77027.
Selling Securityholders
Selling Securityholder(1)	Shares of Class A Common Stock Beneficially Owned Prior to Offering	Private Placement Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Private Placement Warrants Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Tilman J. Fertitta and his affiliates(2)	38,382,917	2,941,667	38,382,917	2,941,667	—	—	—	—
Jefferies Financial Group Inc.	4,213,541	2,941,666	4,213,541	2,941,666	—	—	—	—

(1)
The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Class A common stock. The address for these Selling Securityholders is c/o GNOG, 1510 West Loop South, Houston, Texas, 77027.

(2)
The number of shares of Class A common stock includes (i) 4,090,625 shares of Class A common stock held by Mr. Fertitta, (ii) 2,941,667 shares of Class A common stock underlying the private placement warrants held by Mr. Fertitta and (iii) 31,250,625 shares of Class A common stock that may be issued upon the conversion of the HoldCo Class B units held by Landry’s Fertitta, LLC (“LF LLC”) and the surrender and cancellation of a corresponding number of shares of Class B common stock held by LF LLC. Mr. Fertitta is the Chief Executive Officer and Chairman of the Company. LF LLC is indirectly owned by FEI and Mr. Fertitta is the owner of FEI. As such, Mr. Fertitta may be deemed to have beneficial ownership of the securities held directly by LF LLC.

Listing of Common Stock
Our Class A common stock and public warrants are listed on Nasdaq under the symbols “GNOG” and “GNOGW,” respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Landcadia’s Related Party Transactions
Purchase of Founder Shares and Private Placement Warrants
On February 14, 2019, we sold 2,975,000 shares of Landcadia’s Class B common stock, par value $0.0001 per share (the “founder shares”) to FEI for $10,000 in the form of a subscription receivable. On March 13, 2019, we effected a split of our founder shares, resulting in JFG Sponsor owning 3,468,750 founder shares and FEI owning 3,718,750 founder shares. On May 6, 2019, we effected another split of our founder shares, resulting in JFG Sponsor owning 3,815,625 founder shares and FEI owning 4,090,625 founder shares. As described in more detail below, pursuant to the terms of the Sponsor Forfeiture and Call-Option Agreement, JFG Sponsor forfeited 2,543,750 founder shares held by it at the Closing so that it now beneficially owns 1,271,875 founder shares. In addition, in connection with the Closing, each outstanding founder share converted on a one-for-one basis into shares of Class A common stock. The founder shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our Sponsors purchased an aggregate of 5,883,333 private placement warrants for a purchase price of $1.50 per warrant ($8,825,000 in the aggregate) in a private placement that occurred simultaneously with the closing of our initial public offering. Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise thereof) are not transferable, assignable or salable until 30 days after the Closing and they are non-redeemable so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers of the private placement warrants or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as our public warrants. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants except that the private placement warrants may be exercised on a cashless basis.
On June 12, 2019, FEI assigned and transferred all of the 2,941,667 private placement warrants and 4,090,625 founder shares held by it to Tilman J. Fertitta for the same price originally paid by FEI for such securities ($4,412,500 and $10,000, respectively).
Administrative Services Agreement
We paid FEI a total of $10,000 per month for office space, utilities and secretarial and administrative support from the time of our initial public offering until the Closing.
Financial and Capital Markets Advisory Fees
In connection with the Closing, we paid financial and capital markets advisory fees to Jefferies LLC, an affiliate of JFG Sponsor, in the amounts of $2.5 million and $1.25 million, respectively.
Existing Registration Rights Agreement
The holders of the founder shares, private placement warrants, shares of Company Class A common stock issuable upon conversion of the founder shares, private placement warrants or working capital loans are entitled to registration rights under the Company’s existing registration rights agreement (the “Existing Registration Rights Agreement”). Under the terms of the Existing Registration Rights Agreement, these holders are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Notwithstanding the foregoing, JFG Sponsor may not exercise its demand and “piggyback” registration rights after five and seven years, respectively after the effective date of the registration statement relating to the IPO and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

A&R Registration Rights Agreement
In connection with the Closing, we entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with the Sponsors, Tilman Fertitta and certain of his affiliates, which provides that the holders of the founder shares or private placement warrants (and the shares of Class A common stock issuable upon conversion of the founder shares or private placement warrants) and holders of Class A common stock issuable pursuant to the Purchase Agreement and the A&R HoldCo LLC Agreement are entitled to registration rights. Under the terms of the A&R Registration Rights Agreement, these holders are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Notwithstanding the foregoing, JFG Sponsor may not exercise its demand and “piggyback” registration rights after five and seven years, respectively after the effective date of the registration statement relating to the IPO and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Tax Receivable Agreement
In connection with the Closing, the Company entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with LF LLC. The Tax Receivable Agreement provides for payment by the Company to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to the Company from Landcadia HoldCo and arising from certain transactions, including (a) certain transactions contemplated under the Purchase Agreement and (b) the exchange of LF LLC’s HoldCo Class B Units for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), as determined on a “with and without” basis, and for an early termination payment by the Company to LF LLC in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Assuming no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement (as defined below), the estimated liability under the Tax Receivable Agreement (“TRA liability”) is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Payments for such TRA liability will, subject to certain limitations, including in connection with available cash flow and financing facilities, be made annually in cash and are expected to be funded with tax distributions from Landcadia HoldCo. The Tax Receivable Agreement payments will commence in the year following the Company’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024). The amount and timing of such Tax Receivable Agreement payments may vary based upon a number of factors. The Tax Receivable Agreement also provides for an accelerated lump sum payment on the occurrence of certain events, among them a change of control. Based upon certain assumptions, it is estimated that such early termination payment could amount to approximately $257.4 million. It is anticipated that such early termination payments may be made from the proceeds of such change of control transaction; however, the Company may be required to fund such early termination payments from other sources and there can be no assurances that the Company will be able to finance such obligations in a manner that does not adversely affect its working capital or financial conditions.
A&R HoldCo LLC Agreement
In connection with the Closing, the Company, Landcadia HoldCo and LF LLC entered into the Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo (the “A&R HoldCo LLC Agreement”), which provides, among other things, that beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of Class B common stock) for either one share of Class A common stock or, or at the election of the Company, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of Class A common stock. In addition, the A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of Class B common stock to LF LLC in consideration of payments to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note (as defined below), with such payments and equity issuances being treated as capital transactions for accounting purposes. The additional HoldCo LLC Class B Units will be issued at the then-current market price of Class A common stock calculated as set forth in the A&R HoldCo LLC Agreement.
Lock-Up Amendment
In connection with the Closing, certain insiders of the Company, including Tilman J. Fertitta, JFG Sponsor and certain of the Company’s directors, entered into an amendment to the Letter Agreement (the “Lock-Up Amendment”), which amended the Letter Agreement to add an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of Class B common stock to be received by LF LLC pursuant to the Purchase Agreement.
Sponsor Forfeiture and Call-Option Agreement
In connection with the execution of the Purchase Agreement, on June 28, 2020, the Company and JFG Sponsor entered into an agreement (the “Sponsor Forfeiture and Call-Option Agreement”), pursuant to which, at the Closing, JFG Sponsor forfeited two thirds (or 2,543,750) of its founder shares. In addition, following the Closing, JFG Sponsor granted to the Company an option to repurchase any of the private placement warrants held by JFG Sponsor, to the extent that JFG Sponsor wishes to exercise or sell such warrants, subject to certain terms and conditions set forth in the Sponsor Forfeiture and Call-Option Agreement.
GNOG’s Related Party Transactions
Relationship with Landry’s LLC
Tilman Fertitta indirectly owns 100% of the equity interests in Landry’s LLC. Prior to April 28, 2020, GNOG LLC’s business was operated by GNAC, which is also indirectly wholly-owned by Tilman Fertitta. During this time, Landry’s LLC provided support services to GNAC’s online gaming division at no cost. On April 28, 2020, GNAC conveyed its online gaming business to GNOG LLC and GNOG LLC entered into a services agreement with Golden Nugget, which directly owns 100% of the equity interests in Landry’s LLC. As described below, GNOG LLC and Golden Nugget have terminated their services agreement and entered into the Services Agreement to provide for the performance of certain services from and after the Closing. Each of Tilman J. Fertitta, Steven L. Scheinthal, Richard H. Liem, Thomas Winter and Michael Harwell were employed by Landry’s LLC. Other than being the employer of certain of the Company’s executive officers, Landry’s LLC does not have any role in the transaction. Since the Closing, Messrs. Winter and Harwell are employees of the Company. Landry’s LLC and/or its affiliates provide support services to GNOG LLC, which may include the following: insurance, risk management, legal, information technology, accounting, finance, human resources, database management and construction services.
Second A&R Intercompany Note
In connection with the Closing, LF LLC and GNOG LLC entered into the Second A&R Intercompany Note, which amended and restated that certain Amended and Restated Intercompany Note, dated December 16, 2020, by LF LLC and GNOG LLC (the “First Intercompany Note”), to continue to act as a guarantee to the Credit Agreement and provided for, among other things, (a) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150.0 million, which reduction occurred at Closing, and (b) a reduction in the amounts payable thereunder to 6% per annum, to be paid quarterly on the outstanding balance from day to day thereunder. The Second A&R Intercompany Note will continue to provide for a corresponding reduction in the remaining principal amount due and owing thereunder for each payment made under the Credit Agreement that reduces the principal amount of the loans under the Credit Agreement. The A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of Class B common stock to LF LLC in consideration of the payments described in clause (b) above to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes.
Trademark License Agreement
In connection with the Closing, GNOG LLC, Golden Nugget and GNLV entered into a trademark license agreement (the “Trademark License Agreement”), pursuant to which GNLV has granted to GNOG LLC an exclusive license to use certain “Golden Nugget” trademarks (and other trademarks related to GNOG LLC’s business) in connection with operating online real money casino gambling and sports wagering in the U.S. and any of its territories, subject to certain restrictions. The license has a twenty-year term that commenced on the Closing Date. During the term of the agreement, GNOG LLC has agreed to pay Golden Nugget a monthly royalty payment equal to 3% of Net Gaming Revenue (as defined therein). Upon the tenth and fifteenth anniversary of the effective date of the Trademark License Agreement, the monthly royalty amount payable to GNLV will be adjusted to equal the greater of (i) 3% of Net Gaming Revenue and (ii) the fair market value of the licenses (as determined by an independent appraiser, if necessary).
While the trademarks licensed under the Trademark License Agreement generally will be exclusively licensed to GNOG LLC, in the event that (i) a new market or opportunity becomes available (e.g., pursuant to the legalization of online gaming in another jurisdiction), and (ii) GNOG LLC is unwilling, unable or otherwise fails to pursue such market or opportunity, Golden Nugget will be permitted to pursue such market or opportunity and utilize the trademarks covered by the Trademark License Agreement with respect thereto. For the avoidance of doubt, nothing in the Trademark License Agreement will restrict GNOG LLC (or Golden Nugget) from owning or operating an online-based casino using marks that are not covered by the A&R Trademark License Agreement.
A&R Online Gaming Operations Agreement
In connection with the Closing, GNOG LLC and GNAC entered into an amended and restated online gaming operations agreement (the “A&R Online Gaming Operations Agreement”), pursuant to which GNAC granted GNOG LLC the right to host, manage, control, operate, support and administer, under GNAC’s land-based casino operating licenses, the Golden Nugget-branded online gaming business, live dealer studio in New Jersey and the third-party operators. In addition, GNOG LLC is responsible for managing, administering and operating its online gaming business and providing services to GNAC in connection with the management and administration of certain platform agreements and GNAC is required to provide certain operational and infrastructure services to GNOG LLC in connection with its New Jersey operations. In addition to the 3% royalty payable pursuant to the A&R Trademark License Agreement as described above, GNOG LLC is also obligated to reimburse GNAC for certain expenses incurred by GNAC in connection with the New Jersey online gaming business, such as New Jersey licensing costs, regulatory fees, certain gaming taxes and other expenses incurred by GNAC directly in connection with GNOG LLC’s operations in New Jersey. The A&R Online Gaming Operations Agreement has a term of five years commencing from April 2020 and is renewable by GNOG LLC for an additional five-year term. The A&R Online Gaming Operations Agreement also provides for, among other things, (a) minimum performance standards under which GNOG LLC is required to operate the Golden Nugget online gaming business, and (b) an arms-length risk allocation framework (including with respect to insurance and indemnification obligations).
Services Agreement
In connection with the Closing, GNOG LLC and Golden Nugget terminated their prior shared services agreement and entered into the Services Agreement to provide for the performance of certain services from and after the Closing. Pursuant to the Services Agreement entered into at Closing, GNAC and Golden Nugget have agreed to provide certain services and facilities, including payroll, accounting, financial planning and other agreed upon services, to GNOG LLC from time to time and GNOG LLC has agreed to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports wagering conducted and such subsidiary’s brick-and-mortar casino. Under this agreement, each party is responsible for its own expenses and the employer of any shared employee is responsible for such shared employee’s total compensation. GNOG LLC is also obligated to reimburse the party providing the service or facilities at cost. In addition, at Closing, GNOG LLC entered into the Office Leases with Golden Nugget, GNAC and/or their respective affiliates for the use of certain office space in Atlantic City, New Jersey, and Houston, Texas.
Lease Agreements
In connection with the Closing, GNOG LLC entered into office leases with GNAC and Golden Nugget respectively, or their respective affiliates (collectively, the “Office Leases”). The Office Leases provide for annual rent payments of $88,120 for the office space leased in Houston, Texas and $24,252 for the office space leased in Atlantic City, New Jersey, subject to an increase of 10% for any renewal term and market rent increases in the event that GNOG LLC requires the use of additional office space during the term thereof. However, any amounts actually paid by GNOG LLC under the Trademark License Agreement and the A&R Online Gaming Operations Agreement will be credited against GNOG LLC’s rent obligations under the Office Leases. Each Office Lease will have a term of five years. In connection with any renewal of the term of the A&R Online Gaming Operations Agreement, GNOG LLC has an option to renew each Office Lease for the lesser of (i) five years or (ii) the length of the renewed term of the A&R Online Gaming Operations Agreement. Each Office Lease may be terminated by GNOG LLC or the respective landlord upon six months’ notice.
Agreement with Danville Development
On November 18, 2020, GNOG LLC entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of GNOG LLC, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals. GN Danville, LLC will own a 25% equity interest in Danville Development and has an option to purchase the other equity interests in the future at a price to be determined pursuant to definitive agreement. The definitive agreement has a term of 20 years and requires GNOG LLC to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, under the definitive agreement, GNOG LLC holds the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. GNOG LLC has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development, which will indirectly benefit GN Danville, LLC, for the development and construction of the casino.
Indemnification Agreements and Directors and Officers Liability Insurance
Our Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Charter. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Policies and Procedures for Related Person Transactions
The Board has adopted a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying related person transactions and to assist us in the preparation of related disclosures required by the SEC. Under this policy:
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any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by the Audit Committee of the Board or by the disinterested members of the Board; and

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any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board, if any, or the Board for its approval.

In connection with the review and approval or ratification of a related person transaction:
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management must disclose to the Audit Committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

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management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

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management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with the Securities Act, the Exchange Act and related rules; and

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management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Audit Committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and the Nasdaq.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of Class A common stock. This discussion applies only to shares that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our shares in this offering.
This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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banks, financial institutions or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own five percent or more (by vote or value) of our shares;

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persons that acquired our Class A common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

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insurance companies;

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dealers or traders subject to a mark-to-market method of accounting with respect to shares of Class A common stock;

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persons holding shares of Class A common stock as part of a “straddle,” constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

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tax-exempt entities;

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controlled foreign corporations; and

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passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Class A commons stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Class A common stock.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF CLASS A COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR SHARES OF CLASS A COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF CLASS A COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A common stock who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock. Upon a sale or other taxable disposition of our Class A common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock generally will equal the U.S. holder’s acquisition cost for the Class A common stock less any prior distributions treated as a return of capital.
Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Class A common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of Class A common stock who or that is for U.S. federal income tax purposes:
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a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

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a foreign corporation; or

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an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of Class A common stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of Class A common stock.
Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular

U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, unless:
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the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

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we are or have been a “United States real property holding corporation” (as defined below) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition.
We believe that we are not, and do not anticipate becoming, a United States real property holding corporation; however, there can be no assurance that we will not become a United States real property holding corporation in the future. We would be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.
Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Class A common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S.

holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our Class A common stock.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 16,425,000 shares of our Class A Common Stock that may be issued upon exercise of Warrants to purchase Class A Common Stock, including the public warrants and the private placement warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (i) up to 42,596,458 shares of Class A Common Stock (including 5,362,500 outstanding shares of Class A common stock, 5,883,333 shares of Class A common stock that may be issued upon exercise of the private placement warrants and 31,350,625 shares of Class A common stock issuable upon conversion of the HoldCo Class B Units (and the surrender and cancellation of a corresponding number of shares of Class B common stock)) and (ii) up to 5,883,333 private placement warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•
the specific securities to be offered and sold;

•
the names of the selling securityholders;

•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•
settlement of short sales entered into after the date of this prospectus;

•
the names of any participating agents, broker-dealers or underwriters; and

•
any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock and warrants are currently listed on Nasdaq under the symbols “GNOG” and “GNOGW”, respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
Lock-up Agreements
Certain of our stockholders have entered into lock-up agreements. See “Securities Act Restrictions of Resale of Securities — Lock-up Agreements.”

LEGAL MATTERS
White & Case LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Golden Nugget Online Gaming, Inc.
EXPERTS
The consolidated financial statements of Landcadia Holdings II, Inc., as of December 31, 2019, 2018 and 2017 and for each of the three years in the period ended December 31, 2019 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus and are included in reliance on such report given the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Golden Nugget Online Gaming, Inc. as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus and are included in reliance on such report given the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.
We also maintain an Internet website at http://www.gnoginc.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

LANDCADIA HOLDINGS II, INC.
CONSOLIDATED BALANCE SHEETS
	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current Assets:
Cash	$897,253	$1,593,104
Prepaid assets	31,169	20,433
Total current assets	928,422	1,613,537
Cash and investments held in trust account	320,494,513	319,901,512
Total Assets	$321,422,935	$321,515,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$160,912	$289,830
Income taxes payable	131,211	664,486
Total current liabilities	292,123	954,316
Deferred underwriting commissions	11,068,750	11,068,750
Total Liabilities	11,360,873	12,023,066
Class A common stock subject to possible redemption, 30,117,474 and 30,181,451 shares at redemption value of $10.13 and $10.09, respectively	305,062,052	304,491,973
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued or outstanding	—	—
Common stock:
Class A common stock, $0.0001 par value, 200,000,000 shares authorized, 1,507,526 and 1,443,549 shares issued and outstanding (excluding 30,117,474 and 30,181,451 shares subject to possible redemption), respectively	150	144
Class B common stock, $0.0001 par value 20,000,000 shares authorized, 7,906,250 issued and outstanding	791	791
Additional paid-in capital	1,929,257	2,499,342
Retained Earnings	3,069,812	2,499,733
Total Stockholders’ equity	5,000,010	5,000,010
Total liabilities and stockholders’ equity	$321,422,935	$321,515,049
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Expenses:
General and administrative expenses	$357,790	$115,683	$843,997	$239,241
Loss from operations	(357,790)	(115,683)	(843,997)	(239,241)
Other income:
Interest income	53,482	1,620,749	1,565,615	2,784,223
Income (loss) before taxes	(304,308)	1,505,066	721,618	2,544,982
Tax benefit (provision)	63,905	(323,953)	(151,540)	(542,335)
Net income (loss)	$(240,403)	$1,181,113	$570,078	$2,002,647
Basic and diluted loss per share:
Loss per share available to common shares	$(0.03)	$(0.01)	$(0.07)	$(0.02)
Basic and diluted weighted average number of shares	9,392,586	9,341,939	9,371,540	7,589,177
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS II, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Stock subscription receivable, affiliates	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2019	1,443,549	$144	7,906,250	$791	$2,499,342	$2,499,733	$—	$5,000,010
Net income	—	—	—	—	—	750,351	—	750,351
Class A shares subject to redemption	11,355	1	—	—	(750,352)	—	—	(750,351)
Balance, March 31, 2020 (unaudited)	1,454,904	$145	7,906,250	$791	$1,748,990	$3,250,084	$—	$5,000,010
Net income	—	—	—	—	—	60,131	—	60,131
Class A shares subject to redemption	21,179	2	—	—	(60,133)	—	—	(60,131)
Balance, June 30, 2020 (unaudited)	1,476,083	$147	7,906,250	$791	$1,688,857	$3,310,215	$—	$5,000,010
Net loss	—	—	—	—	—	(240,403)	—	(240,403)
Class A shares subject to redemption	31,443	3	—	—	240,400	—	—	240,403
Balance, September 30, 2020 (unaudited)	1,507,526	$150	7,906,250	$791	$1,929,257	$3,069,812	$—	$5,000,010

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated/ Deficit)	Stock subscription receivable, affiliates	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2018	—	$—	3,815,625	$382	$618	$—	$(1,000)	$—
Class B shares issued	—	—	4,090,625	409	9,591	—	(10,000)	—
Net loss	—	—	—	—	—	(20,974)	—	(20,974)
Balance, March 31, 2019 (unaudited)	—	$—	7,906,250	$791	$10,209	$(20,974)	$(11,000)	$(20,974)
Sponsor warrants issued	—	—	—	—	8,825,000	—	—	8,825,000
Class A shares issued included in Units	31,625,000	3,163	—	—	316,246,837	—	—	316,250,000
Underwriters commissions and offering costs	—	—	—	—	(18,093,750)	—	—	(18,093,750)
Class A shares subject to redemption	(30,191,153)	(3,020)	—	—	(302,810,754)	—	—	(302,813,774)
Payment of stock subscription receivable, affiliates	—	—	—	—	—	—	11,000	11,000
Net income	—	—	—	—	—	842,508	—	842,508
Balance, June 30, 2019 (unaudited)	1,433,847	$143	7,906,250	$791	$4,177,542	$821,534	$—	$5,000,010
Net income	—	—	—	—	—	1,181,113	—	1,181,113
Class A shares subject to redemption	5,649	1	—	—	(1,181,114)	—	—	(1,181,113)
Balance, September 30, 2019 (unaudited)	1,439,496	$144	7,906,250	$791	$2,996,428	$2,002,647	$—	$5,000,010

The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine months ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$570,078	$2,002,647
Adjustments to reconcile net income to net cash used in operating activities:
Trust account interest income	(1,565,615)	(2,784,223)
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	(10,736)	(7,761)
Increase (decrease) in accounts payable and accrued liabilities	(128,918)	19,252
Increase (decrease) in income taxes payable	(533,275)	542,335
Net cash used in operating activities	(1,668,466)	(227,750)
Cash flows from investing activities:
Cash withdrawn from trust account for tax payments	972,615	—
Cash deposited in trust account	—	(316,250,000)
Net cash provided by (used in) investing activities	972,615	(316,250,000)
Cash flows from financing activities:
Proceeds from public offering	—	316,250,000
Proceeds from sale of private placement warrants	—	8,825,000
Proceeds from sale of common stock to sponsor	—	10,000
Payment for underwriting discounts	—	(6,325,000)
Payment of offering costs	—	(517,746)
Payment of notes payable, affiliates	—	(83,470)
Proceeds from stock subscriptions receivable, affiliates	—	1,000
Net cash provided by financing activities	—	318,159,784
Net increase (decrease) in cash and cash equivalents	(695,851)	1,682,034
Cash and cash equivalents at beginning of period	1,593,104	—
Cash and cash equivalents at end of period	$897,253	$1,682,034
Supplemental schedule of non-cash financing activities:
Change in value of common shares subject to possible conversion	$570,078	$2,036,728
Initial classification of common shares subject to possible conversion	$—	$301,958,160
Deferred underwriting commissions	$—	$11,068,750
Accrued offering costs	$—	$98,784
Offering costs included in Notes payable, affiliates	$—	$83,470
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
Nature of Business and Subsequent Events

Business
Landcadia Holdings II, Inc., (the “Company”), was formed as CAPS Holding LLC, a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation on February 4, 2019.
The Company has not had any significant operations to date. The Company was formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). On June 29, 2020 the Company announced that it has entered into a purchase agreement (the “Purchase Agreement”) to acquire Golden Nugget Online Gaming, Inc. (“GNOG”). The transaction is expected to close in the 4th quarter of 2020. There is no assurance that the Company’s plans to consummate a Business Combination will be successful. See Note 6 for further information.
All activity through September 30, 2020 relates to the Company’s efforts to execute a suitable Business Combination as well as its formation and initial public offering of units (the “Public Offering”), which is described below.
Sponsors
The Company’s sponsors are Fertitta Entertainment, Inc. (“FEI”) and Jefferies Financial Group Inc. (“JFG” and, together with FEI, the “Sponsors”). FEI is wholly owned by Tilman J. Fertitta, the Company’s Co-Chairman and Chief Executive Officer.
Financing
The Company intends to finance its Business Combination in part with proceeds from its $316,250,000 Public Offering and $8,825,000 private placement (the “Private Placement”), see Notes 4 and 5. The registration statement for the Public Offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on May 6, 2019. The Company consummated the Public Offering of 31,625,000 units, including the issuance of 4,125,000 units as a result of the underwriters’ exercise of their over-allotment option in full (the “Units”), at $10.00 per Unit on May 9, 2019, generating gross proceeds of $316,250,000. Simultaneously with the closing of the Public Offering, the Company consummated the Private Placement of an aggregate of 5,883,333 warrants (the “Sponsor Warrants”) at a price of $1.50 per Sponsor Warrant. Upon the closing of the Public Offering and Private Placement, $316,250,000 from the net proceeds of the sale of the Units in the Public Offering and the Private Placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”).
Trust Account
The proceeds held in the Trust Account can only be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. In the nine months ending September 30, 2020, we paid franchise tax expenses of $283,859 and Federal income tax expense of $684,815 from Trust Account earnings.
The Company’s third amended and restated certificate of incorporation (the “Charter”) provides that, other than the withdrawal of interest to pay tax obligations, none of the funds held in the Trust Account will be released until the earliest of: (i) the completion of the Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units sold in the Public Offering (“Public Shares”) properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the Business Combination by May 9, 2021 (within 24 months from the closing of the Public Offering); or (iii) the redemption of the Public Shares if the Company is unable to complete the Business Combination by May 9, 2021, subject to applicable law.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founders Shares (as defined below) and Public Shares in connection with the completion of the Business Combination, (ii) waive their redemption rights with respect to their Founders Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination by May 9, 2021, or to provide for redemption in connection with a Business Combination and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founders Shares if the Company fails to complete a Business Combination by May 9, 2021, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete a Business Combination within the prescribed time frame; and (iv) vote any Founders Shares held by them and any Public Shares purchased during or after the Public Offering (including in open market and privately-negotiated transactions) in favor of the Business Combination.
The Company, after signing a definitive agreement for the Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the Trust Account and not previously released to the Company to pay its taxes. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete the Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of the Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.
Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Business Combination and it does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group”

(as defined under Section 13 of the Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the Public Offering, without the Company’s prior consent.
The Public Shares have been recorded at their redemption amount and classified as temporary equity (“Redeemable Shares”), in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.00 per Public Share ($316,250,000 held in the Trust Account divided by 31,625,000 Public Shares). See Note 3.
The Company will have until May 9, 2021 to complete the Business Combination. If the Company does not complete the Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims to creditors and the requirements of other applicable law. The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founders Shares (as defined below) held by them if the Company fails to complete its Business Combination by May 9, 2021; however, the Sponsors, officers and directors are entitled to liquidating distributions from the Trust Account with respect to Public Shares held by them if the Company does not complete the Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.
Pursuant to the letter agreement referenced above, the Sponsors, officers and directors agreed that, if the Company submits the Business Combination to the Company’s public stockholders for a vote, such parties will vote their Founders Shares and any Public Shares in favor of the Business Combination.
Subsequent Events
The Company has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. The Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statements.
Fiscal Year End
The Company has a December 31 fiscal year-end.
2.
Summary of Significant Accounting Policies

Principals of Consolidation and Basis of Presentation
Our consolidated financial statements include the accounts of Landcadia Holdings II, Inc. and all subsidiaries in which we hold a controlling financial interest. These unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The interim financial information provided is unaudited, but includes all adjustments which management considers necessary for the fair presentation of the results for these periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year period and should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Form 10-K filed with the SEC on March 27, 2020.

Use of Estimates
The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Cash and Cash equivalents
The Company considers cash equivalents to be all short-term investments with an original maturity of three months or less when purchased.
Cash consists of proceeds from the Public Offering and Private Placement held outside of the Trust Account and may be used to pay for business, legal and accounting due diligence for the Business Combination and continuing general and administrative expenses.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts with a financial institution which may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and the Company believes that it is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Offering Costs
The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A-”Expenses of Offering.” Offering costs of approximately $700,000 consisted of costs incurred for legal, accounting, and other costs incurred in connection with the formation and preparation of the Public Offering. These costs, together with $17,393,750 in underwriting commissions, were charged to additional paid-in capital upon the closing of the Public Offering.
Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities were $160,912 and $289,830 as of September 30, 2020 and December 31, 2019, respectively. Accounts payable and accrued liabilities on September 30, 2020 primarily consist of Delaware franchise tax expenses and other general and administrative costs.
Loss Per Common Share
Basic loss per common share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. All shares of Class B common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Consistent with FASB ASC 480, shares of Class A common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per common share for the three and nine months ended September 30, 2020. Such shares, if redeemed, only participate in their pro rata share of trust earnings, see Note 3. Diluted loss per share includes the incremental number of shares of common stock to be issued in connection with the conversion of Class B common stock or to settle warrants, as calculated using the treasury stock method. For the three and nine months ending September 30, 2020 and 2019, the Company did not have any dilutive warrants, securities or other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented. In accordance with FASB ASC 260, the loss per share calculation reflects the effect of the stock splits as discussed in Note 3.
A reconciliation of net loss per common share as adjusted for the portion of income that is attributable to common stock subject to redemption is as follows:
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Numerator:
Net income (loss) – basic and diluted	$(240,403)	$1,181,113	$570,078	$2,002,647
Less: Income attributable to common stock subject to possible redemption	(78,007)	(1,237,769)	(1,215,403)	(2,139,843)
Net loss available to common shares	$(318,410)	$(56,656)	$(645,325)	$(137,196)
Denominator:
Weighted average number of shares – basic	9,392,586	9,341,939	9,371,540	7,589,177
Warrants	—	—	—	—
Weighted average number of shares – diluted	9,392,586	9,341,939	9,371,540	7,589,177
Basic and diluted loss available to common shares	$(0.03)	$(0.01)	$(0.07)	$(0.02)
Income Taxes
The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
There were no unrecognized tax benefits as of September 30, 2020 and December 31, 2019. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities for years after 2015.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) into law. The Cares Act includes several significant business tax provisions that, among other things, eliminates the taxable income limit for certain net operating losses (“NOL”) and allows businesses to carryback NOLs arising in 2018, 2019, and 2020 to the five prior years; suspends the excess business loss rules; accelerates refunds of previously generated corporate alternative minimum tax credits; adjusts business interest limitations under IRC section 163(j) from 30% to 50%; and addresses other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company is still evaluating the impact, if any, of the CARES Act on its financial position, results of operations and cash flows .
The effective tax rate was 21.0% for all periods presented.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
3.
Stockholders’ Equity

In 2015, JFG purchased an aggregate of 1,000 shares of the Company’s common stock (100% of the issued and outstanding shares) for $1,000. On February 14, 2019, the Company amended the total number of authorized shares of all classes of capital stock to 221,000,000, of which 200,000,000 shares are Class A shares at par value $0.0001 per share; 20,000,000 shares are Class B shares at par value $0.0001 per share (the “Founders Shares”); and 1,000,000 shares are Preferred stock at par value $0.0001 per share. Simultaneously, the Company reclassified all of its issued and outstanding shares of common stock to Founders Shares and conducted a 1:2,775 stock split. Also, on February 14, 2019, the Company issued 2,975,000 additional Founders Shares to FEI for $10,000. On March 13, 2019, the Company conducted a 1:1.25 stock split and on May 6, 2019 a 1:1.10 stock split of the Founders Shares. The financial statements reflect the changes from these splits retroactively for all periods presented.
Following these transactions, the Sponsors owned 7,906,250 issued and outstanding Founders Shares and the Company had $11,000 of invested capital, or approximately $0.001 per share.
Redeemable Shares
All of the 31,625,000 Public Shares sold as part of the Public Offering contain a redemption feature as defined in the Public Offering. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Company’s amended and restated certificate of incorporation provides a minimum net tangible asset threshold of $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting periods. Increases or decreases in the carrying amount of Redemption Shares will be affected by charges against additional paid-in capital.
At September 30, 2020, there were 31,625,000 Public Shares, of which 30,117,474 were classified as Redeemable Shares, classified outside of permanent equity, and 1,507,526 classified as Class A common stock. At December 31, 2019, of the 31,625,000 Public Shares, 30,181,451 were classified as Redeemable Shares, and 1,443,549 were classified as Class A common stock.
For further information on the Founders Shares, see Note 5.

4.
Public Offering

Public Units
In the Public Offering, which closed May 9, 2019, the Company sold 31,625,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-third of one redeemable warrant (each a “Public Warrant”). Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement to register the shares of common stock underlying the warrants under the Securities Act following the completion of the Business Combination. Each Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each whole Public Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering. However, if the Company does not complete the Business Combination on or prior to May 9, 2021, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of Public Warrants issued in connection with the Units during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Public Warrants become exercisable, the Company may call the warrants for redemption: (i) in whole and not in part; (ii) at a price of $0.01 per warrant; (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder; and (iv) if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 value per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.
Underwriting Commissions
The Company paid an underwriting discount of $6,325,000 ($0.20 per Unit sold) to the underwriters at the closing of the Public Offering on May 9, 2019, with an additional fee (“Deferred Discount”) of $11,068,750 ($0.35 per Unit sold) payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. See Note 5 for further information on underwriting commissions.
5.
Related Party Transactions

Founders Shares
The Founders Shares are identical to the Public Shares except that the Founders Shares are subject to certain transfer restrictions and automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights. The initial stockholders collectively own 20% of the Company’s issued and outstanding shares of common stock after the Public Offering.
The holders of the Founders Shares have agreed not to transfer, assign or sell any of their Founders Shares until one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, (i) the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”). In connection with the closing of the proposed business combination with GNOG (the “Closing”), the parties are expected to enter into the Lock Up Amendment (as defined below), which will amend the Letter Agreement (as defined below) to provide for an additional acceleration event to the Lock Up Period based on the Company’s common stock equaling or exceeding $15.00 per share for a period of 60 days following the Closing. See Note 6 for further information on the Lock Up Amendment.

The Founders Shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founders Shares will equal, in the aggregate, 20% of the total number of all shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the Business Combination and any private placement-equivalent warrants issued to the Sponsors, officers or directors upon conversion of working capital loans; provided that such conversion of Founders Shares will never occur on a less than one-for-one basis.
Sponsor Warrants
In conjunction with the Public Offering that closed on May 9, 2019 the Sponsors purchased an aggregate of 5,883,333 Sponsor Warrants at a price of $1.50 per warrant ($8,825,000 in the aggregate) in the Private Placement. A portion of the purchase price of the Sponsor Warrants was added to the proceeds from the Public Offering to be held in the Trust Account such that at closing of the Public Offering, $316,250,000 was placed in the Trust Account.
Each Sponsor Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The Sponsor Warrants (including the Class A common stock issuable upon exercise of the Sponsor Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination and they are non-redeemable so long as they are held by the initial purchasers of the Sponsor Warrants or their permitted transferees. If the Sponsor Warrants are held by someone other than the initial purchasers of the Sponsor Warrants or their permitted transferees, the Sponsor Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants except that the Sponsor Warrants may be exercised on a cashless basis. If the Company does not complete the Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants issued to the Sponsors will expire worthless.
On June 12, 2019, FEI assigned and transferred all of the 2,941,667 Sponsor Warrants and 4,090,625 Founders Shares held by it to Tilman J. Fertitta for the same prices originally paid by FEI for such securities ($4,412,500 and $10,000, respectively). In connection with such transfer, Mr. Fertitta entered into the registration rights agreement entered into by the Sponsors and the Company in connection with the Public Offering, which registration rights are described below.
Registration Rights
The holders of the Founders Shares, Sponsor Warrants, shares of Class A common stock issuable upon conversion of the Founders Shares, Sponsor Warrants or Working Capital Loans will be entitled to registration rights. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Notwithstanding the foregoing, JFG may not exercise its demand and “piggyback” registration rights after five and seven years, respectively after the effective date of the registration statement relating to the Public Offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Commissions
Jefferies LLC is the underwriter of the Public Offering, and its indirect parent, JFG, beneficially owns 48.3% of the Founders Shares. Jefferies LLC received all of the underwriting discount that was due at the closing of the Public Offering, and will receive the additional Deferred Discount payable from the Trust Account upon completion of the Business Combination. See Note 4 for further information regarding underwriting commissions.
Administrative Services Agreement
The Company entered into an administrative services agreement in which the Company will pay FEI for office space, utilities and secretarial and administrative support, in an amount equal to $10,000 per month ending on the earlier of the completion of a Business Combination or May 9, 2021, if the Company is unable to complete the Business Combination. The Company has incurred and paid administrative services fees of $30,000 in both the three months ended September 30, 2020 and 2019, and $90,000 and $80,000 for the nine months ended September 30, 2020 and 2019, respectively.
Sponsor Indemnification
The Sponsors have agreed that they will be jointly and severally liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share or (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act.
Sponsor Loans
On February 14, 2019, the Sponsors agreed to loan the Company up to an aggregate of $300,000 by the issuance of unsecured promissory notes to cover expenses related to the Public Offering. These loans of $83,470 were repaid in full on May 14, 2019.
In addition, the Sponsors will not be prohibited from loaning the Company funds in order to finance transaction costs in connection with the Business Combination. Up to $1,500,000 of these loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Sponsor Warrants. The terms of such loans have not been determined and no written agreements exist with respect to such loans. See Note 4 for the terms of the warrants.
6.
Purchase Agreement

On June 28, 2020 the Company entered into a purchase agreement (the “Purchase Agreement”) with LHGN HoldCo, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of the Company (“Landcadia HoldCo”), Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), GNOG Holdings, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of LF LLC (“GNOG HoldCo”), and Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation and wholly-owned subsidiary of LF LLC (“GNOG”). Tilman J. Fertitta, the owner of one of the Company’s sponsors and Co-Chairman and Chief Executive Officer of the Company, indirectly owns all of the equity interests in LF LLC, GNOG HoldCo and GNOG. The acquisitions and transactions contemplated by the Purchase Agreement are referred to herein as the “Transactions”. Upon consummation of the Transactions contemplated by the Purchase Agreement, the Company will change its name to “Golden Nugget Online Gaming, Inc.” The Company may be referred to herein as “New GNOG”.

More information about the Transactions is included in the preliminary proxy statement, as amended, that the Company initially filed with the SEC on August 12, 2020. There is no guarantee that the conditions to the closing of the Transactions will be satisfied prior to, or following the special meeting of the Company’s stockholders to be held to approve such Transactions.
Structure; Consideration to be Paid in the Transactions
Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, at the time of the Closing, LF LLC will contribute all of the membership interests in GNOG HoldCo to Landcadia HoldCo, in exchange for (i) 31,350,625 Class B membership interests in Landcadia HoldCo (the “HoldCo Class B Units”), (ii) 31,350,625 shares of a new, non-economic Class B common stock, par value $0.0001 per share, of the Company (the “Class B common stock”), which will entitle the holder to ten votes per share subject to the adjustments and limitations described below (the “High Voting Rights”), (iii) cash consideration in an amount of $30.0 million (the “Closing Cash Consideration”) and (iv) the assumption of $300 million of debt owed by GNOG under their existing credit agreement (the “Credit Agreement”), of which $150 million will be repaid at Closing along with a related premium in an amount of approximately $24 million (together, the “Credit Agreement Payoff Amount”), as well as accrued and unpaid interest. A Portion of the cash held in the Trust Account, after taking into account any redemptions of our public shares in connection with Closing, will be used to pay the Closing Cash Consideration and the Credit Agreement Payoff Amount, and funds sufficient to ensure that GNOG LLC will hold at least $80.0 million in cash at Closing will be contributed down to GNOG LLC upon Closing. Prior to the Closing, GNOG will convert into a limited liability company by merging with and into Golden Nugget Online Gaming, LLC, a New Jersey limited liability company and newly formed, wholly-owned subsidiary of GNOG Holdings (“GNOG LLC”), with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo.
Upon Closing, New GNOG will be organized in an umbrella partnership C-corporation, or “Up-C” structure, in which substantially all of the assets of New GNOG will be held indirectly through GNOG LLC and all of the business of New GNOG will be conducted through GNOG LLC. New GNOG’s only direct assets will consist of the Class A membership interests it holds of Landcadia HoldCo, and the number of Class A units of Landcadia HoldCo that will be issued to New GNOG at Closing will be equal to the number of shares of New GNOG Class A common stock outstanding at Closing. As a result, New GNOG is expected to own approximately 54.1% of the combined membership interests in Landcadia HoldCo (assuming no redemptions of public shares, or 53.2% assuming the maximum number of redemptions of public shares), and in either event, New GNOG will control Landcadia HoldCo as the managing member of Landcadia HoldCo in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo to be entered into in connection with the Closing (the “A&R HoldCo LLC Agreement”). The remaining approximately 45.9% of the combined membership interests of Landcadia HoldCo (assuming no redemptions of public shares, or 46.8% assuming the maximum number of redemptions of public shares) will be held by LF LLC through HoldCo Class B Units, which will carry no voting rights. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, LF LLC, the holder of HoldCo Class B Units, will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock), on a one for-one basis, for either shares of Class A common stock, par value $0.0001 per share, of New GNOG (“New GNOG Class A common stock”), or at the election of New GNOG, in its capacity as the managing member of Landcadia HoldCo, the cash equivalent of the market value of such shares of New GNOG Class A common stock based upon the average of the volume weighted closing price for each of the ten consecutive full trading days ending on and including the last full trading date immediately prior to the due date of such payment.
The transaction is expected to close in the 4th quarter of 2020.
Representations, Warranties and Covenants
The parties to the Purchase Agreement have agreed to customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants with respect to the conduct of GNOG HoldCo, GNOG, GNOG LLC and their respective subsidiaries during the period between execution of the Purchase Agreement and the Closing. Each of the Company, Landcadia HoldCo, GNOG, GNOG HoldCo and LF LLC has agreed to use its commercially reasonable efforts to cause the Transactions to be consummated reasonably promptly after the date of the execution of the Purchase Agreement.
Conditions to Closing
Under the Purchase Agreement, the obligations of the parties to consummate the Transactions are subject to the approval at a special meeting of the stockholders of the Company by (A)(i) a majority of the shares of the Company’s common stock voted at the meeting and (ii) a majority of the shares of Class A Common Stock outstanding and held by the stockholders of the Company other than those shares beneficially owned by Tilman J. Fertitta and JFG (the “Disinterested Stockholders”) and (B) with respect to the amendments to the Charter necessary to effect the Transactions, (i) a majority of the shares of the Company’s common stock outstanding and (ii) a majority of the shares of Class A Common Stock outstanding and held by the Disinterested Stockholders (collectively, the “Stockholder Approval”). In addition, the Closing is subject to, among other conditions, (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which waiting period was terminated on August 20, 2020), (ii) the receipt of all necessary permits, approvals, clearances, licenses, and consents of, or filings with, any governmental or regulatory authorities (including all relevant approvals and licenses required under applicable gaming law to operate in the ordinary course the business of GNOG, or GNOG LLC as its successor), and (iii) material compliance by the parties with their respective pre-Closing and Closing obligations and the accuracy of each party’s representations and warranties in the Purchase Agreement, in each case subject to the materiality standards contained in the Purchase Agreement.
Termination
The Purchase Agreement may be terminated at any time prior to the Closing upon the parties’ mutual written consent and in certain other circumstances, including, (i) by LF LLC or the Company if the Stockholder Approval is not obtained, (ii) by LF LLC if the board of directors of the Company has withdrawn, amended, qualified or modified its recommendation to the Company’s stockholders, (iii) by LF LLC if the cash balance at GNOG LLC immediately following the Closing would be less than $80.0 million, (iv) by LF LLC if there exists a deficiency under Nasdaq Listing Rule 5620(a) after December 31, 2020, or any other deficiency which causes a de-listing from Nasdaq to the Company prior to Closing (a “Listing Deficiency”), or (v) by LF LLC or the Company if the Closing has not occurred by January 30, 2021 and the delay is not due to the material breach of the Purchase Agreement by the party seeking termination.
None of the parties to the Purchase Agreement is required to pay a termination fee; provided, however, that the Company may be required to reimburse GNOG for any and all expenses, including reasonable attorney’s fees, in the event that the Company (i) fails to obtain the Stockholder Approval or (ii) fails to cure any Listing Deficiency.
Other Agreements
The Purchase Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:
Tax Receivable Agreement
Concurrently with Closing, the Company and LF LLC will enter into the tax receivable agreement (the “Tax Receivable Agreement”). Subject to certain terms and conditions, the Tax Receivable Agreement will provide for payment by New GNOG to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to New GNOG from Landcadia HoldCo and arising from certain transactions, including (a) certain transactions contemplated under the Purchase Agreement and (b) the exchange of LF LLC’s HoldCo Class B Units for New GNOG Class A common stock, as determined on a “with and without” basis, and for an early termination payment by New GNOG to LF LLC in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Assuming no redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $22.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Assuming the maximum redemption of the public shares and no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement, the estimated TRA liability is $21.8 million, subject to adjustment as provided in the Tax Receivable Agreement. Payments for such TRA liabilities will, subject to certain limitations, including in connection with available cash flow and financing facilities, be made annually in cash and are expected to be funded with tax distributions from Landcadia HoldCo. The Tax Receivable Agreement payments will commence in the year following New GNOG’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024). The amount and timing of such Tax Receivable Agreement payments may vary based upon a number of factors. The Tax Receivable Agreement also provides for an accelerated lump sum payment on the occurrence of certain events, including in the event of a change of control. Based upon certain assumptions, it is estimated that such early termination payment could range from $284.6 million, assuming no redemption of the public shares, to $287.0 million, assuming the maximum redemption of the public shares. It is anticipated that such early termination payments may be made from the proceeds of such change of control transaction; however, New GNOG may be required to fund such early termination payments from other sources and there can be no assurances that New GNOG will be able to finance such obligations in a manner that does not adversely affect its working capital or financial condition.
Amended and Restated HoldCo LLC Agreement
At the Closing, the Company, Landcadia HoldCo and LF LLC will enter into the A&R HoldCo LLC Agreement, which will provide, among other things, beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of New GNOG Class B common stock) for either one share of New GNOG Class A common stock or, or at the election of New GNOG, in its capacity as the managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of New GNOG Class A common stock. In addition, the A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of New GNOG Class B common stock to LF LLC in consideration of payments to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note. The additional HoldCo LLC Class B Units will be issued at the average of the volume weighted closing price for each of the ten consecutive full trading days ending on and including the last full trading date immediately prior to the due date of such payment.
Amendment to Insider Letter
At the Closing, certain insiders of the Company, including the Sponsors, and certain of the Company’s directors, will enter into an amendment (the “Lock Up Amendment”) to a letter agreement entered into on May 6, 2019 in connection with the Company’s initial public offering (the “Letter Agreement”), which adds an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a target price of $15.00 per share of New GNOG Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the Lock Up Period thereunder does not apply to the HoldCo Class B Units or shares of New GNOG Class B common stock to be received by LF LLC pursuant to the Purchase Agreement.
Amended and Restated Registration Rights Agreement
At the Closing, New GNOG, the sponsors, Tilman Fertitta and certain of his affiliates will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”), which will amend and restate the existing registration rights agreement to include shares of New GNOG Class A common stock issuable pursuant to the Purchase Agreement and the A&R HoldCo LLC Agreement.
Sponsor Forfeiture and Call-Option Agreement
In connection with the execution of the Purchase Agreement, on June 28, 2020, the Company and JFG Sponsor entered into an agreement (the “Sponsor Forfeiture and Call-Option Agreement”), pursuant to which, as of and contingent upon the Closing, JFG Sponsor will forfeit two thirds (or 2,543,750) of its founder shares. In addition, following and contingent upon the Closing, JFG Sponsor granted to New GNOG an option to repurchase any of the private placement warrants held by JFG Sponsor, to the extent that JFG Sponsor wishes to exercise or sell such warrants, subject to certain terms and conditions set forth in the Sponsor Forfeiture and Call-Option Agreement.
First A&R Intercompany Note
On or after the date of the GNOG Conversion and prior to the Closing, LF LLC and GNOG LLC will amend and restate the Original Intercompany Note to provide for future automatic dollar-for-dollar reductions of the principal amounts outstanding thereunder to reflect any further reductions of the principal amount outstanding under the Credit Agreement.
Second A&R Intercompany Note
Concurrently with the Closing, LF LLC and GNOG LLC will amend and restate the First A&R Intercompany Note to provide for, among other things, (a) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150.0 million, which reduction will occur at Closing through a non-cash distribution of capital to LF LLC, and (b) a reduction in the amounts payable thereunder to 6% annually on the outstanding balance from day to day thereunder; provided, that LF LLC and GNOG LLC will not agree to any material deviations to the forms of First A&R Intercompany Note or Second A&R Intercompany Note (as compared to the forms previously reviewed by the Company on or prior to the date of the Purchase Agreement) without prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Landcadia Holdings II, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Landcadia Holdings II, Inc. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum llp
Marcum llp
We have served as the Company’s auditor since 2019.
New York, NY
March 27, 2020

Landcadia Holdings II, Inc.
Balance Sheets
	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash	$1,593,104	$—
Prepaid assets	20,433	—
Total current assets	1,613,537	—
Cash and investments held in trust account	319,901,512	—
Total Assets	$321,515,049	$—
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$289,830	$—
Income taxes payable	664,486	—
Total current liabilities	954,316	—
Deferred underwriting commissions	11,068,750	—
Total Liabilities	12,023,066	—
Class A common stock subject to possible redemptions, 30,181,451 shares at redemption value of $10.09	304,491,973	—
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued or outstanding	—	—
Common stock:
Class A common stock, $0.0001 par value, 200,000,000 shares authorized, 1,443,549 shares issued and outstanding (excluding 30,181,451 shares subject to possible redemption) at December 31, 2019	144	—
Class B common stock, $0.0001 par value 20,000,000 shares authorized, 7,906,250 and 3,815,625 issued and outstanding, respectively	791	382
Additional paid-in capital	2,499,342	618
Retained Earnings	2,499,733	—
Stock subscription receivable, affiliates	—	(1,000)
Total Stockholders’ equity	5,000,010	—
Total liabilities and stockholders’ equity	$321,515,049	$—
The accompanying notes are an integral part of these financial statements.

Landcadia Holdings II, Inc.
Statements of Operations
	Year ended December 31,
	2019	2018	2017
Expenses:
General and administrative expenses	$487,292	$—	$—
Loss from operations	(487,292)	—	—
Other income:
Interest income	3,651,511	—	—
Income before taxes	3,164,219	—	—
Tax provision	(664,486)	—	—
Net income	$2,499,733	$—	$—
Basic and diluted loss per share:
Loss per share available to common shares	$(0.02)	$—	$—
Basic and diluted weighted average number of shares(1)	8,032,273	3,317,875	3,317,875

(1)
The years ended December 31, 2018 and 2017 exclude an aggregate of 497,750 shares that were subject to forfeiture if the over-allotment option was not exercised by the underwriters.

The accompanying notes are an integral part of these financial statements.

Landcadia Holdings II, Inc.
Statements of Changes in Stockholders’ Equity
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Stock subscription receivable, affiliates
	Shares	Amount	Shares	Amount				Total
Balance, December 31, 2016	—	—	3,815,625	382	618	—	(1,000)	—
Net income	—	—	—	—	—	—	—	—
Balance, December 31, 2017	—	—	3,815,625	382	618	—	(1,000)	—
Net income	—	—	—	—	—	—	—	—
Balance, December 31, 2018	—	$—	3,815,625	$382	$618	$—	$(1,000)	$—
Class B shares issued	—	—	4,090,625	409	9,591	—	(10,000)	—
Sponsor warrants issued	—	—	—	—	8,825,000	—	—	8,825,000
Class A shares issued included in Units	31,625,000	3,163	—	—	316,246,837	—	—	316,250,000
Underwriters commissions and offering costs	—	—	—	—	(18,093,750)	—	—	(18,093,750)
Class A shares subject to redemption	(30,181,451)	(3,019)	—	—	(304,488,954)	—	—	(304,491,973)
Payment of stock subscription receivable, affiliates	—	—	—	—	—	—	11,000	11,000
Net income	—	—	—	—	—	2,499,733	—	2,499,733
Balance, December 31, 2019	1,443,549	144	7,906,250	791	2,499,342	2,499,733	—	5,000,010

The accompanying notes are an integral part of these financial statements.

Landcadia Holdings II, Inc.
Statements of Cash Flows
	Year ended December 31,
	2019	2018	2017
Cash flows from operating activities:
Net income	$2,499,733	$—	$—
Adjustments to reconcile net income to net cash used in operating activities:
Trust account interest income	(3,651,512)	—	—
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	(20,433)	—	—
Increase (decrease) in accounts payable and accrued liabilities	191,046	—	—
Increase (decrease) in income taxes payable	664,486	—	—
Net cash used in operating activities	(316,680)	—	—
Cash flows from investing activities:
Cash deposited in trust account	(316,250,000)	—	—
Net cash used in investing activities	(316,250,000)	—	—
Cash flows from financing activities:
Proceeds from public offering	316,250,000	—	—
Proceeds from sale of private placement warrants	8,825,000	—	—
Proceeds from sale of common stock to sponsor	10,000	—	—
Payment for underwriting discounts	(6,325,000)	—	—
Payment of offering costs	(517,746)	—	—
Payment of notes payable, affiliates	(83,470)	—	—
Proceeds from stock subscriptions receivable, affiliates	1,000	—	—
Net cash provided by financing activities	318,159,784	—	—
Net increase in cash and cash equivalents	1,593,104	—	—
Cash and cash equivalents at beginning of period	—	—	—
Cash and cash equivalents at end of period	$1,593,104	$—	$—
Supplemental schedule of non-cash financing activities:
Change in value of common shares subject to possible conversion	$2,533,813	$—	$—
Initial classification of common shares subject to possible conversion	$301,958,160	$—	$—
Deferred underwriting commissions	$11,068,750	$—	$—
Accrued offering costs	$98,784	$—	$—
Offering costs included in Notes payable, affiliates	$83,470	$—	$—
The accompanying notes are an integral part of these financial statements.

Landcadia Holdings II, Inc.
Notes to Financial Statements
1.   Nature of Business
Business
Landcadia II Holdings, Inc., (the “Company”), was formed as CAPS Holding LLC, a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation of February 4, 2019.
The Company has not had any significant operations to date. The Company was formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not yet identified a Business Combination. There is no assurance that the Company’s plans to consummate a Business Combination will be successful.
All activity through December 31, 2019 relates to the Company’s formation and its initial public offering of units (the “Public Offering”), which is described below.
Sponsors
The Company’s sponsors are Fertitta Entertainment, Inc. (“FEI”) and Jefferies Financial Group Inc. (“JFG” and, together with FEI, the “Sponsors”). FEI is wholly owned by Tilman J. Fertitta, the Company’s Co-Chairman and Chief Executive Officer.
Financing
The Company intends to finance its Business Combination in part with proceeds from its $316,250,000 Public Offering and $8,825,000 private placement (the “Private Placement”), see Notes 4 and 5. The registration statement for the Public Offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on May 6, 2019. The Company consummated the Public Offering of 31,625,000 units, including the issuance of 4,125,000 units as a result of the underwriters’ exercise of their over-allotment option in full (the “Units”), at $10.00 per Unit on May 9, 2019, generating gross proceeds of $316,250,000. Simultaneously with the closing of the Public Offering, the Company consummated the Private Placement of an aggregate of 5,883,333 warrants (the “Sponsor Warrants”) at a price of $1.50 per Sponsor Warrant. Upon the closing of the Public Offering and Private Placement, $316,250,000 from the net proceeds of the sale of the Units in the Public Offering and the Private Placement was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”).
Trust Account
The proceeds held in the Trust Account can only be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
The Company’s third amended and restated certificate of incorporation (the “Charter”) provides that, other than the withdrawal of interest to pay tax obligations, none of the funds held in the Trust Account will be released until the earliest of: (i) the completion of the Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units being sold in the Public Offering (“Public Shares”) properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the Business Combination by May 9, 2021 (within 24 months from the closing of the Public Offering); or (iii) the redemption of the Public Shares if the Company is unable to complete the Business Combination by May 9, 2021, subject to applicable law.

Landcadia Holdings II, Inc.
Notes to Financial Statements
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and Private Placement, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founders Shares (as defined below) and Public Shares in connection with the completion of the Business Combination, (ii) waive their redemption rights with respect to their Founders Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination by May 9, 2021, or to provide for redemption in connection with a Business Combination and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founders Shares if the Company fails to complete a Business Combination by May 9, 2021, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete a Business Combination within the prescribed time frame; and (iv) vote any Founders Shares held by them and any Public Shares purchased during or after the Public Offering (including in open market and privately-negotiated transactions) in favor of the Business Combination.
The Company, after signing a definitive agreement for the Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the Trust Account and not previously released to the Company to pay its taxes. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete the Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of the Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.
Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Business Combination and it does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act of 1934, as amended (the “Exchange Act”)), will be

Landcadia Holdings II, Inc.
Notes to Financial Statements
restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the Public Offering, without the Company’s prior consent.
The Public Shares have been recorded at their redemption amount and classified as temporary equity (“Redeemable Shares”), in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.00 per Public Share ($316,250,000 held in the Trust Account divided by 31,625,000 Public Shares). See Note 3.
The Company will have until May 9, 2021, to complete the Business Combination. If the Company does not complete the Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims to creditors and the requirements of other applicable law. The Sponsors and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founders Shares (as defined below) held by them if the Company fails to complete its Business Combination by May 9, 2021; however, the Sponsors, officers and directors are entitled to liquidating distributions from the Trust Account with respect to Public Shares held by them if the Company does not complete the Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.
Pursuant to the letter agreement referenced above, the Sponsors, officers and directors agreed that, if the Company submits the Business Combination to the Company’s public stockholders for a vote, such parties will vote their Founders Shares and any Public Shares in favor of the Business Combination.
Subsequent Events
The Company has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were issued. The Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statements.
Fiscal Year End
The Company has a December 31 fiscal year-end.
2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements include the accounts of the Company and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).
Use of Estimates
The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at

Landcadia Holdings II, Inc.
Notes to Financial Statements
the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
Cash and Cash equivalents
The Company considers cash equivalents to be all short-term investments with an original maturity of three months or less when purchased.
Cash consists of proceeds from the Public Offering and Private Placement held outside of the Trust Account and may be used to pay for business, legal and accounting due diligence for the Business Combination and continuing general and administrative expenses.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts with a financial institution which may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and the Company believes that it is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Offering Costs
The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A-”Expenses of Offering.” Offering costs of approximately $700,000 consisted of

Landcadia Holdings II, Inc.
Notes to Financial Statements
costs incurred for legal, accounting, and other costs incurred in connection with the formation and preparation of the Public Offering. These costs, together with $17,393,750 in underwriting commissions, were charged to additional paid-in capital upon the closing of the Public Offering.
Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities were $289,830 as of December 31, 2019, and primarily consist of Delaware franchise tax expenses for 2019 and costs incurred for the formation and preparation of the Public Offering with corresponding amounts charged to Offering costs.
Loss Per Common Share
Basic loss per common share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. All shares of Class B common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Consistent with FASB ASC 480, shares of Class A common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per common share for the years ended December 31, 2019, 2018 and 2017. Such shares, if redeemed, only participate in their pro rata share of trust earnings, see Note 3. Diluted loss per share includes the incremental number of shares of common stock to be issued in connection with the conversion of Class B common stock or to settle warrants, as calculated using the treasury stock method. For the years ended December 31, 2019, 2018 and 2017, the Company did not have any dilutive warrants, securities or other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented. Further, in accordance with FASB ASC 260, the loss per share calculation reflects the effect of the stock splits as discussed in Note 3 for all periods presented.
See Note 6 for further information.
Income Taxes
The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
There were no unrecognized tax benefits as of December 31, 2019, 2018 and 2017. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2019, 2018 and 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by Federal and State taxing authorities for years after 2015.
On December 22, 2017 the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of the Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. The Company converted to a corporation in February 2019, therefore this Tax Reform has no effect on the Company’s financial statements.
See Note 7 for further information.

Landcadia Holdings II, Inc.
Notes to Financial Statements
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
3.   Stockholder’s Equity
In 2015, JFG Sponsor purchased an aggregate of 1,000 shares of the Company’s common stock (100% of the issued and outstanding shares) for $1,000. On February 4, 2019, the Company amended the total number of authorized shares of all classes of capital stock to 221,000,000, of which 200,000,000 shares are Class A shares at par value $0.0001 per share; 20,000,000 shares are Class B shares at par value $0.0001 per share (the “Founders Shares”); and 1,000,000 shares are Preferred stock at par value $0.0001 per share. Simultaneously, the Company reclassified all of its issued and outstanding shares of common stock to Founders Shares and conducted a 1:2,775 stock split. Also, on February 14, 2019, the Company issued 2,975,000 additional Founders Shares to FEI for $10,000. On March 13, 2019, the Company conducted a 1:1.25 stock split and on May 6, 2019 a 1:1.10 stock split of the Founders Shares. The financial statements reflect the changes from these splits retroactively for all periods presented.
Following these transactions, the Sponsors owned 7,906,250 issued and outstanding Founders Shares and the Company had $11,000 of invested capital, or approximately $0.001 per share.
Redeemable Shares
All of the 31,625,000 Public Shares sold as part of the Public Offering contain a redemption feature as defined in the Public Offering. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Company’s amended and restated certificate of incorporation provides a minimum net tangible asset threshold of $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of Redemption Shares will be affected by charges against additional paid-in capital.
At December 31, 2019, there were 31,625,000 Public Shares, of which 30,181,451 were classified as Redeemable Shares, classified outside of permanent equity, and 1,443,549 classified as Class A common stock.
For further information on the Founders Shares, see Note 5.
4.   Public Offering
Public Units
In the Public Offering, which closed May 9, 2019, the Company sold 31,625,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one-third of one redeemable warrant (each a “Public Warrant”). Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement to register the shares of common stock underlying the warrants under the Securities Act following the completion of the Business Combination. Each Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering. However, if the Company does not complete the Business Combination on or prior to May 9, 2021, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of Public Warrants issued in connection with the Units during the exercise period, there will be no net cash settlement of these Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant

Landcadia Holdings II, Inc.
Notes to Financial Statements
agreement. Once the Public Warrants become exercisable, the Company may call the warrants for redemption: (i) in whole and not in part; (ii) at a price of $0.01 per warrant; (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder; and (iv) if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 value per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.
Underwriting Commissions
The Company paid an underwriting discount of $6,325,000 ($0.20 per Unit sold) to the underwriters at the closing of the Public Offering on May 9, 2019, with an additional fee (“Deferred Discount”) of $11,068,750 ($0.35 per Unit sold) payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. See Note 5 for further information on underwriting commissions.
5.   Related Party Transactions
Founders Shares
The Founders Shares are identical to the Public Shares except that the Founders Shares are subject to certain transfer restrictions and automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights. The initial stockholders collectively own 20% of the Company’s issued and outstanding shares of common stock after the Public Offering.
The holders of the Founders Shares have agreed not to transfer, assign or sell any of their Founders Shares until one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, (i) the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”).
The Founders Shares will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founders Shares will equal, in the aggregate, 20% of the total number of all shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by public stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the Business Combination and any private placement-equivalent warrants issued to the Sponsors, officers or directors upon conversion of working capital loans; provided that such conversion of Founders Shares will never occur on a less than one-for-one basis.
Sponsor Warrants
In conjunction with the Public Offering that closed on May 9, 2019 the Sponsors purchased an aggregate of 5,883,333 Sponsor Warrants at a price of $1.50 per warrant ($8,825,000 in the aggregate) in

Landcadia Holdings II, Inc.
Notes to Financial Statements
the Private Placement. A portion of the purchase price of the Sponsor Warrants was added to the proceeds from the Public Offering to be held in the Trust Account such that at closing of the Public Offering, $316,250,000 was placed in the Trust Account.
Each Sponsor Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The Sponsor Warrants (including the Class A common stock issuable upon exercise of the Sponsor Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination and they are non-redeemable so long as they are held by the initial purchasers of the Sponsor Warrants or their permitted transferees. If the Sponsor Warrants are held by someone other than the initial purchasers of the Sponsor Warrants or their permitted transferees, the Sponsor Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Public Offering. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants except that the Sponsor Warrants may be exercised on a cashless basis. If the Company does not complete the Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants issued to the Sponsors will expire worthless.
On June 12, 2019, FEI assigned and transferred all of the 2,941,667 Sponsor Warrants and 4,090,625 Founders Shares held by it to Tilman J. Fertitta for the same prices originally paid by FEI for such securities ($4,412,500 and $10,000, respectively). In connection with such transfer, Mr. Fertitta entered into the registration rights agreement entered into by the Sponsors and the Company in connection with the Public Offering, which registration rights are described below.
Registration Rights
The holders of the Founders Shares, Sponsor Warrants, shares of Class A common stock issuable upon conversion of the Founders Shares, Sponsor Warrants or Working Capital Loans will be entitled to registration rights. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. Notwithstanding the foregoing, JFG may not exercise its demand and “piggyback” registration rights after five and seven years, respectively after the effective date of the registration statement relating to the Public Offering and may not exercise its demand rights on more than one occasion. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Commissions
Jefferies LLC is the underwriter of the Public Offering, and its indirect parent, JFG, beneficially owns 48.3% of the Founders Shares. Jefferies LLC received all of the underwriting discount that was due at the closing of the Public Offering, and will receive the additional Deferred Discount payable from the Trust Account upon completion of the Business Combination. See Note 4 for further information regarding underwriting commissions.
Administrative Services Agreement
The Company entered into an administrative services agreement in which the Company will pay FEI for office space, utilities and secretarial and administrative support, in an amount equal to $10,000 per month ending on the earlier of the completion of a Business Combination or May 9, 2021, if the Company is unable to complete the Business Combination. The Company has recorded administrative services fees of $110,000 as of December 31, 2019.
Sponsor Indemnification
The Sponsors have agreed that they will be jointly and severally liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective

Landcadia Holdings II, Inc.
Notes to Financial Statements
target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share or (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act.
Sponsor Loans
On February 14, 2019, the Sponsors agreed to loan the Company up to an aggregate of $300,000 by the issuance of unsecured promissory notes to cover expenses related to the Public Offering. These loans of $83,470 were repaid in full on May 14, 2019.
In addition, the Sponsors will not be prohibited from loaning the Company funds in order to finance transaction costs in connection with the Business Combination. Up to $1,500,000 of these loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the Sponsor Warrants. The terms of such loans have not been determined and no written agreements exist with respect to such loans. See Note 4 for the terms of the warrants.
6.   Loss Per Common Share
A reconciliation of the numerators and denominators for the basic and diluted per common share amounts is as follows:
	Year ended December 31,
	2019	2018	2017
Numerator:
Net income – basic and diluted	$2,499,733	$—	$—
Less: Income attributable to common stock subject to possible redemption	(2,677,465)	—	—
Net loss available to common shares	$(177,732)	$—	$—
Demoninator:
Weighted average number of shares – basic	8,032,273	3,317,875	3,317,875
Warrants	—	—	—
Weighted average number of shares – diluted	8,032,273	3,317,875	3,317,875
Basic and diluted loss available to common shares	$(0.02)	$—	$—
All shares of Class B common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Further, an aggregate of 497,750 shares of Class A common stock subject to possible redemption have been excluded from the calculation of earnings per share for the years December 31, 2018 and 2017.

Landcadia Holdings II, Inc.
Notes to Financial Statements
7.   Income Taxes
A reconciliation of the income tax expense (benefit) is as follows:
	Year ended December 31,
	2019	2018	2017
Current income taxes	$664,486	$—	$—
Deferred income taxes	—	—	—
Total expense (benefit)	$664,486	$—	$—
Change in valuation allowance	—	—	—
Income tax expense (benefit)	$664,486	$—	$—
The Company’s deferred tax assets are as follows:
Year ended December 31,
	2019	2018
Deferred tax asset:
Net operating loss carryforward	$—	$—
Total deferred tax asset	$—	$—
Valuation allowance	—	—
Deferred tax asset, net of current allowance	$—	$—
A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:
	Year ended December 31,
	2019	2018	2017
Statutory rate	21.0%	21.0%	34.4%
Other	0.0%	0.0%	0.0%
Total	21.0%	21.0%	34.4%
8.   Selected Quarterly Financial Data (unaudited)
Quarterly financial data is as follows:
2019	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$20,974	$102,584	$115,683	$248,051
Net income (loss)	$(20,974)	$842,508	$1,181,113	$497,086
Basic and diluted earnings (loss) available to common shares	$—	$(0.01)	$(0.01)	$—
2018	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$—	$—	$—	$—
Net income (loss)	$—	$—	$—	$—
Basic and diluted earnings (loss) available to common shares	$—	$—	$—	$—

Landcadia Holdings II, Inc.
Notes to Financial Statements
2017	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$—	$—	$—	$—
Net income (loss)	$—	$—	$—	$—
Basic and diluted earnings (loss) available to common shares	$—	$—	$—	$—

Golden Nugget Online Gaming, Inc.
Financial Statements
September 30, 2020

GOLDEN NUGGET ONLINE GAMING, INC.
CONDENSED BALANCE SHEETS
(THOUSANDS OF DOLLARS)
	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,612	$846
Restricted cash	45,667	38,086
Accounts receivable – trade and other	5,804	4,894
Interest receivable	108	—
Other current assets	134	265
Total current assets	55,325	44,091
PROPERTY AND EQUIPMENT, net	606	720
DEFERRED TAX ASSETS	5,242	2,370
OTHER ASSETS, net	2,110	24
Total assets	$63,283	$47,205
LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$9,680	$3,908
Accrued salary and payroll taxes	3,289	1,976
Accrued gaming and related taxes	16,074	13,697
Advances from parent	11,602	—
Interest payable	108	—
Income taxes payable	2,660	—
Deferred revenue	3,322	2,113
Notes payable	29	74
Customer deposits	35,757	29,210
Total current liabilities	82,521	50,978
LONG-TERM DEBT	282,076	—
OTHER LIABILITIES	6,480	4,612
Total liabilities	371,077	55,590
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDER’S DEFICIT:
Common stock, $0.00 par value, 2,500 shares authorized, 100 shares issued and outstanding	—	—
Note receivable from Parent	(289,185)	—
Accumulated deficit	(18,609)	(8,385)
Total stockholder’s deficit	(307,794)	(8,385)
Total liabilities and stockholder’s deficit	$63,283	$47,205
The accompanying notes are an integral part of these unaudited condensed financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
UNAUDITED CONDENSED STATEMENTS OF INCOME
(THOUSANDS OF DOLLARS)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES:
Casino gaming	$22,938	$11,460	$59,890	$34,331
Other	2,990	2,010	8,201	5,524
Total revenue	25,928	13,470	68,091	39,855
COSTS AND EXPENSES:
Labor	2,279	1,746	6,008	5,176
Gaming taxes	4,747	2,471	12,843	7,178
Royalty and licenses fees	3,092	1,486	7,627	4,121
Selling, general and administrative expense	7,594	3,483	18,970	10,362
Depreciation and amortization	55	35	138	101
OPERATING INCOME	8,161	4,249	22,505	12,917
OTHER EXPENSE:
Interest expense	11,311	2	19,077	5
Total other expense	11,311	2	19,077	5
Income (loss) before income taxes	(3,150)	4,247	3,428	12,912
Provision for income taxes	(1,376)	1,345	914	4,435
Net income (loss)	$(1,774)	$2,902	$2,514	$8,477
The accompanying notes are an integral part of these unaudited condensed financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
UNAUDITED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
(THOUSANDS OF DOLLARS)
	Common Stock		Accumulated Deficit	Note Receivable From Parent	Total Stockholder’s Deficit
	Shares	Amount
Balance, December 31, 2019	100	$—	(8,385)	—	(8,385)
Net income	—	—	2,514	—	2,514
Issuance of note receivable from Parent	—	—	—	(288,000)	(288,000)
Contribution from Parent	—	—	18,085	(1,185)	16,900
Dividend to Parent	—	—	(30,823)	—	(30,823)
Balance, September 30, 2020	100	$—	(18,609)	(289,185)	(307,794)

	Common Stock		Accumulated Deficit	Note Receivable From Parent	Total Stockholder’s Deficit
	Shares	Amount
Balance, January 1, 2019	100	$—	$(9,280)	$—	$(9,280)
Net income	—	—	8,477	—	8,477
Dividend to Parent	—	—	(5,698)	—	(5,698)
Balance, September 30, 2019	100	$—	$(6,501)	$—	$(6,501)
The accompanying notes are an integral part of these unaudited condensed financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(THOUSANDS OF DOLLARS)
	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,514	$8,477
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	138	101
Deferred tax expense	(2,872)	262
Amortization of debt issuance costs, discounts and other	2,175	—
Changes in assets and liabilities, net and other:
Increase in trade and other receivables	(910)	(1,218)
Decrease in current assets and other	33	192
Increase (decrease) in accounts payable and other	7,275	(520)
Increase in income taxes payable	2,660	—
Increase in interest payable	108	—
Increase in customer deposits	6,547	9,279
Increase in accrued liabilities and deferred revenue	6,766	2,300
Total adjustments	21,920	10,396
Net cash provided by operating activities	24,434	18,873
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment additions and other	(11)	—
Net cash used in investing activities	(11)	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	288,000	—
Issuance of note receivable from Parent	(288,000)	—
Payments of equipment loans	(45)	(60)
Dividend to Parent	(30,823)	(5,698)
Contribution from Parent	16,792	—
Net cash used in financing activities	(14,076)	(5,758)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	10,347	13,115
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF PERIOD	38,932	14,593
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$49,279	$27,708
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$16,792	$5
Income taxes	$—	$—
Non-cash financing activities:
Contribution receivable from Parent	$108	$—
Accretion on note receivable from Parent	$1,185	$—
The accompanying notes are an integral part of these unaudited condensed financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Golden Nugget Online Gaming, Inc. (“GNOG”, the “Company”, “we”, “our” or “us”) is an indirect subsidiary of Fertitta Entertainment, Inc. (“FEI or Parent”) which is wholly owned by Tilman J. Fertitta. We are authorized by the New Jersey Division of Gaming Enforcement (“DGE”) to operate interactive real money online gaming in New Jersey and are subject to the rules and regulations established by the DGE. We primarily operate real money online gaming within the State of New Jersey and are contracted to manage certain third parties that are also authorized to operate real money online gaming in New Jersey, for which we receive royalties and cost reimbursement.
On April 28, 2020, Golden Nugget Atlantic City, LLC (“GNAC”) a wholly owned subsidiary of our Parent, conveyed its online gaming business to GNOG. Since the online gaming business and GNAC were under common control prior to the conveyance, the assets and liabilities of GNOG were all recorded at their historical book value as of the earliest period presented. All periods have been presented as if the conveyance occurred as of the earliest period presented and the results of operations and all disclosures are prepared accordingly.
Covid-19
During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions around the world, accelerating during the last half of March 2020, as federal, state and local governments react to the public health crisis. The direct impact on us is primarily through an increase in new patrons utilizing online gaming due to closures of land-based casinos and suspensions, postponement and cancellations of major sports seasons and sporting events, although sports betting accounted for less than 1% of our revenues for 2019. The status of most of these sporting events is they are postponed or unknown as to when they will restart. Land based casinos reopened during the quarter with significant restrictions, which eased over time. However, virus cases began to increase and restrictions were reinstituted. As a result, the ultimate impact of this pandemic on our financial and operating results is unknown and will depend, in part, on the length of time that these disruptions exist and the subsequent behavior of new patrons after land-based casinos reopen fully.
Merger Transaction
On June 28, 2020, we entered into a purchase agreement (the “Purchase Agreement”) with LHGN HoldCo, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of Landcadia Holdings II, Inc. (Landcadia II), (“Landcadia HoldCo”). Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, our Parent through one of its subsidiaries, Landry’s Fertitta, LLC (“LF LLC”) will receive (i) 31,350,625 Class B membership interests in Lancadia HoldCo (the “HoldCo Class B Units”), (ii) 31,350,625 shares of a new, non-economic Class B Common Stock, par value $0.0001 per share of the newly combined company, which will entitle the holder to ten votes per share, subject to certain limitations, (iii) cash consideration in an amount of $30.0 million and (iv) the repayment of $150.0 million of the outstanding $300.0 million interest only term loan that was entered into on April 28, 2020, together with a related $24.0 million prepayment premium. Prior to the Closing, GNOG will convert into a limited liability company by merging with and into Golden Nugget Online Gaming, LLC, a New Jersey limited liability company and newly formed, wholly-owned subsidiary of GNOG Holdings (“GNOG LLC”), with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo.
At the closing, the newly combined entities (“New GNOG”) will be organized in an “Up-C” structure in which substantially all the assets and the business of New GNOG will be held indirectly by Landcadia HoldCo, and New GNOG’s only direct assets will consist of Class A membership interests of Landcadia HoldCo. New GNOG’s business will continue to operate through GNOG LLC. New GNOG is expected to own approximately 54.1% of the combined membership interests in Landcadia HoldCo and will control

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Landcadia HoldCo as the sole manager of Landcadia HoldCo in accordance with the terms of the amended and restated limited liability agreement of Landcadia HoldCo to be entered into in connection with the Closing (the “HoldCo LLC Agreement”). LF LLC is expected to own approximately 45.9% of the combined membership interests in Landcadia HoldCo, but its membership interests will carry no voting rights. Beginning six months after the Closing, each HoldCo Class B Unit to be held by LF LLC will be redeemable by Landcadia HoldCo for either one share of Class A common stock, or at Landcadia HoldCo’s election, the cash equivalent to the market value of one share of Class A common stock pursuant to the HoldCo LLC Agreement. One share of the Class B common stock held by LF LLC will be canceled for each HoldCo Class B Unit redeemed. Landcadia HoldCo will own all of the equity interests in GNOG HoldCo, which will own all of the equity interests in GNOG LLC.
Tilman J. Fertitta and Jeffries Financial Group Inc. (“JFG”) currently own 4,090,625 and 3,815,625, respectively, Class B founder shares in Landcadia II that will convert to Class A common shares upon consummation of the transaction, but following the forfeiture by JFG of two thirds of their Class B founder shares.
Upon completion of the transaction, Mr. Fertitta and his affiliates will be beneficial owner of all of the outstanding shares of Class B common stock and will control the 79.9% of the voting power of New GNOG. Pursuant to Nasdaq rules, a company of which 50% of the voting power for the election of directors is held by an individual, a group or another company will qualify as a “controlled company”. As a “controlled company”, New GNOG will not be required to comply with certain Nasdaq rules that would otherwise require it to have: (i) a board of directors comprised of a majority of independent directors; (ii) compensation of its executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of independent directors or a nominating committee comprised solely of independent directors.
The closing of the transaction is subject to certain conditions, including, among others, approval by Landcadia II’s stockholders of the Purchase Agreement, the transaction and certain other actions related thereto. The transaction is expected to close in the fourth quarter of 2020.
Interim Financial Information
The unaudited condensed financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been omitted. Therefore, these unaudited condensed financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2019
In management’s opinion, these unaudited condensed financial statements contain all adjustments necessary to fairly present our financial position, results of operations, cash flows and changes in stockholders’ equity for all periods presented. Interim results for the nine months ended September 30, 2020 may not be indicative of the results that will be realized for the full year ending December 31, 2020.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued Accounting Standards Update (“ASU’) 2016-02, “Leases (Topic 842).” This guidance requires recognition of most lease liabilities on the balance sheet to give investors, lenders, and other financial statement users a more comprehensive view of a company’s long-term financial obligations, as well as the assets it owns versus leases. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2021, and for interim periods within annual periods after December 15, 2022. In July 2018, the FASB issued ASU 2018-11 making transition requirements less burdensome. The standard

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
provides an option to apply the transition provisions of the new standard at its adoption date instead of at the earliest comparative period presented in the Company’s financial statements. We are currently evaluating the impact that this guidance will have on our financial statements as well as the expected adoption method. We do not believe the adoption of this standard will have a material impact on our financial statements.
2.   REVENUES FROM CONTRACTS WITH CUSTOMERS
The following table summarizes revenues from our contracts disaggregated by revenue generating activity (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Casino gaming	$22,938	$11,460	$59,890	$34,331
Market access and live dealer studio	2,301	1,538	6,319	4,338
Reimbursables	689	472	1,882	1,186
Total revenue	$25,928	$13,470	$68,091	$39,855
Casino gaming revenue and reimbursable revenue is recognized at a point in time, while market access and live dealer studio revenue are earned over time.
The following table provides information about receivables, contract assets and contract liabilities related to contracts with customers (in thousands):
	September 30, 2020	December 31, 2019
Receivables included in “Accounts receivable – trade and other”	$4,154	$3,264
Contract assets	$—	$—
Contract liabilities	$(9,848)	$(6,750)
Significant changes in contract liabilities balances during 2020 and 2019 are as follows (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Decrease due to recognition of revenue	$(453)	$(721)	$(1,775)	$(2,085)
Increase due to cash received, excluding amounts recognized as revenue	$(261)	$—	$4,873	$—
The following table includes estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of September 30, 2020. The estimated revenue does not include amounts of variable consideration that are constrained (in thousands):
Year Ending December 31,
2020 (remaining)	$757
2021	3,269
2022	2,633
Thereafter	3,189
$9,848

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
3.   LONG-TERM DEBT AND NOTE RECIEVABLE FROM PARENT
Long-term debt is comprised of the following (in thousands):
	September 30, 2020	December 31, 2019
$300.0 million term loan, Libor + 12.0% (floor 1.0%), interest only due October 4, 2023	$300,000	$—
Less: Deferred financing costs	(7,109)	—
Less: Unamortized discount	(10,815)	—
Total debt, net of unamortized discounts and debt issuance costs	282,076	—
Less current portion	—	—
Long-term portion	$282,076	$—
On April 28, 2020, we entered into a term loan credit agreement that is guaranteed by our indirect parent, comprised of a $300.0 million interest only term loan due October 4, 2023. Proceeds received from the term loan were sent to our indirect Parent, who issued us a note receivable due October 2024 with substantially similar terms as our credit agreement. The note receivable from our parent is accounted for as contra-equity, similar to a subscription receivable, with interest and accretion of the original issue discount accounted for as additional capital contributions. Both the term loan and the note receivable were issued at a 4% discount. The term loan and associated note receivable both bear interest at the London Interbank Offered Rate (“LIBOR”) plus 12% and interest payments are made quarterly. The term loan is secured by the note receivable which effectively, but indirectly provides pari passu security interest with the Golden Nugget, LLC senior secured credit facility.
The term loan credit agreement contains certain negative covenants including restrictions on incurring additional indebtedness or liens, liquidation or dissolution, limitations on disposal of assets and paying dividends. The term loan credit agreement also contains a make-whole provision that is in effect through April 2022. The prepayment premium under the make-whole provision is calculated as (A) the present value of (i) 100% of the aggregate principal amount of the term loan prepaid, plus (ii) all required remaining scheduled interest payments through April 2022, minus (B) the outstanding principal amount being prepaid. We have completed a tender offer that is contingent on the successful completion of the merger transaction for $150.0 million of the term loans at 116%, representing a $24.0 million premium to face value.
4.   FINANCIAL INSTRUMENTS AND FAIR VALUE
Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, there exists a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1
Unadjusted quoted market prices for identical assets or liabilities:

Level 2
Quoted market prices for identical assets or liabilities in an active market that have been adjusted for items such as effects of restrictions for transferability and those that are not quoted but are observable through corroboration with observable market data, including quoted market prices for similar assets or liabilities; and

Level 3
Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

This hierarchy requires us to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
The carrying value of certain of our assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash. accounts receivable, accounts payable and certain accrued liabilities approximates their fair value due to the short-term nature of such instruments.
The fair value of our long-term debt is determined by Level 1 measurements based on quoted market prices. The fair value and carrying value of our long-term debt as of September 30, 2020 was $342.0 million and $288.2 million, respectively.
The fair value of the note receivable from our parent is determined using level 3 measurements, as it has substantially the same terms as the term loan and acts as collateral for the same, the fair value of the note receivable is estimated to be the same. Therefore, the fair value and carrying value of the note receivable as of September 30, 2020 is estimated at $342.0 million and $288.2 million, respectively.
5.   ACCRUED LIABILITIES
Accrued gaming and related taxes are comprised of the following (in thousands):
	September 30, 2020	December 31, 2019
Gaming related, excluding taxes	9,854	9,556
Taxes, other than payroll and income taxes	6,220	4,141
	$16,074	$13,697
The gaming related accrual primarily consists of third party operators’ monies in excess of players’ cash gaming accounts, held by us, pending player withdrawals and open wagers.
6.   STOCKHOLDER’S DEFICIT
On April 28, 2020, we entered into a term loan credit agreement that is guaranteed by our indirect parent, comprised of a $300.0 million interest only term loan due October 4, 2023. Proceeds received from the term loan were sent to our indirect Parent, who issued us a note receivable due October 2024 with substantially similar terms as our credit agreement. As of September 30, 2020, we had receivable from our parent totaling $108 thousand for additional capital contributions as provided for in the note receivable. We also received an advance from our parent of $7.1 million to pay the debt issuance costs associated with the term loan. During the nine months ended September, 2020 and 2019, we made dividend payments of $30.8 million and $5.7 million, respectively to our Parent.
7.   COMMITMENTS AND CONTINGENCIES
Casino Reinvestment Development Authority Obligation
Pursuant to the contract with the CRDA, GNAC is required to make quarterly deposits with the CRDA to satisfy their investment obligations. We pay GNAC for our portion of their CRDA obligations.
For the three months and nine months ended September 30, 2020 and 2019, we expensed $0.7 million, $1.9 million, $0.4 million and $1.1 million to gaming taxes respectively, for our portion of the CRDA Payments.
Contractual Obligations
We have entered into a number of agreements for advertising, licensing, market access, technology and other services pursuant to which we are committed to pay $12.5 million, including $5.5 million in 2020, $4.3 million in 2021, and $2.8 million thereafter.

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
Litigation and Claims
The Company may be party to other ordinary and routine litigation incidental to our business. After consulting legal counsel, we do not believe that the outcome of any such litigation will have a material effect on our financial position, results of operations, or cash flows.
Tax Sharing Agreement
We are included in the consolidated tax return of FEI pursuant to a tax sharing agreement. On July 21, 2020, FEI was informed by the IRS that the years 2017 and 2018 tax returns are under audit. Under the tax sharing agreement, we will be responsible for any audit adjustments arising from the audit that are attributable to our business activities. An opening conference was held of September 22, 2020 where administrative matters were discussed. While we are only in the initial stages, we do not believe that the outcome of any such audit will have a material effect on our financial position, results of operations, or cash flows.
8.   RELATED PARTIES
We have entered into an Online Gaming Operations Agreement, Live Dealer Lease, Trademark License Agreement and a Shared Services Agreements (SSA’s) with affiliates. Pursuant to the respective agreements, the parties agree to cooperatively develop and implement joint programs for the procurement and implementation of certain products and services including insurance and risk management, legal, information technology, entertainment, general purchasing, financial planning and accounting, human resources and employee benefit administration, marketing, strategic and tactical business planning, retail and executive management. The SSA’s provide for the reimbursement of expenses if either party incurs costs in excess of its proportional share. We expensed $58 thousand, $69 thousand, $172 thousand and $172 thousand under the agreements for the three months and nine months ended September 30, 2020 and 2019.
On April 27, 2020, we entered into an Online Gaming Operations Agreement with an affiliate, GNAC. The agreement grants us the right to host, manage, control, operate, support and administer online gaming services under GNAC’s operating licenses. The agreement also grants us the right to use the Golden Nugget trademark in connection with our online gaming operations. Under the terms of these agreements, we will pay a monthly royalty equal to 3% of net gaming revenue as defined. The agreements provide for a five-year term and a renewable five-year option. We expensed $0.8 million for the nine months and $0.5 million three months ended September 30, 2020 pursuant to this agreement.
The foregoing agreements were entered into between related parties and were not the result of arm’s-length negotiations. Accordingly, the terms of the transactions may have been more or less favorable than might have been obtained from unaffiliated third parties.
9.   SUBSEQUENT EVENTS
We have evaluated subsequent events through January 22,2021, which is the date our financial statements were available to be issued.
On November 18, 2020, we entered into a definitive agreement with Danville Development, LLC (“Danville Development”) for market access to the State of Illinois. Under the definitive agreement, GNOG holds the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. In addition, GNOG has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development for the development and construction of the Casino. This market access agreement is for a term of 20 years and requires GNOG to pay Danville Development a percentage of its online net gaming revenue, subject to minimum royalty payments over the term.
Danville Development is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of GNOG, formed to build a new Golden Nugget branded casino in Danville, Illinois, pending obtaining all regulatory approvals.

GOLDEN NUGGET ONLINE GAMING, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
On November 20, 2020, we entered into a definitive agreement with Greenbrier Hotel Corporation (“GBR”) for market access to the state of West Virginia. Under the definitive agreement, GNOG holds the right to offer online sports wagering and online casino wagering. This market access agreement is for a term of 10 years and requires GNOG to pay GBR a percentage of its online net gaming revenue, subject to minimum royalty payments over the term.
On December 29, 2020, we completed the merger transaction discussed in Note 1.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholder and Board of Directors of
Golden Nugget Online Gaming, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Golden Nugget Online Gaming, Inc. (the “Company”) as of December 31, 2019 and 2018, the related statements of income, , stockholder’s equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Marcum LLP
We have served as the Company’s auditor since 2020.
Melville, NY
June 26, 2020

GOLDEN NUGGET ONLINE GAMING, INC.
BALANCE SHEETS
(THOUSANDS OF DOLLARS)
	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$846	$42
Restricted cash	38,086	14,551
Accounts receivable – trade and other	4,894	3,465
Other current assets	265	252
Total current assets	44,091	18,310
PROPERTY AND EQUIPMENT, net	720	808
DEFERRED TAX ASSETS	2,370	2,640
OTHER ASSETS, net	24	41
Total assets	$47,205	$21,799
LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$3,908	$2,734
Accrued salary and payroll taxes	1,976	1,582
Accrued gaming and related taxes	13,697	5,216
Deferred revenue	2,113	2,836
Notes payable	74	128
Customer deposits	29,210	11,983
Total current liabilities	50,978	24,479
OTHER LIABILITIES	4,612	6,600
Total liabilities	55,590	31,079
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDER’S DEFICIT:
Common stock, $0.00 par value, 2,500 shares authorized, 100 shares issued and outstanding	—	—
Accumulated deficit	(8,385)	(9,280)
Total liabilities and stockholder’s deficit	$47,205	$21,799
The accompanying notes are an integral part of these financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
STATEMENTS OF INCOME
(THOUSANDS OF DOLLARS)
	Year Ended December 31,
	2019	2018
REVENUES:
Casino gaming	$47,694	$38,827
Other	7,727	4,075
Total revenue	55,421	42,902
COSTS AND EXPENSES:
Labor	7,102	5,153
Gaming taxes	9,985	8,378
Royalty and licenses fees	5,875	4,530
Selling, general and administrative expense	14,687	12,840
Depreciation and amortization	135	126
Total operating costs and expenses	37,784	31,027
OPERATING INCOME	17,637	11,875
OTHER EXPENSE:
Interest expense, net	6	8
Total other expense	6	8
Income before income taxes	17,631	11,867
Provision for income taxes	5,960	4,708
Net income	$11,671	$7,159
The accompanying notes are an integral part of these financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
(THOUSANDS OF DOLLARS)
	Stockholder’s Deficit
	Common Stock		Accumulated Deficit
	Shares	Amount
Balance, January 1, 2018	100	$—	$(8,043)
Net income	—	—	7,159
Dividend to Parent	—	—	(8,396)
Balance, December 31, 2018	100	—	(9,280)
Net income	—	—	11,671
Dividend to Parent	—	—	(10,776)
Balance, December 31, 2019	100	$—	$(8,385)
The accompanying notes are an integral part of these financial statements.

GOLDEN NUGGET ONLINE GAMING, INC.
STATEMENTS OF CASH FLOWS
(THOUSANDS OF DOLLARS)
	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,671	$7,159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	135	126
Deferred tax benefit	269	655
Changes in assets and liabilities, net and other
Increase in trade and other receivables	(1,429)	(1,488)
Increase in current assets and other	(13)	—
Increase in accounts payable	1,174	757
Increase in customer deposits	17,227	10,376
Increase in other assets	—	(10)
Increase in accrued liabilities and deferred revenue	6,165	8,787
Total adjustments	23,528	19,203
Net cash provided by operating activities	35,199	26,362
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment additions and other	—	(73)
Net cash provided by (used in) investing activities	—	(73)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of equipment loans	(84)	(62)
Repayment to parent	—	(6,463)
Dividend to Parent	(10,776)	(8,396)
Net cash used in financing activities	(10,860)	(14,921)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	24,339	11,368
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT BEGINNING OF YEAR	14,593	3,225
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF YEAR	$38,932	$14,593
DISCLOSURE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	$846	$42
Restricted cash	38,086	14,551
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	$38,932	$14,593
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$6	$8
Non-cash financing activities:
Property and equipment financed by notes payable	$30	$—
The accompanying notes are an integral part of these financial statements.

1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Golden Nugget Online Gaming, Inc. (“GNOG”, the “Company”, “we”, “our” or “us”) is an indirect subsidiary of Fertitta Entertainment, Inc. (“FEI or Parent”) which is wholly owned by Tilman J. Fertitta. We are authorized by the New Jersey Division of Gaming Enforcement (“DGE”) to operate interactive real money online gaming in New Jersey and are subject to the rules and regulations established by the DGE. We primarily operate real money online gaming within the State of New Jersey and are contracted to manage certain third parties that are also authorized to operate real money online gaming in New Jersey, for which we receive royalties and cost reimbursement.
On April 28, 2020, Golden Nugget Atlantic City, LLC (“GNAC”) a wholly owned subsidiary of our Parent, conveyed its online gaming business to GNOG. Since the online gaming business and GNAC were under common control prior to the conveyance, the assets and liabilities of GNOG were all recorded at their historical book value as of the earliest period presented. All periods have been presented as if the conveyance occurred as of the earliest period presented and the results of operations and all disclosures are prepared accordingly.
Basis of Presentation and Use of Estimates
The financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period reported. Actual results could differ from those estimates.
Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents include cash on accounts and cash on hand. We consider short-term, highly liquid investments that have an original maturity of three months or less to be cash equivalents. Amounts held in financial institutions are in excess of FDIC insurance limits. We have not experienced any losses in such account and believe we are not exposed to any significant risks on our cash in bank accounts.
Pursuant to NJAC 13:69O-1.3(k), a separate New Jersey bank account is maintained to segregate internet gaming patron’s funds on deposit, pending withdrawals, and active wagers. The balance in this account at December 31, 2019 and 2018 was $38.1 million and $14.6 million, respectively and is shown as restricted cash. Unrestricted cash balance at December 31, 2019 and 2018 was $0.8 million and $42 thousand, respectively.
Accounts Receivable
Receivables consist of amounts due from third party processors and online gaming operators. As of December 31, 2019, and 2018, there were $3.3 million and $2.3 million, respectively, due from gaming platform providers. Receivables are reviewed for collectability based on historical collection experience and specific review of individual accounts. Receivables are written off when they are deemed to be uncollectible. For the years ended December 31, 2019 and 2018 there was no allowance for doubtful accounts. Accounts receivables are non-interest bearing and are initially recorded at cost. Amounts written off totaled $0.2 million and $0.1 million for the years ended December 31, 2019 and 2018, respectively
Customer Deposits
Customer deposits are liabilities that relate to amounts received from customers and online betting operators and are required to be maintained to comply with regulatory requirements. As of December 31, 2019, and 2018, there were $29.2 million and $12.0 million, respectively, in deposits from customers and online gaming operators.
Financial Instruments
GAAP establishes a hierarchy for fair value measurements, such that Level 1 measurements include unadjusted quoted market prices for identical assets or liabilities in an active market, Level 2 measurements include quoted market prices for identical assets or liabilities in an active market which have been adjusted for items such as effects of restrictions for transferability and those that are not quoted but are observable through corroboration with observable market data, including quoted market prices for similar assets, and Level 3 measurements include those that are unobservable and of a highly subjective measure.
Revenue and Cost Recognition
We recognize revenue for services when the services are performed and when we have no substantive performance obligations remaining. Online real money gaming revenues are measured by the aggregate net difference between gaming wins and losses and recorded as Casino gaming revenue in the accompanying statements of operations, with liabilities recognized for funds deposited by customers before gaming play occurs. We report 100% of casino wins as revenue and our service provider’s share is reported in costs and expenses.
Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. We accrue the incremental amount of progressive jackpots as the progressive game is played, and the progressive jackpot amount increases, with a corresponding reduction to casino revenues. Free play and other incentives to customers related to internet gaming play are recorded as a reduction of casino gaming revenue.
We are contracted to manage multi-year market access agreements with online gaming operators that are authorized to operate real money online gaming and sports betting in New Jersey, for which we receive royalties and cost reimbursement. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
Advertising
Advertising costs are expensed as incurred during such year. Advertising expenses were $9.3 million and $8.2 million, in 2019 and 2018, respectively.
Gaming Tax
The Company remits monthly to the State of New Jersey a tax equal to 15% of gross internet gaming revenue and a tax equal to 13% of gross internet sports wagering revenue, as defined. As required by the provisions of the New Jersey Casino Control Act (the “Act”), New Jersey casino licensees must pay an investment alternative tax of 2.5% of gross casino revenues and 5.0% of internet gaming revenues as defined in the Act. However, pursuant to contracts with the New Jersey Casino Reinvestment Development Authority (“CRDA”), GNAC pays 1.25% of its gross casino revenues and 2.5% of internet gaming revenues to the CRDA (the “CRDA Payment”) to fund qualified investments as defined in the Act. Gaming tax expense was $10.0 million and $8.5 million for the years ended December 31, 2019 and 2018, respectively.
Income Taxes
We are subject to a tax sharing agreement with certain FEI owned companies. We record tax assets and liabilities associated with temporary differences on a separate return basis in accordance with GAAP.
We follow the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are realized or liabilities are settled. A valuation allowance reduces deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.
We use a recognition threshold of more-likely-than-not, and a measurement attribute for all tax positions taken or expected to be taken on a tax return, in order to be recognized in the financial statements. Accordingly, we report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Adopted Accounting Pronouncements
On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and eliminates existing industry guidance. Under ASU 2014-09, revenue is recognized in an amount that reflects the consideration an entity expects to receive for the transfer of goods and services. The standard also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flows arising from contracts with customers. The adoption of this standard in 2018 did not have a material impact on our financial statements.
In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory.” The update provides guidance on the income tax consequences of an intra-entity transfer of an asset other than inventory. The guidance is effective for annual reporting periods beginning after December 15, 2018 and interim reporting periods within annual periods after December 15, 2019. Early adoption is permitted for any entity as of the beginning of an annual reporting period for which financial statements (interim or annual) have not been issued or made available for issuance. We adopted this standard in 2019 and it did not have a material impact our financial statements.
Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” This guidance requires recognition of most lease liabilities on the balance sheet to give investors, lenders, and other financial statement users a more comprehensive view of a company’s long-term financial obligations, as well as the assets it owns versus leases. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2021, and for interim periods within annual periods after December 15, 2022. In July 2018, the FASB issued ASU 2018-11 making transition requirements less burdensome. The standard provides an option to apply the transition provisions of the new standard at its adoption date instead of at the earliest comparative period presented in the Company’s financial statements. We are currently evaluating the impact that this guidance will have on our financial statements as well as the expected adoption method. We do not believe the adoption of this standard will have a material impact on our financial statements.
In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement.” This update modifies fair value measurement disclosure requirements including (i) removing certain disclosure requirements such as the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, (ii) modifying certain disclosure requirements, and (iii) adding certain disclosure requirements such as changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period. The amendments in this update are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. We do not believe this standard will materially impact our financial statements.
2.   REVENUES FROM CONTRACTS WITH CUSTOMERS
Effective January 1, 2018, we adopted Accounting Standards Codification (“ASC”) Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method. This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaborative arrangements and financial instruments. Under ASC 606, an entity recognizes revenue when it transfers control of the promised goods or services to its customer, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. If control transfers to the customer over time, an entity selects a method to measure progress that is consistent with the objective of depicting its performance.
In determining the appropriate amount of revenue to be recognized as we fulfill our obligations under the agreement, the following steps must be performed at contract inception: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) we satisfy each performance obligation.
Real Money Online Gaming
Our revenues are principally derived from real money online gaming, and are measured by the aggregate net difference between gaming wins and losses and recorded as Casino gaming revenue in the accompanying statements of operations.
Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. We accrue the incremental amount of progressive jackpots as the progressive game is played, and the progressive jackpot amount increases, with a corresponding reduction to casino revenues. Free play and other incentives to customers related to internet gaming play are recorded as a reduction of casino gaming revenue.
Market Access Agreements
We have been contracted to manage multi-year market access agreements with online gaming operators that are authorized to operate online casino wagering and online sports betting, for which we receive royalties. Initial fees received for the market access agreements and prepaid guaranteed minimum royalties are deferred and recognized over the term of the contract as the performance obligations are satisfied.
We generally receive monthly royalties that can be fixed amounts or based on a percentage of Net Gaming Revenues (as defined) (“NGR”), and in some cases we receive upfront minimum royalty payments for specified contract periods. Royalties owed by the customer in excess of these minimum royalty amounts are collected as earned. Some contracts call for a one-time non-refundable market access fee to be paid at the inception of the contract.
Live Studio Broadcast License Agreements
We have been contracted to manage multi-year live studio broadcast license agreements with authorized online gaming operators that provide for the use of the live table games that are broadcast from our studio at the Golden Nugget in Atlantic City, New Jersey. We receive royalties from the online gaming operators using the studio based on a percentage of gross gaming revenue (“GGR”). We also offer some “private tables” for which we receive a flat monthly fee in addition to a percentage of GGR and/or a share of costs.
Reimbursable Revenue
We receive partial or pro-rated reimbursements from our partners for the annual upfront initial or renewal permit fees charged by gaming authorities, other gaming related costs and expenses and certain specifically designated personnel costs incurred in connection with fulfilling our contracts. Such reimbursable revenue is variable and subject to uncertainty, as the amounts received and timing thereof is dependent on factors outside of our influence. Accordingly, reimbursable revenue is fully constrained and not included in the total transaction price until the uncertainty is resolved, which typically occurs when the related costs are incurred on behalf of a customer.
Loyalty Programs
We have established promotions and a player’s club to encourage repeat business from frequent and active online gaming patrons. Members earn points based on gaming activity and such points can be redeemed for cash and free play into the patron’s online gaming account. The incentives earned by customers under these programs are based on their past play and represent separate performance obligations. Player club points generally expire within ninety days of patron inactivity.
As player’s club points earned can be redeemed for cash, we defer 100% of the cash converted point balance as they are earned and record a reduction to casino gaming revenue.
Deferred revenue liabilities from contracts related to our loyalty program included in accrued gaming and related taxes in our accompanying balance sheets was $25 thousand and $26 thousand as of December 31, 2019 and 2018, respectively.

Disaggregation of Revenue
The following table summarizes revenues from our contracts disaggregated by revenue generating activity contained therein for the years ended December 31, 2019 and 2018 (in thousands):
	Year Ended December 31,
	2019	2018
Casino gaming	$47,694	$38,827
Market access and live studio	5,903	2,615
Reimbursables	1,824	1,460
Total revenue	55,421	42,902
Casino gaming revenue and reimbursable revenue is recognized at a point in time, while market access and live studio revenue are earned over time.
Contract Balances
Accounts receivable are recognized when the right to consideration becomes unconditional based upon contractual billing schedules. Payment terms on invoiced amounts are payable upon receipt. Contract liabilities include payments received for initial set-up fees and upfront guaranteed minimum royalty fees, which are allocated to the overall performance obligation and recognized ratably over the initial term of the contract.
The following table provides information about receivables, contract assets and contract liabilities related to contracts with customers (in thousands):
	Year Ended December 31,
	2019	2018
Receivables, which are included in “Accounts receivable – trade and other”	$3,264	$2,270
Contract assets	—	—
Contract liabilities	(6,750)	(9,462)
Significant changes in contract assets and contract liabilities balances during 2019 and 2018 are as follows (in thousands):
	2019 Contract Liabilities	2018 Contract Liabilities
Revenue recognized that was included in contract liabilities at beginning of period	$2,712	$978
Increase in contract liabilities due to cash received, excluding amounts recognized as revenue	—	(7,625)
Transaction Price Allocated to the Remaining Performance Obligation
The following table includes estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of December 31, 2019. The estimated revenue does not include amounts of variable consideration that are constrained (in thousands):
	Year Ended December 31,
	2020	2021	2022	Thereafter	Total
Revenue	$2,113	$1,518	$1,233	$1,886	$6,750
3.   PROPERTY AND EQUIPMENT
Property and equipment are recorded at cost. Expenditures for major renewals and betterments are capitalized while maintenance and repairs are expensed as incurred.

We compute depreciation using the straight-line method. The estimated lives used in computing depreciation are generally as follows: buildings and improvements — 5 to 40 years; furniture, fixtures and equipment — 3 to 15 years; and leasehold improvements — shorter of the estimated useful life of the asset or lease term, including option periods where failure to renew results in economic penalty.
Property and equipment is comprised of the following (in thousands):
	December 31,
	2019	2018
Leasehold improvements	$533	$533
Furniture, fixtures and equipment	565	535
	1,098	1,068
Less – accumulated depreciation	(378)	(260)
Property and equipment, net	$720	$808
We review the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. The recoverability of assets is measured by comparison of the estimated future undiscounted cash flows associated with the asset to the carrying amount of the asset. If such assets are considered to be impaired, an impairment charge is recorded in the amount by which the carrying amount of the assets exceeds their value using Level 3 measurements.
4.   ACCRUED LIABILITIES
Accrued liabilities are comprised of the following (in thousands):
	December 31, 2019	December 31, 2018
Gaming related, excluding taxes	9,556	2,961
Taxes, other than payroll and income taxes	4,141	2,255
	$13,697	$5,216
The gaming related accrual primarily consists of third party operators’ monies, held by us in excess of players’ cash gaming accounts, pending withdrawals, and open wagers.
5.   STOCKHOLDER’S DEFICIT
During the years ended December 31, 2019 and 2018, we made dividend payments of $10.8 million and $8.4 million, respectively to our Parent.
6.   INCOME TAXES
The Tax Cuts and Jobs Act (“Tax Act”) was enacted on December 22, 2017 with an effective date of January 1, 2018. The Tax Act lowered the federal statutory tax rate from 35% to 21% effective January 1, 2018. The enactment date occurred prior to the end of 2017 and therefore the federal statutory tax rate changes stipulated by the Tax Act were reflected in the prior year. Our deferred tax position is a net asset, and as a result, the reduction in the federal statutory tax rate resulted in a non-cash adjustment to our net deferred tax balance of $0.7 million with a corresponding decrease to the provision for income taxes in the fourth quarter of 2018.
An analysis of the provision (benefit) for income taxes for continuing operations for the years ended December 31, 2019 and 2018 is as follows (in thousands):
	2019	2018
Current income taxes	$6,225	$4,873
Deferred income tax benefit	(265)	(165)
Provision for income taxes	$5,960	$4,708

Our effective tax rate, for the years ended December 31, 2019 and 2018, differs from the federal statutory rate as follows:
	2019	2018
Statutory rate	21.0%	21.0%
State income tax, net of federal tax benefit	12.8%	18.7%
	33.8%	39.7%
Deferred income tax assets and liabilities as of December 31, 2019 and 2018 are comprised of the following (in thousands):
	2019	2018
Deferred tax assets:
Accruals and other	$2,428	$2,721
	2,428	2,721
Deferred tax liabilities – property and other	(58)	(81)
Net deferred tax asset	$2,370	$2,640
As of December 31, 2019, we had approximately $0.5 million of unrecognized tax liability, including $0.5 million of interest, which represents the amount of unrecognized tax liability that, if recognized, would unfavorably effect our income tax rate in future periods. There were no material changes in unrecognized benefits for the year ended December 31, 2019. Based on the current status of examinations, it is not possible to estimate the future impact, if any, to uncertain tax positions recorded at December 31, 2019.
Our continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in thousands):
	2019	2018
Balance at beginning of year	$329	$198
Additions based on tax positions related to the current year	131	131
Balance at end of year	$460	$329
We are subject to income taxes in U.S. federal and state jurisdictions. We have concluded all U.S. federal income tax matters for years through 2015. There are no material federal or current state audits. All material state and local income tax matters have been concluded for years through 2014.
7.   COMMITMENTS AND CONTINGENCIES
Casino Reinvestment Development Authority Obligation
Pursuant to the contract with the CRDA, GNAC is required to make quarterly deposits with the CRDA to satisfy their investment obligations. We pay GNAC for our portion of their CRDA obligations.
For the years ended December 31, 2019 and 2018, we charged $1.5 million and $1.2 million to gaming taxes respectively, for our portion of the CRDA Payments.
Purchase Obligations
As of December 31, 2019, we had purchase obligations to suppliers totaling $0.6 million related to advertising commitments.
Litigation and Claims
The Company may be party to other ordinary and routine litigation incidental to our business. We believe it is remote that the outcome of any such litigation will have a material effect on our financial position, results of operations, or cash flows.

8.   CERTAIN TRANSACTIONS
We have entered into an Online Gaming Operations Agreement, Live Dealer Lease, Trademark License Agreement and a Shared Services Agreements (SSA’s) with affiliates. Pursuant to the respective agreements, the parties agree to cooperatively develop and implement joint programs for the procurement and implementation of certain products and services including insurance and risk management, legal, information technology, entertainment, general purchasing, financial planning and accounting, human resources and employee benefit administration, marketing, strategic and tactical business planning, retail and executive management. The SSA’s provide for the reimbursement of expenses if either party incurs costs in excess of its proportional share. We expensed $250 thousand and $177 thousand under the agreements for the years ended December 31, 2019 and 2018. See Note 9.
The foregoing agreements were entered into between related parties and were not the result of arm’s-length negotiations. Accordingly, the terms of the transactions may have been more or less favorable than might have been obtained from unaffiliated third parties.
9.   SUBSEQUENT EVENTS
We have evaluated subsequent events through June 26, 2020, which is the date our financial statements were available to be issued.
On April 27, 2020, we entered into an Online Gaming Operations Agreement with an affiliate, GNAC. The agreement grants us the right to host, manage, control, operate, support and administer online gaming services under GNAC’s operating licenses. The agreement also grants us the right to use the Golden Nugget trademark in connection with our online gaming operations. Under the terms of these agreements, we will pay a monthly royalty equal to 3% of net gaming revenue defined as GGR less free play, gaming tax, Know-Your-Customer fees, geolocation fees, and payment processing fees. The agreements provide for a five-year term and a renewable five-year option.
On April 28, 2020, we entered into a credit agreement, that is guaranteed by our indirect parent, comprised of a $300.0 million interest only term loan due October 2023. Proceeds received from the term loan were sent to our indirect Parent, who issued us a note receivable due October 2024. The term loan and associated note receivable both bear interest at libor plus 12%. The term loan is secured by the note receivable which effectively, but indirectly provides pari passu security interest with the Golden Nugget, LLC senior secured credit facility.
On June 17, 2020, we entered into a market access agreement with Keweenaw Bay Indian Community, a federally recognized Indian tribe (“KBIC”) pursuant to which KBIC shall grant us (a) the right operate a “Golden Nugget” branded online casino (including, at our discretion, online poker) and online sportsbook in the State of Michigan under KBIC’s casino license held in connection with KBIC’s ownership of the Ojibwa Casinos located in Baraga, Michigan and Marquette, Michigan. The initial term is fifteen years with an optional ten year renewal period.
During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions around the world, accelerating during the last half of March 2020, as federal, state and local governments react to the public health crisis. The direct impact on us is primarily through suspensions, postponement and cancellations of major sports seasons and sporting events. Sports betting accounted for less than 1% of our revenues for 2019. The status of most of these sporting events is they are postponed or unknown as to when they will restart. At the same time, the closures of casino facilities has caused an increase in new patrons utilizing online gaming. The ultimate impact of this pandemic on our financial and operating results is unknown and will depend, in part, on the length of time that these disruptions exist.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.
Securities and Exchange Commission registration fee		$122,600
Accounting fees and expenses		*
Legal fees and expenses		*
Advisory fees		*
Financial printing and miscellaneous expenses		*
Total	$	*

*Estimates not presently known.
Item 14. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Additionally, our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Item 15. Recent Sales of Unregistered Securities.
Private Placements in Connection with IPO
On February 14, 2019, we sold 2,975,000 founder shares to FEI for $10,000 in the form of a subscription receivable. On March 13, 2019, we effected a split of our founder shares, resulting in JFG Sponsor owning 3,468,750 founder shares and FEI owning 3,718,750 founder shares. On May 6, 2019, we effected another split of our founder shares, resulting in JFG Sponsor owning 3,815,625 founder shares and FEI owning 4,090,625 founder shares.
Simultaneously with the closing of our initial public offering, our Sponsors purchased an aggregate of 5,883,333 private placement warrants, at a price of $1.50 per warrant, or $8,825,000 in the aggregate. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share.
The sales of the above securities were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act. Other than our initial public offering, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of the registrant.

Transaction Consideration
In connection with the Transaction, at the Closing on December 29, 2020, the Company issued 31,350,625 shares of Class B common stock to LF LLC and an aggregate of 5,362,500 shares of Class A common stock to Mr. Fertitta and JFG Sponsor upon conversion of the shares of Class B common stock held by them in accordance with the terms of the Company’s third amended and restated certificate of incorporation. The issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder.
Item 16. Exhibits and Financial Statements.
(a) Exhibits. The following exhibits are being followed herewith:
Exhibit No.	Description
2.1†	Purchase Agreement, dated as of June 28, 2020, by and among the Company, LHGN HoldCo, LLC, Golden Nugget Online Gaming, Inc., GNOG Holdings, LLC and Landry’s Fertitta, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on June 29, 2020).
2.2	Amendment to the Purchase Agreement, dated as of September 17, 2020, by and among Landcadia Holdings II, Inc., LHGN HoldCo, LLC, Golden Nugget Online Gaming, Inc., GNOG Holdings, LLC and Landry’s Fertitta, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on September 22, 2020).
2.3	Second Amendment to the Purchase Agreement, dated as of December 20, 2020, by and among Landcadia Holdings II, Inc., LHGN HoldCo, LLC, Golden Nugget Online Gaming, LLC, GNOG Holdings, LLC and Landry’s Fertitta, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on December 21, 2020).
3.1	Fourth Amended and Restated Certificate of Incorporation of Golden Nugget Online Gaming, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
3.2	Amended and Restated Bylaws of Golden Nugget Online Gaming, Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
4.1	Warrant Agreement, dated May 6, 2019, between the Company and Continental Stock Transfer &Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by the Company on May 9, 2019).
5.1	Opinion of White & Case LLP.
10.1	Amended and Restated Limited Liability Company Agreement of LHGN HoldCo, LLC, dated as of December 29, 2020, by and among the Company, Landry’s Fertitta, LLC and the other members party thereto.
10.2	Tax Receivable Agreement, dated as of December 29, 2020, by and among the Company, LHGN HoldCo, LLC and Landry’s Fertitta, LLC (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
10.3	Amendment to Letter Agreement, dated as of December 29, 2020, by and among the Company, Tilman J. Fertitta, Jefferies Financial Group Inc. and the other signatories thereto (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
10.4	Amended and Restated Registration Rights Agreement, dated as of December 29, 2020, by and among the Company, Jefferies Financial Group Inc., Tilman J. Fertitta, Landry’s Fertitta, LLC and the other parties thereto (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed by the Company on January 5, 2021).

Exhibit No.	Description
10.5	Second Amended and Restated Intercompany Note, dated as of December 29, 2020, between the Company and Landry’s Fertitta, LLC (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
10.6	Trademark License Agreement, dated as of December 29, 2020, by and among Golden Nugget, LLC, GNLV, LLC and Golden Nugget Online Gaming, LLC (incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
10.7	Amended and Restated Online Gaming Operations Agreement, dated as of December 29, 2020, by and between Golden Nugget Online Gaming, LLC and Golden Nugget Atlantic City, LLC (incorporated by reference to Exhibit 10.7 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
10.8	Sponsor Forfeiture and Call-Option Agreement, dated as of June 28, 2020, by and between the Company and Jefferies Financial Group, Inc. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company on June 29, 2020).
10.9	Golden Nugget Online Gaming, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.9 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
10.10	Employment Agreement, dated as of December 29, 2020, by and between GNOG LLC and Thomas Winter (incorporated by reference to Exhibit 10.10 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
10.11	Golden Nugget Online Gaming, Inc. 2020 Incentive Award Plan Restricted Stock Unit Award Agreement for Thomas Winter (incorporated by reference to Exhibit 10.11 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
10.12	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.12 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
10.13	Letter Agreement, dated as of May 6, 2019, by and among the Company, Tilman J. Fertitta, Richard Handler, Richard H. Liem, Steven L. Scheinthal, Nicholas Daraviras, G. Michael Stevens, Michael Chadwick, Jefferies Financial Group Inc. and Fertitta Entertainment, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 9, 2019).
10.14	Letter Agreement, dated as of May 12, 2020, by and between the Company and Scott Kelly (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed by the Company on May 14, 2020).
10.15†	First Amendment to Credit Agreement, dated as of June 12, 2020, by and among Golden Nugget Online Gaming, Inc., Landry’s Fertitta, LLC, Jefferies Finance LLC and the other parties thereto (incorporated by reference to Exhibit 10.15 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
10.16†	Second Amendment to Credit Agreement, dated as of June 29, 2020, by and among Golden Nugget Online Gaming, Inc., Jefferies Finance LLC and the other parties thereto (incorporated by reference to Exhibit 10.16 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
10.17**	Online Gaming Operations Agreement, dated as of November 18, 2020, by and between Golden Nugget Online Gaming, Inc. and Danville Development, LLC (incorporated by reference to Exhibit 10.17 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of the Current Report on Form 8-K filed by the Company on January 5, 2021).
23.1	Consent of Marcum LLP, independent registered accounting firm for Golden Nugget Online Gaming, Inc.
23.2	Consent of Marcum LLP, independent registered accounting firm for Landcadia Holdings II, Inc.

Exhibit No.	Description
24.1	Power of Attorney (included on the signature page to this registration statement).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB+	XBRL Taxonomy Extension Label Linkbase Document
101.PRE+	XBRL Taxonomy Extension Presentation Linkbase Document

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**
Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv). The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

(b)
Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17. Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
if the registrant is relying on Rule 430B:

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)
to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

(6)
that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(7)
that for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of January, 2021.
Golden Nugget Online Gaming, Inc.
By: /s/ Tilman J. Fertitta

Name: Tilman J. Fertitta
Title: Chairman and Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned, whose signature appears below, hereby constitutes and appoints Michael Harwell and Steven L. Scheinthal, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Tilman J. Fertitta Tilman J. Fertitta	Chairman and Chief Executive Officer (Principal Executive Officer)	January 22, 2021
/s/ Michael Harwell Michael Harwell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 22, 2021
/s/ Richard H. Liem Richard H. Liem	Director	January 22, 2021
/s/ Steven L. Scheinthal Steven L. Scheinthal	Director	January 22, 2021
/s/ G. Michael Stevens G. Michael Stevens	Director	January 22, 2021
/s/ Michael Chadwick Michael Chadwick	Director	January 22, 2021
/s/ Scott Kelly Scott Kelly	Director	January 22, 2021